Exhibit 10.29
WEBBANK
and
BLUESTEM BRANDS, INC.
(dba “FINGERHUT”)
BACK-UP ORIGINATOR
REVOLVING LOAN PRODUCT PROGRAM AGREEMENT
Dated as of January 19, 2011
Confidential Treatment Requested
[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

Bluestem Brands, Inc. — WebBank - Back-Up Originator Revolving Loan Product Program Agreement — Final

Bluestem Brands, Inc. — WebBank - Back-Up Originator Revolving Loan Product Program Agreement — Final

SCHEDULES AND EXHIBITS

SCHEDULE 1	Definitions and Construction

EXHIBIT A	The Fingerhut Program

EXHIBIT B	Fingerhut Credit Policy

EXHIBIT C	Form of Application

EXHIBIT D	Account Documentation

EXHIBIT E	Customer Identification Program

EXHIBIT F	Sample Daily Funding Statement

EXHIBIT G	Settlement Account Information

EXHIBIT H	Insurance Summary

EXHIBIT I	Fingerhut Program Compliance Manual

EXHIBIT J	Third Party Service Contractors

EXHIBIT K	Bank Secrecy Act Policy

EXHIBIT L	Debt Waiver Product

EXHIBIT M	Debt Waiver Product Terms and Conditions

EXHIBIT N	Services Provided By Company

EXHIBIT O	Service Level Standards
Bluestem Brands, Inc. — WebBank - Back-Up Originator Revolving Loan Product Program Agreement — Final

          THIS BACK-UP ORIGINATOR REVOLVING LOAN PRODUCT PROGRAM AGREEMENT (“Agreement”), dated as of January 19, 2011 (the “Effective Date”), is made by and between WEBBANK, a Utah-chartered industrial bank having its principal location in Salt Lake City, Utah (“Bank”), and BLUESTEM BRANDS, INC., a Delaware corporation, having its principal location in Eden Prairie, Minnesota (“Company”).
RECITALS
          WHEREAS, Company is a direct marketing retailer of general merchandise and services (“Merchandise”) directly to consumers primarily through catalog, email and internet shopping channels and the Company markets and services, in English and Spanish, an open-end consumer financing program and a closed-end installment loan program for qualifying customers of its Fingerhut Brand (collectively, the “Fingerhut Program”); and
          WHEREAS, Bank is in the business of originating various types of consumer loans, including closed-end installment loan and open-end revolving loan accounts to qualifying Company customers; and
          WHEREAS, Bank and Company are parties to that certain Amended and Restated Revolving Loan Product Program Agreement dated as of August 20, 2010 and that certain Amended and Restated Receivables Sale Agreement dated as of August 20, 2010 which together define an open-end consumer financing program for qualifying customers of Company’s Gettington.com brand (the “Gettington Program”); and,
          WHEREAS, Company and a financial institution other than the Bank (the “Existing Bank”) are parties to agreements pursuant to which the Existing Bank currently originates consumer credit in connection with the Fingerhut Program and sells to the Company all receivables generated by the Fingerhut Program (the “Fingerhut Receivables”) and the Company purchases and services all Fingerhut Receivables; and
          WHEREAS, Company desires that Bank: (1) serve as back-up originator to the Existing Bank, not originating any loans or credit in such capacity but standing ready, willing and able to act as the originator under the Fingerhut Program upon notice (the “Activation Notice”) from Company (in such capacity, the Bank may be referred to as the “Back-Up Originator”); (2) serve as the originator under the Fingerhut Program in the event that Company provides the Activation Notice to the Bank; and (3) on or after the effective date set forth in the Activation Notice, if requested by the Company, acquire those accounts originated by the Existing Bank in connection with the Fingerhut Program prior to the effective date set forth in the Activation Notice (the “Existing Accounts”); and
          WHEREAS, Bank desires: (1) to serve as Back-Up Originator to the Existing Bank in connection with the Fingerhut Program; (2) to serve as an originator under the Fingerhut Program in the event that Company provides the Activation Notice to the Bank; and (3) on or after the effective date set forth in the Activation Notice, if requested by the Company, to acquire the Existing Accounts, subject to and in accordance with the terms and conditions set forth in this Agreement; and
          WHEREAS, Bank and Company are parties to that certain Back-Up Originator
Bluestem Brands, Inc. — WebBank - Back-Up Originator Revolving Loan Product Program Agreement — Final

Receivables Sales Agreement, dated of even date herewith (the “Back-Up Originator RSA”) pursuant to which the Company will purchase the Fingerhut Receivables originated hereunder.
AGREEMENT
          NOW, THEREFORE, in consideration of the foregoing Recitals and the terms, conditions, representations and warranties, and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company mutually agree as follows:
1.	Definitions. The terms used in this Agreement shall be defined as set forth in Schedule 1 and this Agreement shall be construed in accordance with the rules of construction set forth in Schedule 1.
2.	Back-Up Originator.
(a)	Prior to the Program Start Date, the Bank shall serve as the Back-Up Originator for the Fingerhut Program. The Bank, in its capacity as Back-Up Originator, and the Company shall each: (i) appoint designated representatives to coordinate the relationship under the Fingerhut Program and ensure that such representatives maintain periodic communications with the other party’s designated representatives; and (ii) maintain all internal systems, documentation and procedures which would be necessary in the event the Bank were to replace the Existing Bank and become the originator for the Fingerhut Program pursuant to the terms and conditions of this Agreement.
(b)	Commencing on the Effective Date and continuing until the Program Start Date, the Company will pay the Bank a monthly service fee of [ * ] (the “Monthly Back-Up Originator Fee”). The Monthly Back-Up Originator Fee will be payable within five (5) Business Days after the end of each calendar month. The Company shall pay a pro-rated portion of the Monthly Back-Up Originator Fee for each partial calendar month, if any, within five (5) Business Days after the end of any such partial calendar month.
(c)	At any time during the term of this Agreement, Company may designate the Program Start Date by providing the Activation Notice to the Bank, which the Company shall provide and the Bank shall receive not less than five (5) Business Days’ prior to the effective Program Start Date; provided, however, that the Company shall use its reasonable efforts to provide thirty (30) days’ prior written notice (or, if thirty (30) days’ notice is not reasonably practicable, such period of notice in excess of five (5) days that may be reasonable under the circumstances) of the effective Program Start Date.
(d)	On or after the Program Start Date, and subject to the terms and conditions of this Agreement, the Company may cause the Existing Bank to transfer, assign, and convey the Existing Accounts to the Bank upon such terms and conditions as are mutually agreeable between the Existing Bank, the Bank, and the Company and the Company shall pay any and all costs and expenses in connection with and in any way related to the transfer, assignment, and conveyance of the Existing Accounts from the Existing Bank to the Bank, including, without limitation, all of Bank’s reasonable out of pocket costs and expenses,
Bluestem Brands, Inc. — WebBank - Back-Up Originator Revolving Loan Product Program Agreement — Final
[*]	Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission but excluding any corporate allocations, administrative fees, and mark-ups imposed by the Bank. Company, on Bank’s behalf, and at Company’s sole expense, shall issue new borrower terms and conditions and re-issue cards, if applicable, in accordance with the Consumer Finance Materials, to holders of those Existing Accounts that have been transferred, assigned, and conveyed from the Existing Bank to the Bank.
(e)	Commencing on the Effective Date and continuing until the Program Start Date, the Company agrees to provide Bank with prior written notice of any proposed amendments, modifications, or other changes related to the Fingerhut Program with the Existing Bank as originator to the extent that any such amendments, modifications, or other changes: (i) do not comply in all respects with the terms and conditions in this Agreement; and/or (ii) would require notification to the Bank if such amendments, modifications, or other changes were proposed by Company to Bank after the Program Start Date with respect to the Fingerhut Program with Bank as the originator, including without limitation any amendments, modifications, or other changes to any of the terms of Exhibits B, C or D hereto. Upon issuance of an Activation Notice to the Bank, Company shall provide to Bank copies of all then current documents, forms, and other materials related to the Fingerhut Program including, without limitation, the Consumer Finance Materials, for review during the ninety (90) day period following Company’s delivery of the Activation Notice (the “Review Period”). Company shall incorporate any changes to the Fingerhut Program and the related documents, forms, and materials including, without limitation, the Consumer Finance Materials, which may be required by Bank within five (5) days notice thereof. Notwithstanding the foregoing sentence, but subject to the other terms and conditions of this Agreement, with respect to documents, forms and other materials related to the Fingerhut Program that Company has actually printed prior to the Company’s issuance of an Activation Notice, such as Company’s so-called “Welcome Kits” and catalogs, Company shall incorporate any changes required by Bank as soon as possible, but in no event later than ninety (90) days from notice thereof. During the Review Period, but subject to the other terms and conditions set forth in this Agreement, Company may continue to use the Fingerhut Program materials in place as of the date the Company delivers the Activation Notice to Bank. Notwithstanding the foregoing or anything to the contrary herein, within fourteen (14) days of Bank’s receipt of Company’s notice of any proposed amendments, modifications, or other changes related to the Fingerhut Program with the Existing Bank, Bank shall have the right to provide notice to Company of any objection to any such proposed amendments, modifications, or other changes related to the Fingerhut Program with the Existing Bank. In the event that Company implements any proposed amendments, modifications, or other changes related to the Fingerhut Program with the Existing Bank to which Bank has provided an objection notice, Bank shall have the option, in its sole and absolute discretion, to: (i) refuse to accept the transfer of any Existing Account after Company implements any proposed amendments, modifications, or other changes related to the Fingerhut Program with the Existing Bank to which Bank has provided an objection notice, except to the extent that Applicable Law permits the Company and/or Bank to provide a valid and enforceable change in terms notice to fully address and remove Bank’s objection to any such amendments, modifications, or other changes; and (ii) refuse to serve as originator under the Fingerhut Program until such time as Company has revised the Fingerhut Program to remove any amendments, modifications, or other changes that Company implemented over Bank’s objection.
Bluestem Brands, Inc. — WebBank - Back-Up Originator Revolving Loan Product Program Agreement — Final

(f)	The Bank and Company agree that the Bank’s obligation to serve as the originator under the Fingerhut Program and to accept the transfer, assignment, or conveyance of the Existing Accounts as provided in this Agreement will not take effect, and will not become valid and operative, if: (i) the Company’s representations and warranties in this Agreement are not true, accurate, and complete as of the date that the Company delivers the Activation Notice to the Bank and on the Program Start Date; (ii) the Company is in default of any of its obligations to the Bank under the terms of this Agreement and/or any other agreements between the Company and the Bank, including that certain Amended and Restated Revolving Loan Product Program Agreement dated as of August 20, 2010 and that certain Amended and Restated Receivables Sale Agreement dated as of August 20,2010; or (iii) the Company and the Bank have not agreed to Consumer Finance Materials as provided in Section 5 herein or the Company has failed to comply in any relevant respect with its obligations under Section 2(e).
(g)	Notwithstanding anything to the contrary herein, the Parties’ respective rights and obligations under Sections 3, 4, 6, 7, 8, 9, 11, 22, and 23 of this Agreement shall not be effective until the Program Start Date.
3.	Marketing of Accounts; Offering Debt Waiver Product.
(a)	At its own cost, Company shall promote and market the Fingerhut Program and the Accounts via mail, email, the Internet and any other form of media determined to be appropriate by Company. Bank shall have the right to direct the Company not to promote or market the Fingerhut Program through any media channels or vendors that Bank deems, in its reasonable discretion, to be unsuitable or harmful to Bank’s reputation. Bank agrees that Company may refer to Bank and the Fingerhut Program in promotional and marketing materials, including marketing scripts, upon the condition that any references to Bank and/or the Fingerhut Program in any such materials which relate to the extension of credit by Bank or Bank’s participation in the Fingerhut Program must receive the prior written Approval of Bank. Company shall ensure that all promotional and marketing materials and marketing strategies relating to the Fingerhut Program, including without limitation the extension of credit by Bank, shall be accurate, not misleading, and comply with Applicable Laws.
(b)	Bank shall review any materials submitted by Company in accordance with Section 3(a) and notify Company of its Approval or objection within five (5) Business Days after Bank’s receipt of such materials. Further, subject to the foregoing sentence, the parties shall cooperate in good faith to develop and document a process for the review of promotional and marketing materials.
(c)	At its own cost, Company, on behalf of Bank, shall offer and promote to Applicants and Borrowers a debt waiver product with terms and features recommended by Company and approved by Bank in its sole discretion, initially as described in Exhibit L attached hereto (“Debt Waiver Product”), and as amended, modified, or otherwise changed from time to time, subject to prior written Approval of Bank. Company shall administer the Debt Waiver Product in accordance with the Debt Waiver Product Terms and Conditions described in Exhibit M attached hereto, and as amended, modified, or otherwise changed
Bluestem Brands, Inc. — WebBank - Back-Up Originator Revolving Loan Product Program Agreement — Final

from time to time by Bank. Company agrees that it will promptly cancel or suppress, as applicable, any indebtedness of Borrower under an Account in accordance with the Debt Waiver Product purchased by such Borrower.
(d)	Bank shall pay Company an amount equal to the amounts actually collected from Borrowers for the purchase of the Debt Waiver Product (“Premiums”), less the fees retained by Bank in the following amounts: (i) [ * ] of Premiums collected during each Measuring Period; (ii) [ * ] of Premiums collected during each Measuring Period between [ * ] and [ * ]; and (iii) [ * ] of Premiums collected in excess of [ * ] during each Measuring Period. In the event that Company collects any Premiums on behalf of Bank, Company shall pay Bank the applicable fees for all such Premiums collected during any calendar month not later than ten (10) days following the end of such calendar month.
4.	Bank to Extend Credit; Origination Fees; Minimum Origination Fees.
(a)	Bank agrees to make Accounts available, in accordance with the Fingerhut Credit Policy, to qualifying Applicants residing in any state in the United States, its territories, or the District of Columbia. All Accounts shall be originated by Bank using the origination system of Company or its designated service provider. Company acknowledges that approval of an Application creates a creditor-borrower relationship between Bank and Borrower which involves, among other things, the establishment of an account, the extension of credit, the disbursement of loan proceeds, and the collection of loan payments by Bank. Nothing in this Agreement shall obligate Bank to extend credit to an Applicant or make an advance on an Account or Existing Account if Bank determines that doing so would be an unsafe or unsound banking practice; provided, however, that in such an event, Bank shall notify Company of its determination.
(b)	Subject to the provisions for Minimum Origination Fees in subsection (c) below, Company shall pay to the Bank an origination fee (“Origination Fee”) for each Account Advance equal to: (i) [ * ] for the first [ * ] of Fingerhut Receivables originated by Bank in each Measuring Period; (ii) [ * ] over [ * ] of Fingerhut Receivables originated by Bank in each Measuring Period; and, (iii) [ * ] over [ * ] of Fingerhut Receivables originated by Bank in each Measuring Period, including during any Renewal Term. Company shall pay the Origination Fee to Bank in accordance with the terms of the Back-Up Originator RSA.
(c)	Company shall pay Origination Fees in the minimum amounts (“Minimum Origination
Bluestem Brands, Inc. — WebBank - Back-Up Originator Revolving Loan Product Program Agreement — Final
[*]	Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

Fees”) of [ * ] during each Measuring Period. An amount equal one-twelfth (1/12) of the Minimum Origination Fees shall be paid to the Bank on a monthly basis; provided, however, that such monthly amount paid by the Company to the Bank shall be no less than [ * ] (the “Minimum Monthly Payment”), with a pro-rated portion of the Minimum Monthly Payment being paid to the Bank for a partial calendar month, if any, immediately following the Program Start Date. To the extent the payment made in respect of Origination Fees paid during any calendar month are less than the then applicable prorated Minimum Monthly Payment, the Company shall pay such difference to Bank not later than five (5) Business Days from the conclusion of each month and each subsequent month thereafter until such time as the aggregate Origination Fees paid equal the then applicable Minimum Origination Fees. Company shall make the payment in respect of Origination Fees above and beyond the Minimum Monthly Payments once the aggregate of the Origination Fees exceed the sum of the Minimum Monthly Payments at any time during each applicable twelve (12)-month period in accordance with the terms of the Back-Up Originator RSA.
5.	Consumer Documents and Fingerhut Credit Policy. The following documents, terms and procedures (“Consumer Finance Materials”) will be used by the Company and, as applicable, the Bank with respect to the Accounts and, as applicable, the Existing Accounts: (i) Fingerhut Program description (financial terms of Accounts) as Exhibit A; (ii) Fingerhut Credit Policy as Exhibit B; (iii) form of Application, including disclosures required by Applicable Law, as Exhibit C; (iv) Account Documentation, including the forms of Account Agreement, privacy policy and privacy notices and monthly Account statements- as Exhibit D; Customer Identification Procedures as Exhibit E; (v) Sample Daily Funding Statement as Exhibit F; Settlement Account Information as Exhibit G; Insurance Requirements as Exhibit H; Fingerhut Program Compliance Manual as Exhibit I; Third Party Service Contractors as Exhibit J; Bank Secrecy Act Policy as Exhibit K; Debt Waiver Product as Exhibit L; and Debt Waiver Product Terms and Conditions as Exhibit M. Following the Program Start Date, with the exception of the Fingerhut Credit Policy, Exhibit B, the Consumer Finance Materials shall not be changed without the prior written consent of both Parties, which consent shall not be unreasonably withheld or delayed; provided, however that Bank may require changes to the Consumer Finance Materials upon written notice provided to Company, but without Company’s prior written consent, to the extent that Bank is advised by legal counselor a Regulatory Authority that such change is required by Applicable Laws or necessitated by safety and soundness concerns. In addition, Company will notify Bank if any of the form communications to Applicants and Borrowers relating specifically to the extension of credit, which forms the Company has provided, or will provide to the Bank prior to the Program Start Date, are changed. Notwithstanding the foregoing, following the Program Start Date, no change may be made to the Fingerhut Credit Policy, Exhibit B, unless such change has been approved by the Bank’s Board of Directors, in its sole discretion. The Parties acknowledge that each Account Agreement and all other documents referring to the creditor for the Fingerhut Program shall identify the Bank as the creditor for the Accounts at the time of Account origination, and that all checks or other items in repayment of Account Advances shall be made payable to Bank or its assigns so long as Bank owns such Account Advances. Company shall ensure that the Consumer Finance Materials comply with Applicable Laws.
Bluestem Brands, Inc. — WebBank - Back-Up Originator Revolving Loan Product Program Agreement — Final
[*]	Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

6.	Account Referral, Processing and Origination.
(a)	In connection with Company’s Fingerhut Brand Merchandise, Company shall distribute, promote and process Applications from Applicants for Accounts, on behalf of Bank (including retrieving credit reports) to determine whether the Applicant meets the eligibility criteria set forth in the Fingerhut Credit Policy. Company will only process Applications on behalf of Bank from residents of the United States, its territories and the District of Columbia that have had their identity verified and are not listed on the United States Department of the Treasury’s Office of Foreign Assets Control (OFAC) list of Specially Designated Nationals and Blocked Persons. Company shall promptly respond on behalf of Bank to all inquiries from Applicants regarding the application process. All such Applications, except as set forth below on an exception basis, shall be automatically adjudicated utilizing the Fingerhut Credit Policy.
(b)	Upon Bank’s request, Company shall forward to Bank mutually agreed information, which shall include at a minimum, the name, address, social security number and date of birth, of each Applicant who meets the eligibility criteria set forth in the Fingerhut Credit Policy. Company shall forward to Bank those Applications that require discretionary approval action. Company shall have no discretion to override the Fingerhut Credit Policy with respect to any Applications and Company must obtain Bank’s prior written consent to establish any Account with respect to an Applicant that does not satisfy the eligibility criteria set forth in the Fingerhut Credit Policy.
(c)	Subject to the terms of this Agreement, Bank shall establish Accounts with respect to Applicants who meet the eligibility criteria set forth in the Fingerhut Credit Policy. Company, on behalf of the Bank, shall promote the Debt Waiver Product offered by the Bank to each such qualifying Applicant. Except as otherwise provided in the Program Documents, Bank shall maintain ownership of all Accounts established under the Fingerhut Program and all Existing Accounts that have been transferred, assigned, and conveyed from the Existing Bank to the Bank.
(d)	Pursuant to procedures mutually agreed by the Parties, Company shall deliver adverse action notices on behalf of Bank to Applicants who do not meet Fingerhut Credit Policy criteria or are otherwise denied credit by Bank.
(e)	On behalf of Bank, Company shall deliver Fingerhut Program privacy notices and Account Agreements to Borrowers, and shall authorize or decline each Account Advance requested by a Borrower in accordance with the Fingerhut Credit Policy. Pursuant to procedures mutually agreed by the Parties, if the Company declines a Borrower’s Account Advance request on behalf of Bank in accordance with the Fingerhut Credit Policy, Company shall deliver an adverse action notice to the Borrower.
(f)	Company shall hold and maintain, as custodian for Bank, all documents of Bank pertaining to Accounts and, as applicable, Existing Accounts. At Bank’s request, Company shall provide Bank with immediate access to the originals or copies of such documents in accordance with Bank’s reasonable request.

(g)	Company shall perform the obligations described in Section 6 and 7 and the services set forth in Exhibit N hereto, and deliver any customer communications to Applicants and Borrowers as necessary to carry on the Fingerhut Program, all at Company’s own cost and in accordance with Applicable Laws.
7.	Servicing of Accounts and Existing Accounts. Company shall service the Accounts and, as applicable, the Existing Accounts for as long as Bank owns the Accounts and Existing Accounts. Such Account and Existing Account servicing shall include, without limitation, Account and Existing Account transaction authorization, preparation and mailing of account statements, undertaking collections, providing customer service (including responding to credit limit adjustment requests in accordance with the Fingerhut Credit Policy), crediting Accounts and Existing Accounts in respect of unauthorized charges, chargebacks, refunds and adjustments, resolving customer disputes, and providing such other services as are ordinary and customary in the servicing of closed-end installment loan and open-end revolving loan accounts, including the services set forth on Exhibit N hereto. Company shall perform Account and Existing Account servicing all at Company’s own cost and in accordance with the Consumer Finance Materials, Fingerhut Program Compliance Manual, Applicable Laws, and with the service level standard set forth on Exhibit O hereto. In connection with the foregoing, subject to Company’s data security requirements, Bank shall be provided access to the online system of Company or data processor, as applicable, for the purpose of reviewing the Accounts, the Existing Accounts, and Fingerhut Receivables being serviced. In addition, Bank may review (i) all forms of written communications with Borrowers, including Account and Existing Account statements and collection letters, and customer service scripts and (ii) all communications with regulatory agencies, better business bureaus, or like entities regarding the Fingerhut Program and/or any Account and Existing Account servicing inquiries, in each case, in connection with any examination, inspection, or other review permitted in this Agreement.
8.	Settlement with Company.
(a)	Company will provide a Daily Funding Statement to Bank by e-mail or as otherwise mutually agreed on each applicable Business Day no later than 11:00 a.m. Eastern Time, which statement shall detail the Settlement Amount for all Accounts that are ready for settlement by Bank. The Daily Funding Statement shall be substantially in the form of Exhibit F attached hereto. No later than 4:00 p.m. Eastern Time on the same Business Day as Bank receives the Daily Funding Statement, but subject to the provisions of the Program Documents, Bank shall transfer in immediately available funds to the Company’s Settlement Account, as initially identified on Exhibit G attached hereto, but which the Company may change from time to time upon prior written notice to Bank, the Settlement Amount due to Company for the purchase of Merchandise by Borrowers as set forth on the applicable Daily Funding Statement. Failure to strictly adhere to the times referenced in this Section 8(a), shall not constitute a technical breach of this Agreement, provided that performance occurs on the same Business Day.
(b)	The obligation of Bank to disburse the Settlement Amount stated on a Daily Funding Statement is, in each instance, subject to the satisfaction of the following conditions precedent:
Bluestem Brands, Inc. — WebBank - Back-Up Originator Revolving Loan Product Program Agreement — Final

(1)	the representations and warranties of Company set forth in the Program Documents shall be true, complete, and correct in all material respects; and,
(2)	the obligations of Company set forth in the Program Documents to be performed prior to the applicable settlement shall have been performed prior to each disbursement of the proceeds of each such Account Advance by Bank.
9.	Customer Disputes and Refunds.
(a)	With respect to any Merchandise returns accepted by Company or customer refunds provided by Company under its customer satisfaction policy or otherwise, for a purchase that was originally financed via an Account or Existing Account, Company shall, to the extent of the outstanding balance of the Fingerhut Receivable with respect to such Account or Existing Account, pay the refund amount to the Person owning and holding such Fingerhut Receivable within three (3) Business Days after the Merchandise return is accepted or the customer refund is made, as applicable. Company shall ensure that any amounts paid as provided in the foregoing sentence are credited by the Person to the applicable Account or Existing Account.
(b)	Company shall ensure that all monetary adjustments and/or credits agreed upon by Company in resolving any Customer dispute regarding Merchandise purchased via an Account or Existing Account shall promptly be communicated to the Person owning and holding the Fingerhut Receivable with respect to such Account or Existing Account at the time of the adjustment. The procedures for applying such adjustments and/or credits to the Fingerhut Receivables shall be mutually agreed upon by the Parties.
10.	Representations and Warranties.
(a)	Bank hereby represents, warrants or covenants, as applicable, to Company as of the Effective Date that:
(1)	Bank is an FDIC-insured Utah-chartered industrial bank, duly organized, validly existing under the laws of the State of Utah and has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the charter or bylaws of Bank and will not result in a material breach of or constitute a default under, or require any consent under, any indenture, loan, or material agreement to which Bank is a party unless such breach or default is waived or consent is obtained;
(2)	All approvals, authorizations, licenses, registrations, consents, and other actions by, notices to, and filings with, any Person that may be required in connection with the execution, delivery, and performance of this Agreement by Bank, have been obtained (other than those required to be made to or received from Borrowers and Applicants);
(3)	This Agreement constitutes a legal, valid, and binding obligation of Bank, enforceable against Bank in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium,
Bluestem Brands, Inc. — WebBank - Back-Up Originator Revolving Loan Product Program Agreement — Final

receivership, conservatorship or other similar laws now or hereafter in effect, including the rights and obligations of receivers and conservators under 12 U.S.C. §§ 1821 (d) and (e), which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(4)	There are no proceedings or investigations pending or, to the best knowledge of Bank, threatened against Bank (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Bank pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Bank, would materially and adversely affect the performance by Bank of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) that would have a materially adverse financial effect on Bank or its operations if resolved adversely to it;
(5)	Bank is not Insolvent;
(6)	The execution, delivery and performance of this Agreement by Bank comply in all material respects with Utah and federal banking laws specifically applicable to Bank’s operations; provided that Bank makes no representation or warranty regarding compliance with Utah or federal banking laws relating to consumer protection, consumer lending, loan collections, anti-money-laundering or privacy;
(7)	The Proprietary Materials Bank licenses to Company pursuant to Section 15, and their use as contemplated by this Agreement, do not violate or infringe upon, or constitute an infringement or misappropriation of, any U.S. patent, copyright or U.S. trademark, service mark, trade name or trade secret of any person or entity and Bank has the right to grant the licenses set forth in Sections 15(a) and 15(b) below; and
(8)	Bank shall comply with Title V of the Gramm-Leach-Bliley Act and the implementing regulations of the Federal Trade Commission, including but not limited to applicable limits on the use, disclosure, storage, and safeguarding of Applicant and Borrower information, and shall maintain reasonable disaster recovery protections; provided, however, that the Bank’s representation in this subsection 10(a)(8) shall not apply to obligations of Company, which are performed on behalf of the Bank.
(b)	Company hereby represents and warrants to Bank as of the Effective Date and on each date that Company provides a Daily Funding Statement to Bank that:
(1)	Company is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware, and has full power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the articles or bylaws of Company and will not result in a material breach of or constitute a default under or require any consent under any material indenture, loan, or Material Agreement to which Company is a party, unless
Bluestem Brands, Inc. — WebBank - Back-Up Originator Revolving Loan Product Program Agreement — Final

such breach or defaults is waived or consent is obtained;
(2)	All approvals, authorizations, consents, and other actions by, notices to, and filings with any Person required to be obtained for the execution, delivery, and performance of this Agreement by Company, have been obtained;
(3)	This Agreement constitutes a legal, valid, and binding obligation of Company, enforceable against Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(4)	There are no proceedings or investigations pending or, to the best knowledge of Company, threatened against Company (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Company pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Company, would materially and adversely affect the performance by Company of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, or (v) that would have a materially adverse financial effect on Company or its operations if resolved adversely to it;
(5)	Company is not Insolvent;
(6)	The execution, delivery and performance of this Agreement by Company, including without limitation, the Company’s obligations in Sections 3 and 6 herein, the servicing of Accounts, the Consumer Finance Materials, the promotional and marketing materials, and marketing strategies shall all comply in all material respects with Applicable Laws;
(7)	The Proprietary Materials Company licenses to Bank pursuant to Section 15, and their use as contemplated by this Agreement, do not violate or infringe upon, or constitute an infringement or misappropriation of, any U.S. patent, copyright or U.S. trademark, service mark, trade name or trade secret of any person or entity and Company has the right to grant the license set forth in Section 15 (a) below; and
(8)	Company shall comply with Title V of the Gramm-Leach-Bliley Act and the implementing regulations of the Federal Trade Commission, including but not limited to applicable limits on the use, disclosure, storage and safeguarding of Applicant and Borrower information, and shall maintain reasonable disaster recovery protections.
(c)	Company hereby represents and warrants to Bank as of each Settlement Date that:
(1)	For each Account and Existing Account and each Account Advance: (i) to the best of Company’s knowledge, none of the information in the related Application is false, incomplete, and/or inaccurate; (ii) all required disclosures to Borrowers have been delivered in compliance with Applicable Laws; (iii) the Account Agreement and all
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other Account or Existing Account documents are genuine and legally binding and enforceable, conform in all material respects to the requirements of the Fingerhut Program and were prepared in conformity with the Fingerhut Program Compliance Manual and all Applicable Laws; (iv) all necessary approvals required to be obtained by Company have been obtained; (v) that the Company has taken no action that would prohibit the sale of Fingerhut Receivables by Bank; and (vi) as between the Company, the Bank, and any Third Party Beneficiaries, the Bank is the sole owner of the Fingerhut Receivables prior to the sale of the Fingerhut Receivables to Company and Company has no interest or claim in and to the Fingerhut Receivables prior to the sale of the Fingerhut Receivables to Company;
(2)	Each Borrower whose requested Account Advance is listed (in aggregate) on a Daily Funding Statement is eligible for an Account and the requested Account Advance under the Credit Policy; and each Borrower has completed an Application; and
(3)	The information on each Daily Funding Statement is true, complete, and correct in all material respects.
(d)	The representations and warranties of Bank and Company contained in this Section 10 are made continuously throughout the term of this Agreement. In the event that any investigation or proceeding of the nature described in subsections 10(a)(4) and 10(b)(4) is instituted or threatened against either Party, except to the extent prohibited by Applicable Law, such Party shall promptly notify the other Party of the pending or threatened investigation or proceeding.
11.	Other Relationships with Borrowers.
(a)	Separate from the obligation to market Accounts offered by Bank, and subject to the Fingerhut Program privacy policy (including Borrower’s exercise of any rights to opt out of information sharing) and Applicable Laws, Company shall have the right, at its own expense, to solicit Applicants and/or Borrowers with offerings of goods and services from Company and parties other than Bank, provided, however, that in the event that Company uses Bank’s name and/or Proprietary Materials in connection with such offerings, Company shall obtain Bank’s prior Approval for such use, which may be withheld or conditioned in the Bank’s sole discretion. Subject to Applicable Laws and its obligations under this Agreement, Company, at its own cost also shall have the right to include inserts, on its own behalf or on behalf of third parties, to billing statements on Accounts and Existing Accounts (whether in paper or electronic form) and market through messages on such statements; provided, however, that Bank shall have priority for space on the billing statements and in the envelope for matters required by Applicable Laws.
(b)	Except as necessary to carry out its rights and responsibilities under this Agreement and the Back-Up Originator RSA, Bank shall not use Applicant and/or Borrower information and shall not provide or disclose any Applicant and/or Borrower information to any Person, except to the extent required to do so under Applicable Law or legal process. Without limiting the generality of the foregoing, except as otherwise provided in subsection (c) below, Bank shall not use the Applicant and/or Borrower information to do any of the
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following, either directly or indirectly, including through an arrangement with any Person other than the Company: (1) solicit Applicants or Borrowers with product or service offerings (including offerings by third parties); (2) insert any offerings in billing statements to Borrowers, other than offerings approved by Company; or (3) use the names of Applicants or Borrowers, or any other information relating to the Accounts or to the Applicants in way related to this Agreement, other than as specifically authorized in this Agreement.
(c)	Notwithstanding the restrictions set forth in subsection 11 (b) hereof, (i) Bank may make solicitations for goods and services to the public, which may include one or more Applicants or Borrowers; provided that Bank does not (A) target such solicitations to specific Applicants and/or Borrowers, (B) use or permit a third party to use any list of Applicants and/or Borrowers in connection with such solicitations or (C) refer to or otherwise use the name of Company; and (ii) Bank shall not be obligated to redact the names of Applicants and/or Borrowers from marketing lists acquired from third parties (e.g., subscription lists) that Bank uses for solicitations. Further, the Bank shall not be restricted from responding to unsolicited requests or inquiries made by an Applicant and/or Borrower for any product or service offered by the Bank or its Affiliates.
(d)	The terms of this Section 11 shall survive the expiration or earlier termination of this Agreement.
12.	Indemnification.
(a)	Company agrees to indemnify, defend and hold harmless Bank and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities (the “Bank Indemnified Parties”) from and against any and all claims, actions, liability, judgments, damages, costs and expenses, including reasonable attorneys’ fees (“Losses”) that may arise from: (i) Bank’s participation in the Fingerhut Program as contemplated by the Program Documents, (including Losses arising from a violation of Applicable Laws or a breach by Company or its agents, subcontractors, or representatives of any of Company’s obligations or undertakings under the Program Documents and notwithstanding any materiality qualifier made in connection with any of the Company’s representations and warranties set forth herein), unless such Loss results from the gross negligence or willful misconduct of Bank; (ii) the origination and/or servicing of the Existing Accounts; (iii) the transfer, assignment, and conveyance of the Existing Accounts from the Existing Bank to the Bank; and (iv) the agreements between the Existing Bank and the Company relating to the origination and/or servicing of the Existing Accounts and/or the sale of receivables thereunder.
(b)	The Bank Indemnified Parties are sometimes referred to herein as the “Indemnified Parties,” and Company, as the indemnitor hereunder, is sometimes referred to herein as the “Indemnifying Party.”
(c)	Any Indemnified Party seeking indemnification hereunder shall immediately notify the Indemnifying Party, in writing, of any notice of the assertion by any third party of any claim or of the commencement by any third party of any legal or regulatory proceeding,
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arbitration or action, or if the Indemnified Party determines the existence of any such claim or the commencement by any third party of any such legal or regulatory proceeding, arbitration or action, whether or not the same shall have been asserted or initiated, in any case with respect to which the Indemnifying Party is or may be obligated to provide indemnification (an “Indemnifiable Claim”), specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the Loss, provided that failure to promptly give such notice shall only limit the liability of the Indemnifying Party to the extent of the actual prejudice, if any, suffered by such Indemnifying Party as a result of such failure. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter information and documentation reasonably requested by such Indemnifying Party to defend against the claim asserted.
(d)	The Indemnifying Party shall have thirty (30) days after receipt of any notification of an Indemnifiable Claim (a “Claim Notice”) to notify the Indemnified Party of the Indemnifying Party’s election to assume the defense of the Indemnifiable Claim and, through counsel of its own choosing, and at its own expense, to commence the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith if such cooperation is so requested and the request is reasonable; provided that the Indemnifying Party shall hold the Indemnified Party harmless from all its reasonable out-of-pocket expenses, including reasonable attorneys’ fees, incurred in connection with the Indemnified Party’s cooperation. If the Indemnifying Party assumes responsibility for the settlement or defense of any such claim, (i) the Indemnifying Party shall permit the Indemnified Party to participate at the Indemnifying Party’s expense in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed); provided that, in the event that both the Indemnifying Party and the Indemnified Party are defendants in the proceeding and the Indemnified Party shall have reasonably determined and notified the Indemnifying Party that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the fees and expenses of one such counsel for all Indemnified Parties in the aggregate shall be borne by the Indemnifying Party; and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party’s consent, which consent shall not be unreasonably withheld or delayed for any reason if the settlement involves only payment of money, and which consent may be withheld for any reason if the settlement involves more than the payment of money, including any admission by the Indemnified Party. So long as the Indemnifying Party is reasonably contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party’s consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, (i) where such Indemnifiable Claim involves a Bank’s Regulatory Authority, Bank shall retain the right to control the settlement or defense thereof whether Bank is an Indemnifying Party or an Indemnified Party, and (ii) if Bank is the Indemnified Party, Bank shall be entitled to the Indemnifying Party’s cooperation and indemnification, including out-of-pocket expenses, and reasonable attorney’s fees incurred by Bank.
(e)	If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable
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Claim described therein, or if the Indemnifying Party fails to contest vigorously any such Indemnifiable Claim, the Indemnified Party shall have the right, upon notice to the Indemnifying Party, to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided that the Indemnified Party shall notify the Indemnifying Party at least five (5) Business Days prior to any compromise or settlement of any such Indemnifiable Claim. No action taken by the Indemnified Party pursuant to this paragraph (e) shall deprive the Indemnified Party of its rights to indemnification pursuant to this Section 12.
(f)	The terms of this Section 12 shall survive the expiration or earlier termination of this Agreement.
13.	Term and Termination.
(a)	This Agreement shall have an initial term commencing on the Effective Date and continuing through August 20,2013 (the “Initial Term”) and shall renew automatically for successive additional terms of twelve (12) months each (each a “Renewal Term”), unless either Party provides notice of non-renewal to the other Party at least one hundred and eighty (180) days prior to the end of the Initial Term or any Renewal Term or this Agreement is earlier terminated in accordance with the provisions hereof.
(b)	In addition to any other rights or remedies available to the Bank under this Agreement or by law, Bank shall have the right to suspend payments of the Settlement Amounts due to Company (as required under Section 8(a) of this Agreement) during the period commencing with the occurrence of any monetary default, including but not limited to the failure to maintain the Required Balance in the Collateral Account, and ending when such condition has been cured. Notwithstanding such suspension right, Bank may terminate this Agreement upon written notice to Company if Company defaults on its obligations: (i) to make a payment to Bank as provided in Section 2 of the Back-Up Originator RSA and fails to remedy such default within one (1) Business Day after notice thereof from Bank; or (ii) to deposit funds into the Collateral Account as provided in Section 34 of the Back-Up Originator RSA and fails to remedy such default within one (1) Business Day after notice thereof from Bank. Notwithstanding the foregoing cure provisions in the preceding sentence, Company shall have no right to cure a default under (i) and/or (ii) in the preceding sentence if Company has been in default on its obligation to make a payment to Bank as provided in Schedule 2 of the Back-Up Originator RSA or to deposit funds into the Collateral Account as provided in Section 34 of the Back-Up Originator RSA, in each case, more than once in any three (3) month period. In the event of any termination herein, Company shall immediately discontinue processing Accounts and Account Advances under the terms of the Agreement.
(c)	Bank shall have the right to terminate this Agreement immediately upon written notice to Company if: (i) Bank’s continued participation in the Fingerhut Program would be in violation, in Bank’s determination based upon an opinion of counsel, of any Applicable Law, or has been otherwise prohibited pursuant to an order or other action, including any letter or directive of any kind, by Bank’s Regulatory Authority; (ii) a Regulatory Authority with jurisdiction over Bank has provided, formally or informally, concerns about the
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Fingerhut Program and Bank determines, in its sole discretion, based upon an opinion of counsel, that Bank rights and remedies under this Agreement are not sufficient to protect Bank fully against the potential consequences of those concerns; (iii) a fine, penalty, or other form of settlement payment has been assessed against Bank by a Regulatory Authority in connection with the Fingerhut Program, including as a result of a consent order or stipulated judgment; (iv) Company fails to obtain Bank’s Approval or consent on any matter for which Bank’s Approval or consent is required under this Agreement, which for avoidance of doubt the Parties hereto agree that any such failure shall be a material default under this Agreement; or (v) Company fails to notify Bank of any matter for which Company is required to notify Bank under this Agreement, which for avoidance of doubt the Parties hereto agree that any such failure shall be a material default under this Agreement.
(d)	In addition to the termination right set forth in Section 29 herein, a Party shall have a right to terminate this Agreement immediately upon written notice to the other Party in any of the following circumstances:
(1)	any representation or warranty made by the other Party in this Agreement shall be incorrect in any material respect and shall not have been corrected within thirty (30) calendar days after written notice thereof has been given to such other Party;
(2)	the other Party shall default in the performance of any material obligation or undertaking under this Agreement and/or any other agreements between the Company and the Bank, including that certain Amended and Restated Revolving Loan Product Program Agreement dated as of August 20, 2010 and that certain Amended and Restated Receivables Sale Agreement dated as of August 20, 2010 and such default shall continue for thirty (30) calendar days after written notice thereof has been given to such other Party;
(3)	the other Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official or to any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
(4)	an involuntary case or other proceeding, whether pursuant to banking regulations or otherwise, shall be commenced against the other Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property; or an order for relief shall be entered against either Party under the federal bankruptcy laws
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as now or hereafter in effect that is not dismissed within thirty (30) days;

(5)	there is a materially adverse change in the financial condition of the other Party; or

(6)	either Party has terminated the Back-Up Originator RSA in accordance with the terms thereof and any applicable notice period provided therein shall have expired.
(e)	Upon termination of the Agreement by Company pursuant to Section 13(d), at the written request of Company, and subject to Section 13(i) below, Bank shall continue to operate the Fingerhut Program for up to one hundred and eighty (180) days following receipt of Company’s written notice of termination, so long as both Parties continue to perform their respective obligations under the Fingerhut Program during the period contemplated in this Section 13(e). At the conclusion of such period, Bank shall assign to Company or a designee of Company upon such terms and conditions as are reasonably agreeable to Bank all Accounts originated by Bank pursuant to this Agreement and Existing Accounts that have been transferred, assigned, and conveyed from the Existing Bank to the Bank, provided, however, that Company or its designee shall also purchase all outstanding Fingerhut Receivables owned by Bank in connection with Accounts originated under the Fingerhut Program and Existing Accounts that have been transferred, assigned, and conveyed from the Existing Bank to the Bank. If at the conclusion of such period the Company is not able to accept the assignment of the Accounts and Existing Accounts and has not identified a designee to accept assignment of the Accounts and Existing Accounts upon such terms and conditions as are reasonably agreeable to Bank, Bank may close all Accounts and Existing Accounts. All costs associated with closing or transferring Accounts and Existing Accounts shall be borne by Company.

(f)	Except as provided in Section 13(e), Bank shall not be obligated to approve Applications or establish new Accounts or make any advance on any Account or Existing Account after termination of this Agreement.

(g)	The termination of this Agreement either in part or in whole shall not discharge any Party from any obligation incurred prior to such termination, provided that if this Agreement is terminated for any of the events set forth in subsection 13(c), subsection 13(d)(3), or subsection 13(d)(4), Company shall not be required to pay any additional Origination Fee. To secure the obligations of Bank to perform under the Program Documents, Bank hereby grants to Company a security interest in all Accounts, Existing Accounts (as applicable), and all Account Agreements. In the event Company validly terminates this Agreement, after the expiration of any applicable notice and cure periods, Company may exercise all rights and remedies under the Program Documents and under any Applicable Law; provided however, that the security interest granted in this subsection 13(g) may be enforced only in the event that Company validly terminates this Agreement for one or more of the events set forth in subsection 13(d). No termination nor rejection or failure to assume the executor’s obligations under this Agreement in the bankruptcy or receivership of either Party shall be deemed to impair or affect the obligations pertaining to any executed obligations, including, without limitation warranties by either Party pertaining to the obligations that expressly survive termination of this Agreement.

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(h)	Except as provided in Section 13(e), upon termination of this Agreement, Bank shall assign to Company or a designee of Company upon such terms and conditions as are reasonably agreeable to Bank all Accounts originated by Bank pursuant to this Agreement and Existing Accounts that have been transferred, assigned, and conveyed from the Existing Bank to the Bank, provided, however, that Company or its designee shall also purchase all outstanding Fingerhut Receivables owned by Bank in connection with Accounts originated under the Fingerhut Program and Existing Accounts that have been transferred, assigned, and conveyed from the Existing Bank to the Bank. If at the conclusion of such period the Company is not able to accept the assignment of the Accounts and Existing Accounts and has not identified a designee to accept assignment of the Accounts and Existing Accounts upon such terms and conditions as are reasonably agreeable to Bank, Bank may close all Accounts and Existing Accounts. All costs associated with closing or transferring Accounts and Existing Accounts shall be borne by Company.

(i)	Bank’s obligation to operate the Fingerhut Program, establish Accounts, accept Existing Accounts, and make advances on any Accounts or Existing Accounts subsequent to a notice of termination or termination of this Agreement shall in all cases be subject to Applicable Laws and/or regulatory requirements. Further, immediately upon termination of this Agreement, Company shall discontinue offering the Fingerhut Program as a purchase payment option for Company’s Merchandise, including without limitation the removal of all references to the Fingerhut Program from all of the Company’s websites.

(j)	The terms of this Section 13 shall survive the expiration or earlier termination of this Agreement.
14.	Confidentiality.
(a)	Each Party agrees that Confidential Information of the other Party (the “Disclosing Party”) shall be used by each other Party (the “Restricted Party”) solely in the performance of its obligations and exercise of its rights pursuant to the Program Documents. Except as required by Applicable Laws or legal process, the Restricted Party shall not disclose Confidential Information of the Disclosing Party to third parties; provided, however, that the Restricted Party may disclose Confidential Information of a Disclosing Party (i) to the Restricted Party’s Affiliates, agents, representatives or subcontractors for the sole purpose of fulfilling the Restricted Party’s obligations under this Agreement (as long as the Restricted Party exercises commercially reasonable efforts to prohibit any further disclosure by its Affiliates, agents, representatives or subcontractors), provided that in all events, the Restricted Party shall be responsible for any breach of the confidentiality obligations hereunder by any of its Affiliates, agents (other than Company as agent for Bank), representatives or subcontractors, (ii) to the Restricted Party’s auditors, accountants and other professional advisors, or to a Regulatory Authority, or (iii) to the Administrative Agent, other lenders to the Company and the Company’s other financing sources, or (iv) to any other third party as mutually agreed by the Parties.

(b)	A Party’s Confidential Information shall not include information that:
(1)	is generally available to the public;

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(2)	has become publicly known, without fault on the part of the Restricted Party, subsequent to the Restricted Party acquiring the information;

(3)	was otherwise known by, or available to, the Restricted Party prior to April 28, 2008; or

(4)	becomes available to the Restricted Party on a non-confidential basis from a Person, other than a Party to this Agreement, who is not known by the Restricted Party after reasonable inquiry to be bound by a confidentiality agreement with the Disclosing Party or otherwise prohibited from transmitting the information to the Restricted Party.
(c)	Upon written request or upon the termination of this Agreement, each Restricted Party shall return to the Disclosing Party all Confidential Information in its possession that is in written form, including by way of example, but not limited to, reports, plans, and manuals; provided, however, that a Restricted Party may maintain in its possession all such Confidential Information of the Disclosing Party required to be maintained under Applicable Laws relating to the retention of records for the period of time required thereunder.

(d)	In the event that a Restricted Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of the other Party, the Restricted Party will provide the Disclosing Party with prompt notice of such request(s) so that the Disclosing Party may seek an appropriate protective order or other appropriate remedy and/or waive the Restricted Party’s compliance with the provisions of this Agreement. In the event that the Disclosing Party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the Disclosing Party grants a waiver hereunder, the Restricted Party may furnish that portion (and only that portion) of the Confidential Information of the Disclosing Party which the Restricted Party is legally compelled to disclose and will exercise such efforts to obtain reasonable assurance that confidential treatment will be accorded any Confidential Information of the Disclosing Party so furnished as the Restricted Party would exercise in assuring the confidentiality of any of its own Confidential Information.

(e)	The terms of this Section 14 shall survive the expiration or earlier termination of this Agreement.
15.	Proprietary Material.
(a)	Each Party (“Licensing Party”) hereby provides the other Party (“Licensee”) with a non-exclusive, non-transferable, revocable limited license to use and reproduce the Licensing Party’s name, logo, registered trademarks and service marks (“Proprietary Material”) on the Applications, Account Agreements, marketing materials, and otherwise in connection with the fulfillment of Licensee’s obligations under this Agreement; provided, however, that (i) Licensee shall at all times comply with written instructions provided by Licensing Party regarding the use of its Proprietary Material, and (ii) Licensee acknowledges that, except as specifically provided in this Agreement, it will acquire no interest in Licensing Party’s Proprietary Material, including without limitation, any and all

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goodwill arising from the Licensee’s use of the Licensing Party’s Proprietary Material, which shall inure solely to the Licensing Party. Upon termination of this Agreement, Licensee will cease using Licensing Party’s Proprietary Material.

(b)	No Licensee shall use the Licensing Party’s Proprietary Material for any purpose other than as set forth in subsection (a) above whatsoever without the prior written consent, in each instance, of the Licensing Party. Further, no Licensee shall at any time adopt or use, without the Licensing Party’s prior written consent, any variation of Licensing Party’s Proprietary Material, including translations, or any mark likely to be similar to or confusing with any of the Licensing Party’s Proprietary Material. In the event that Licensing Party consents to any variation of Licensing Party’s Proprietary Material, the Licensee hereby agrees that Licensing Party shall own such new mark and shall, at its cost and expense, file and obtain in Licensing Party’s name all United States and international trademark registrations.
16.	Relationship of Parties. The Parties agree that in performing their responsibilities pursuant to this Agreement, they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or any association for profit between Bank and Company.

17.	Expenses.
(a)	Except as set forth herein, each Party shall bear the costs and expenses of performing its obligations under this Agreement.

(b)	Company shall bear all of its expenses in the originating and servicing of the Accounts and those Existing Accounts that have been that have been transferred, assigned, and conveyed from the Existing Bank to the Bank. Company shall also pay all costs of obtaining credit reports, performing initial and ongoing credit and compliance screening, and delivering adverse action notices.

(c)	Company shall pay all wire transfer and ACH costs for transfers by Bank under the Fingerhut Program. Company shall reimburse Bank for all third party bank fees incurred by Bank in connection with the performance of this Agreement.

(d)	Company shall reimburse Bank for Bank’s reasonable out of pocket expenses incurred in the performance of on-site reviews of Company’s financial condition, operations, internal controls and subcontracting arrangements in accordance with Section 19 hereunder; provided, however, all such out of pocket expenses shall be invoiced by the Bank on a monthly basis and paid for by Company at the Bank’s actual cost therefore, and shall not include any corporate allocations, administrative fees, mark-ups imposed by the Bank, or other non-reimbursable expenses of inspection to be borne by Bank specifically provided in Section 19 hereunder.

(e)	The Company shall pay such other costs and expenses as are set forth on the Term Sheet.

(f)	Each Party shall be responsible for payment of any federal, state, or local taxes or assessments associated with the performance of its obligations under this Agreement and

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for compliance with all filing, registration and other requirements with regard thereto.

(h)	Within ten (10) days after receipt of an invoice from Bank, Company shall reimburse Bank for all of: (i) Bank’s reasonable out-of-pocket legal fees directly related to the Program, including Bank’s attorneys’ fees and expenses in connection with the preparation, negotiation, execution, and delivery of the Program Documents; (ii) any amendment, modification, administration, collection and enforcement of the Program Documents; (iii) any modification of the Consumer Finance Materials or other documents or disclosures related to the Program; (iv) any dispute or litigation arising out of or related to the Program; and (v) all of Bank’s reasonable out-of-pocket costs and expenses for any other third-party professional services related to the Fingerhut Program, including the services of any third-party compliance specialists in connection with Bank’s preparation of policies and procedures and Bank’s review of the Fingerhut Program, including examinations, inspections, and audits made in accordance with the terms of the Program Documents. Without limiting the generality of the foregoing, and in addition to the foregoing rights, within ten (10) days after receipt of an invoice from Bank, Company shall reimburse Bank for all of Bank’s reasonable out-of-pocket costs and expenses related to Bank’s annual audit of the Fingerhut Program and the Company’s obligations under or in any way connected with or related to the Program Documents, including without limitation the Bank’s reasonable out-of-pocket costs and expenses for any third-party professional services, attorneys fees, and/or third-party compliance specialists.
18.	Examination. Each Party agrees to submit to any examination that may be required by a Regulatory Authority having jurisdiction over the other Party, during regular business hours and upon reasonable prior notice, and to otherwise provide reasonable cooperation to the other Party in responding to such Regulatory Authorities’ inquiries and requests relating to the Fingerhut Program.

19.	Inspection; Reports. Each Party, upon reasonable prior notice from the other Party, agrees to submit to an inspection of its books, records, accounts, and facilities relevant to the Fingerhut Program, from time to time, during regular business hours subject, in the case of Bank, to the duty of confidentiality it owes to its customers and banking secrecy and confidentiality requirements otherwise applicable under Applicable Laws. When possible, Bank will avoid conducting any such inspections during Company’s Fourth Quarter. Except as otherwise specifically provided herein, all expenses of inspection shall be borne by the Party conducting the inspection. Notwithstanding the obligation of each Party to bear its own expenses of inspection, in accordance with Section 17(d), Company shall reimburse Bank for reasonable out of pocket expenses incurred by Bank in the performance of on-site reviews of Company’s financial condition, operations, internal controls and subcontracting arrangements. Company shall store all documentation and electronic data related to its performance under this Agreement consistent with its existing document and data storage and retention practices as of the date hereof and shall make such documentation and data available during any inspection by Bank or its designee. From time to time upon Bank’s request, Company shall report to Bank regarding the performance of its obligations, including the performance of its Account and Existing Account servicing obligations according to the service level standards (Exhibit O).

20.	Governing Law; Waiver of Jury Trial. This Agreement shall be interpreted and construed in

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accordance with the laws of the State of Utah, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER.

21.	Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions hereof in such jurisdiction or rendering such provision or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

22.	Assignment. This Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the Parties and their respective successors, and permitted assigns. Neither Party shall be entitled to assign or transfer any interest under this Agreement without the prior written consent of the other Party, except that Bank may assign this Agreement or any of its rights or obligations arising hereunder to the surviving entity in a merger, sale, acquisition, or consolidation in which it participates. No assignment under this Section 22 shall relieve Bank or Company of its obligations under this Agreement. Company may use subcontractors in the performance of its obligations under this Agreement; provided that Company shall be fully responsible for the acts and omissions of its subcontractors, including the subcontractors’ compliance with the terms of the Agreement and all Applicable Laws. Notwithstanding the prohibition on assignment in the second sentence of this Section 22, Bank hereby acknowledges and consents to (i) the sale, transfer and assignment by Company of all of its right, title and interest (but excluding all of Company’s obligations, including, without limitation, Company’s obligations under Section 34 of the Back-Up Originator RSA) in, to and under the Fingerhut Receivables, the Account Agreements and the Program Documents, whether now existing or hereafter acquired (the “Assigned Interests”), pursuant to the Receivables Purchase Agreement (“RPA”), dated as of August 20, 2010 between Company and Fingerhut Receivables I, LLC (“Fingerhut Receivables LLC”), as the same may be amended, supplemented or otherwise modified, or refinanced, restated or replaced (with the same or different financing sources), from time to time in accordance with the terms thereof upon the prior written notification to Bank, and (ii) in connection with Credit Agreement (“Credit Agreement”) dated as of August 20, 2010 by and among Goldman Sachs Bank USA, as administrative agent (in such capacity, and including any successor thereto, the “Administrative Agent”), collateral agent (in such capacity, and including any successor thereto, the “Collateral Agent”), joint lead arranger, joint bookrunner, syndication agent and documentation agent and J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner, as the same may be amended, supplemented or otherwise modified, or refinanced, restated or replaced (with the same or different financing sources), from time to time in accordance with the terms thereof the grant of a security interest by Fingerhut Receivables LLC in all of its right, title and interest in the Assigned Interests to the Collateral Agent, and the enforcement of such security interest by the Collateral Agent, in each case pursuant to the Security Agreement (the “Security Agreement”) dated as of August 20, 2010 between Collateral Agent and Fingerhut Receivables LLC, as the same may be amended, supplemented or otherwise modified, or refinanced, restated or replaced (with the same or different financing sources), from time to time in accordance with the terms thereof. Bank hereby further acknowledges and consents to the exercise of the rights, title and interest in the Assigned

Bluestem Brands, Inc. — WebBank- Back-Up Originator Revolving Loan Product Program Agreement — Final

Interests directly by Fingerhut Receivables LLC to the extent permitted by the RPA, and by the Collateral Agent to the extent permitted by the Security Agreement. Notwithstanding the foregoing, in exercising such rights in the Assigned Interests permitted by the RPA and the Security Agreement, neither Fingerhut Receivables LLC nor the Collateral Agent shall have any greater right, title and interest than Company’s right, title and interest in the Assigned Interests, and the Bank shall have any and all rights and defenses against Fingerhut Receivables LLC and the Collateral Agent as it would have had against the Company.

23.	Third Party Beneficiaries. Nothing contained herein shall be construed as creating a third-party beneficiary relationship between either Party and any other Person; provided, however, (i) Fingerhut Receivables LLC, (ii) the Administrative Agent and (iii) the Collateral Agent (collectively, the “Third Party Beneficiaries”) shall each be a third party beneficiary of this Agreement.

24.	Notices. All notices and other communications that are required or may be given in connection with this Agreement shall be in writing and shall be deemed received (i) on the day delivered, if delivered by hand; (ii) on the day transmitted, if transmitted by facsimile or e-mail with receipt confirmed; or (iii) the following Business Day after the date of mailing to the other Party, if mailed for next-day delivery and delivered by a reputable overnight courier with package tracing capability, at the following address, or such other address as either Party shall specify in a notice to the other:

To Bank:	WebBank
Attn: Senior Vice President — Strategic Partnerships
6440 S. Wasatch Blvd., Suite 300
Salt Lake City, UT 84121
Tel. 908-251-5798
Fax: 801-993-5015
Email: strategicpartnerships@WebBank.com

With a copy to:	WebBank
Attn: Compliance Officer
6440 S. Wasatch Blvd., Suite 300
Salt Lake City, UT 84121
Tel. 801-993-5008
Fax: 801-993-5015
Email: complianceofficer@WebBank.com

To Company:	Bluestem Brands, Inc.
Attn: SVP and Chief Credit Officer
6509 Flying Cloud Drive
Eden Prairie, MN 55344
Tel. (952) 656-3916
Fax (952) 656-4117

Bluestem Brands, Inc. — WebBank- Back-Up Originator Revolving Loan Product Program Agreement — Final

With copy(s) to:	Bluestem Brands, Inc.
Attn: General Counsel
6509 Flying Cloud Drive
Eden Prairie, MN 55344
Tel. (952) 656-3916
Fax (952) 656-4117

Goldman Sachs Bank USA
Attn: Account Manager
6011 Connection Drive
Irving TX 75039
Telephone: (972) 368-5099
Facsimile: (972) 368-5000
25.	Amendment and Waiver. This Agreement may be amended only by a written instrument signed by each of the Parties. The failure of a Party to require the performance of any term of this Agreement or the waiver by a Party of any default under this Agreement shall not prevent a subsequent enforcement of such term and shall not be deemed a waiver of any subsequent breach. All waivers must be in writing and signed by the Party against whom the waiver is to be enforced.

26.	Entire Agreement. The Program Documents, including exhibits, constitute the entire agreement between the Parties with respect to the subject matter thereof, and supersede any prior or contemporaneous negotiations or oral or written agreements with regard to the same subject matter.

27.	Counterparts. This Agreement may be executed and delivered by the Parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

28.	Interpretation. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto, and the same shall be construed neither for nor against either Party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties.

29.	Agreement Subject to Applicable Laws. If(a) either Party has been advised by legal counsel of a change in Applicable Laws or any judicial decision of a court having jurisdiction over such Party or any interpretation of a Regulatory Authority that, in the view of such legal counsel, would have a materially adverse effect on the rights or obligations of such Party under this Agreement or the financial condition of such Party, (b) either Party shall receive a request of any Regulatory Authority having jurisdiction over such Party, including any letter or directive of any kind from any such Regulatory Authority, that prohibits or restricts such Party from carrying out its obligations under this Agreement, or (c) either Party has been advised by legal counsel that such Party’s or the other Party’s continued performance under this Agreement would violate Applicable Laws then the Parties shall meet and consider in good faith any modifications, changes or additions to the Fingerhut Program or the Program Documents that

Bluestem Brands, Inc. — WebBank- Back-Up Originator Revolving Loan Product Program Agreement — Final

may be necessary to eliminate such result. Notwithstanding any other provision of the Program Documents, including Section 13 hereof, if the Parties are unable to reach agreement regarding such modifications, changes or additions to the Fingerhut Program or the Program Documents within ten (10) Business Days after the Parties initially meet, either Party may terminate this Agreement upon five (5) Business Days’ prior written notice to the other Party. A Party may suspend performance of its obligations under this Agreement, or require the other Party to suspend its performance of its obligations under this Agreement, upon providing the other Party advance written notice, if any event described in subsections 29(a), (b) or (c) above occurs.

30.	Force Majeure. If any Party shall be unable to carry out the whole or any part of its obligations under this Agreement by reason of a Force Majeure Event, then the performance of the obligations under this Agreement of such Party as they are affected by such cause shall be excused during the continuance of the inability so caused, except that should such inability not be remedied within thirty (30) days after the date of such cause, the Party not so affected may at any time after the expiration of such thirty (30)-day period, during the continuance of such inability, terminate this Agreement on giving written notice to the other Party and without payment of a termination fee or other penalty. To the extent that the Party not affected by a Force Majeure Event is unable to carry out the whole or any part of its obligations under this Agreement because a prerequisite obligation of the Party so affected has not been performed, the Party not affected by a Force Majeure Event also is excused from such performance during such period. A “Force Majeure Event” as used in this Agreement shall mean an unanticipated event that is not reasonably within the control of the affected Party or its subcontractors (including, but not limited to, acts of God, acts of governmental authorities, strikes, war, riot and any other causes of such nature), and which by exercise of reasonable due diligence, such affected Party or its subcontractors could not reasonably have been expected to avoid, overcome or obtain, or cause to be obtained, a commercially reasonable substitute therefore. No Party shall be relieved of its obligations hereunder if its failure of performance is due to removable or remediable causes which such Party fails to remove or remedy using commercially reasonable efforts within a reasonable time period. Either Party rendered unable to fulfill any of its obligations under this Agreement by reason of a Force Majeure Event shall give prompt notice of such fact to the other Party, followed by written confirmation of notice, and shall exercise due diligence to remove such inability with all reasonable dispatch. Notwithstanding the foregoing, Bank shall have the right to suspend payments of the Settlement Amounts due to Company (as required under Section 8(a) of this Agreement) during the period commencing with the occurrence of a Force Majeure Event resulting in Company’s monetary default, including its failure to maintain the Required Balance in the Collateral Account, and ending when such Force Majeure Event has been cured.

31.	Jurisdiction; Venue. The Parties consent to the personal jurisdiction and venue of the federal and state courts in Salt Lake City, Utah for any court action or proceeding. The terms of this Section 31 shall survive the expiration or earlier termination of this Agreement.

32.	Insurance. Company agrees to maintain insurance coverages on the terms and conditions specified in Exhibit H at all times during the term of this Agreement and to notify Bank promptly of any cancellation or lapse of any such insurance coverage.

Bluestem Brands, Inc. — WebBank- Back-Up Originator Revolving Loan Product Program Agreement — Final

33.	Compliance with Applicable Laws; Fingerhut Program Compliance Manual. Company shall comply with Applicable Laws, the Bank Secrecy Act Policy and the Fingerhut Program Compliance Manual in its performance of this Agreement, including Application and Account solicitation, Application processing and preparation of Account Agreements and other Account documents. Except as required by Applicable Laws, Company may not amend or otherwise modify the Fingerhut Program Compliance Manual without the prior written consent of Bank, which consent shall not be unreasonably withheld or delayed. A copy of the Fingerhut Program Compliance Manual provided to the Bank as of the date hereof is attached hereto as Exhibit I. Without limiting the foregoing, Company shall:
(a)	apply to all Applicants customer identification procedures that comply with Section 326 of the USA PATRIOT Act of 2001 (“Patriot Act”) and the implementing regulations applicable to Bank (31 C.F.R. § 103.121);

(b)	retain for five (5) years after an Account or Existing Account is purchased from Bank, and deliver to Bank upon request: (i) the Applicant’s name, address, social security number, and date of birth obtained pursuant to such customer identification procedures; (ii) a description of the methods and the results of any measures undertaken to verify the identity of the Applicant; and (iii) a description of the resolution of any substantive discrepancy discovered when verifying the identifying information obtained;

(c)	screen all Applicants against the Office of Foreign Assets Control list of Specially Designated Nationals and Blocked Persons, at the time an Applicant requests an Account from Bank, reject any Applicant whose name appears on such list and immediately notify Bank thereof, screen all Borrowers against the OFAC list of Specially Designated Nationals and Blocked Persons on a monthly basis throughout the Term, immediately notify Bank if any Borrower’s name appears on such list and work with Bank, the Office of Foreign Assets Control or any other Regulatory Authority to take such actions as necessary;

(d)	monitor, identify and report to Bank any suspicious activity that meets the thresholds for submitting a Suspicious Activity Report under the Bank Secrecy Act and the implementing regulations applicable to Bank (31 C.F.R. § 103.18);

(e)	implement an anti-money laundering program to assist Bank in its compliance with Section 352 of the Patriot Act and the implementing regulations applicable to Bank (31 C.F.R. § 103.120);

(f)	in addition to the information retained pursuant to subsection (b) above, retain the account number identifying a Borrower’s Account or Existing Account for at least one (1) year after purchasing the Borrower’s Account or Existing Account from Bank;

(g)	upon receipt of a government information request forwarded by Bank to Company, (i) compare the names, addresses, and social security numbers on such government list provided by Bank with the names, addresses, and social security numbers of Borrowers for all Accounts or Existing Account purchased from Bank within the prior twelve (12) months, and (ii) within one (1) week of receipt of such an information request, deliver to

Bluestem Brands, Inc. — WebBank- Back-Up Originator Revolving Loan Product Program Agreement — Final

Bank a certification of completion of such a records search, which shall indicate whether Company located a name, address, or social security number match and, if so, provide for any such match: the name of the Borrower, the loan number identifying the Borrower’s Account or Existing Account, and the Borrower’s social security number, date of birth, address, or other similar identifying information provided by the Borrower, to assist Bank in its compliance with Section 314(a) of the Patriot Act and the implementing regulations applicable to Bank (31 C.F.R. § 103.100);

(h)	provide to Bank electronic copies of the information retained pursuant to subsections (b) and (f) above as mutually agreed to by the Parties, immediately upon request;

(i)	Upon Bank’s request, Company will provide to Bank a certification letter that it is complying in all material respects with its obligations under this Section 33;

(j)	maintain policies and procedures to: (i) detect relevant red flags that may arise in the performance of Company’s obligations; (ii) take appropriate steps to address such red flags and to prevent and mitigate the effect of identity theft; (iii) report to Bank on such policies and procedures on a regular basis; and (iv) otherwise assist Bank in complying with the provisions of § 605A of the Fair Credit Reporting Act, 15 U.S.C. § 1681c-1, and applicable implementing regulations;

(k)	maintain a compliance training program for Company employees or agents who perform functions related to or in connection with the Fingerhut Program, which training program shall be in a form and format that is subject to Bank’s Approval, and, upon Bank’s request, Company shall furnish to Bank reports regarding such training program in such detail as required by Bank; and,

(l)	engage and employ, at Company’s sole cost and expense, the Spanish language translation subcontractors identified under Tier 1 of Exhibit J hereto to perform, on behalf of the Company, any and all Spanish language translations in connection with or in any way related to the Fingerhut Program, including without limitation the Consumer Finance Materials.
34.	Information Security: Consumer Compliance. In connection with the servicing of the Accounts and Existing Accounts, Company shall maintain an information security program that is designed, after consulting with Bank, to: (i) ensure the security and confidentiality of Applicant or Borrower information held on behalf of Bank; (ii) protect against any anticipated threats or hazards to security or integrity of such information held on behalf of Bank; and (iii) protect against unauthorized access to or use of such information held on behalf of Bank that could result in substantial harm or inconvenience to any Applicant or Borrower. In addition, Company shall designate one or more persons and/or committees for purposes of the Fingerhut Program who shall oversee reviews of Company’s compliance with consumer laws and regulations that may be applicable to the Fingerhut Program, including without limitation, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Act, the Truth-in-Lending Act and Regulation Z, the Fair and Accurate Credit Transactions (FACT) Act, and issues related to prescreening. On an annual basis, Company shall provide to Bank in

Bluestem Brands, Inc. — WebBank- Back-Up Originator Revolving Loan Product Program Agreement — Final

writing a report of the results of such reviews and significant issues to be addressed (if any), as well as Company’s resolutions of such issues (if applicable). Company shall designate one individual, who Company shall make available to Bank, to respond to any matters regarding compliance with consumer laws and regulations. At least once annually Company shall have a reputable third party auditor conduct an industry standard information technology audit, which shall include review of Company’s information security program. Upon request by Bank, Company shall promptly provide a copy of the audit report.

35.	Intentionally Omitted.

36.	Prohibition on Tie-In Fees. Company shall not directly or indirectly impose or collect any fees, charges or remuneration relating to the distribution, processing or approval of an Application and/or Account or Existing Account, unless such fee, charge or remuneration is set forth in the Consumer Finance Materials or approved by Bank.

37.	Notice of Consumer Complaints. Each Party shall notify the other Party if it receives any consumer complaint or it becomes aware of any investigations or proceedings by any governmental authority and/or better business bureau relating to any aspect of the Fingerhut Program within five (5) days of receipt of such complaint or upon becoming aware of such investigation or proceeding, and each Party shall provide the other Party with all related documentation thereof, subject to any legal prohibitions on disclosure of such investigation or proceeding. Company shall respond to such consumer complaints within ten (10) days or such other time periods reasonably established by Bank. In addition, Company shall cooperate in good faith and provide such assistance, at Bank’s request, to permit Bank to promptly resolve or address any investigation or proceeding by any governmental authority or other Person with respect to the Fingerhut Program.

38.	Headings. Captions and headings in this Agreement are for convenience only, and are not to be deemed part of this Agreement.

39.	Exclusivity. Commencing on the Program Start Date and continuing through the remaining term of this Agreement, Company shall exclusively retain Bank with respect to Applications, Accounts, Existing Accounts (as applicable), and Debt Waiver Products solicited, opened, issued, and serviced in connection with the Fingerhut Brand, except in the case that: (a) Bank declines to originate a new product/program offered by Company; (b) if Company offers a credit product that does not require an originating bank partner; or (c) Company offers a VISA/MasterCard or similar product to its customers; provided, however, that nothing herein shall prevent Company from engaging a back-up account originator. Notwithstanding the foregoing sentence, Company will remain subject to and obligated to pay the Minimum Origination Fees set forth in Section 4 hereof throughout the term of this Agreement.

40.	Subcontractors. Company may use subcontractors in the performance of its obligations under the terms of this Agreement. Any Tier 1 subcontractor listed on Exhibit J hereto and performing Company’s obligations under this Agreement is subject to the Bank’s prior written consent, unless such subcontractor provides similar services for Company as of the Effective Date and/or is an affiliate of Company. Company may also use those subcontractors in the performance of its obligations under this Agreement, which are listed as Tier 2 subcontractors

Bluestem Brands, Inc. — WebBank- Back-Up Originator Revolving Loan Product Program Agreement — Final

on Exhibit J hereto, and may add or change such subcontractors subject to prior notification to Bank of any such additions or changes. Further, in addition to any other rights or remedies available to Bank under this Agreement or by law, Bank may notify Company of any unacceptable service level issues with respect to any Tier 2 subcontractors, and Company shall promptly correct any such issues or discontinue using the subject subcontractor. Notwithstanding the foregoing, Company agrees to be fully responsible for the acts and omissions of all subcontractors, including the subcontractors’ compliance with the terms of this Agreement and all applicable laws. Company shall make commercially reasonable efforts to include provisions in any new agreement with Tier 1 or Tier 2 subcontractor requiring the Tier 1 or Tier 2 subcontractor to allow Bank and any Regulatory Authority having jurisdiction over Bank to audit, inspect and review their facilities, personnel, files and records insofar as they relate to the Accounts or the Fingerhut Program. With respect to existing Tier 1 and Tier 2 subcontractors, Company shall use commercially reasonable efforts to procure such audit and inspection rights in the event required by Bank or its Regulatory Authority, and Company shall take those measures reasonably required to honor the requirement of any such audit, inspection or review. Any audit, inspection or review provided hereunder shall be on terms reasonably acceptable to the applicable subcontractor, including advance notice, respecting the operating hours and confidentiality and such other reasonable terms established by the subcontractor.

41.	Data Security and Disaster Recovery.
(a)	Company shall maintain a data security and disaster recovery program and policies designed to ensure Company’s compliance with all Applicable Laws, which shall be reviewed and tested internally by Company and a third party mutually agreeable to Bank and Company. Company shall test its data security and disaster recovery program at least once annually. Bank shall have the right to review, upon request, a current copy of Company’s data security and disaster recovery program and the results of Company’s tests of such program. Company shall promptly notify Bank of any material changes to its data security and disaster recovery program.
(b)	Company shall maintain a notification process as required under Applicable Laws in respect of breaches in data security or unauthorized access to systems related to the Fingerhut Program and shall provide Bank with notice upon the occurrence of any actual, suspected or threatened breach of such systems. In any such event the Parties agree that they will fully cooperate with each other in investigating any such breach or unauthorized access. With respect to any actual, suspected or threatened breach in data security or unauthorized access to systems, Company agrees to take action promptly, at its own expense, to investigate the breach, to identify, mitigate and remediate the effects of the breach and to implement any other reasonable and appropriate measures in response to the breach, in each case, as required by Applicable Laws. Company will also provide Bank with additional information regarding such breach as necessary to assist Bank in implementing its own information security responses program and, if applicable, in notifying affected Borrowers. The specifics of any such notification by Company shall be mutually agreed by the Parties.
42.	Privacy Law Compliance. Subject to Applicable Laws, Bank and Company shall comply with

Bluestem Brands, Inc. — WebBank- Back-Up Originator Revolving Loan Product Program Agreement — Final

the privacy policy agreed upon by both Parties with respect to Applicants and Borrowers.

43.	Manner of Payments. Unless the manner of payment is expressly provided herein, all payments under this Agreement shall be made by either ACH or wire transfer to the bank accounts designated by the respective Parties. Notwithstanding anything to the contrary contained herein, neither Party shall fail to make any payment required of it under this Agreement as a result of a breach or alleged breach by the other Party of any of its obligations under this Agreement or any other agreement, provided that the making of any payment hereunder shall not constitute a waiver by the Party making the payment of any rights it may have under the Program Documents or by law.

44.	Referrals. Neither Party has agreed to pay any fee or commission to any agent, broker, finder, or other person for or on account of such person’s services rendered in connection with this Agreement that would give rise to any valid claim against the other Party for any commission, finder’s fee or like payment.

45.	Financial Information to be Provided. During the term of this Agreement, Company agrees to provide Bank with unaudited quarterly financial statements, which shall include, at a minimum, a balance sheet, income statement, and cash flow statement, in such detail reasonably acceptable to Bank and certified by the Company’s Treasurer, and audited annual financial statements, which shall include, at a minimum, a balance sheet, income statement, and cash flow statement, in such detail reasonably acceptable to Bank and prepared by an independent certified public accountant in accordance with generally accepted accounting principles, which shall be provided to Bank no later than the Company provides such financial statements to its lenders. During the term of this Agreement, Company agrees to provide to Bank notice of any material change to or Company’s default under the RPA, or material change to or Fingerhut Receivables LLC’s default under the Credit Agreement.
[SIGNATURE PAGE FOLLOWS]

Bluestem Brands, Inc. — WebBank- Back-Up Originator Revolving Loan Product Program Agreement — Final

     IN WITNESS WHEREOF, the Parties have entered into this Agreement on the date set forth above.

WEBBANK		BLUESTEM BRANDS, INC.

By:	/s/ Kelly M. Barnett	By:	/s/ Mark P. Wagener

	Name: Kelly M. Barnett		Name: Mark P. Wagener
	Title: Acting President		Title: Executive Vice President

Bluestem Brands, Inc. — WebBank — Back-Up Originator Revolving Loan Product Program Agreement — Final

Schedule 1
Definitions and Construction
I. Definitions. All capitalized terms used in this Agreement and not otherwise defined in this Agreement or this Schedule 1 shall have the meanings ascribed to those terms in the Back-Up Originator RSA.

(a)	“ACH” means the Automated Clearinghouse.

(b)	“Account” means each Closed-End Loan Account or open-end revolving consumer credit account established by Bank pursuant to an Account Agreement for the purpose of financing a Borrower’s purchase of Merchandise from the Company.

(c)	“Account Advance” means an advance by the Bank to a Borrower from an Account or Existing Account pursuant to the Fingerhut Program.

(d)	“Account Agreement” means each agreement between Bank and a Borrower containing the terms and conditions of an account relationship between Bank and a Borrower, as may be amended, modified, or otherwise changed from time to time.

(e)	“Activation Notice” shall have the meaning set forth in the Recitals of this Agreement.

(f)
“Affiliate” means, with respect to a Party, a Person who directly or indirectly controls, is controlled by or is under common control with the Party. For the purpose of this definition, the term “control” (including with correlative meanings, the terms controlling, controlled by and under common control with) means the power to direct the management or policies of such Person, directly or indirectly, through the ownership of fifty percent (50%) or more of a class of securities having ordinary voting power for the election of directors of such Person.

(g)	“Applicable Laws” means all federal, state and local laws, statutes, regulations and orders applicable to a Party or relating to or affecting any aspect of the Fingerhut Program including, without limitation, the Accounts, the Existing Accounts, the Fingerhut Program promotional and marketing materials and the Consumer Finance Materials, all requirements of any Regulatory Authority having jurisdiction over a Party, in each case regardless of whether in English or Spanish, as any such laws, statutes, regulations, orders and requirements may be amended and in effect from time to time during the term of this Agreement.

(h)	“Applicant” means an individual who is a consumer who submits an Application for an Account to Bank.

(i)	“Application” means any request from an Applicant for an Account in the form required by Bank.

(j)	“Approval” means Bank’s consent; provided, however, that the fact that the Bank has provided such consent shall not mean or otherwise be construed to mean that: (i) Bank

Bluestem Brands, Inc. — WebBank- Back-Up Originator Revolving Loan Product Program Agreement — Final

has performed any due diligence with respect to the requested or required approval, as applicable; (ii) Bank agrees that the item or information for which Company seeks approval complies with any Applicable Laws; (iii) Bank has assumed Company’s obligations to comply with all Applicable Laws arising from or related to any requested or required approval; or (iv) Approval impairs in any way the Bank’s rights or remedies under the Agreement, including without limitation, indemnification rights, for the Company’s failure to comply with all Applicable Laws.

(k)	“Back-Up Originator RSA” means that certain Back-Up Receivables Sale Agreement, dated as of January 19, 2011, between Bank and Company, pursuant to which Bank agrees to sell to Company, and Company agrees to purchase from Bank, the Fingerhut Receivables, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

(1)	“Bank” shall have the meaning set forth in the introductory paragraph of this Agreement.

(m)	“Bank Indemnified Parties” shall have the meaning set forth in Section 12(a) hereof.

(n)	“Borrower” means an Applicant or other Person for whom Bank has established an Account or Existing Account and/or who is liable, jointly or severally, for amounts owing with respect to an Account or Existing Account.

(o)	“Business Day” means any day, other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of Utah or State of Minnesota are authorized or obligated by law or executive order to be closed.

(p)	“Claim Notice” shall have the meaning set forth in Section 12(d) hereof.

(q)	“Closed-End Loan Account” means an account: (i) which is established by Bank pursuant to an Account Agreement for the purpose of financing a one-time, single purchase by a Borrower of Merchandise from the Company; and (ii) which is not an open-end revolving consumer credit account.

(r)	“Collateral Account” shall have the meaning set forth in Section 33(a) of the Back-Up Originator RSA.

(s)	Intentionally deleted.

(t)	“Confidential Information” means the terms and conditions of this Agreement, and any proprietary information or non-public information of a Party, including a Party’s proprietary marketing plans and objectives.

(u)	“Consumer Finance Materials” shall have the meaning set forth in Section 5 hereof.

(v)	“Daily Funding Statement” means the statement prepared by Company on a Business Day that contains the computation of the Settlement Amount, and all information necessary for the transfer of Account Advance proceeds to the Settlement Account and

Bluestem Brands, Inc. — WebBank- Back-Up Originator Revolving Loan Product Program Agreement — Final

such other information as shall be reasonably requested by Bank and mutually agreed by the Parties.

(w)	“Disclosing Party” shall have the meaning set forth in Section 14(a) hereof.

(x)	“Effective Date” shall have the meaning set forth in the introductory paragraph of this Agreement.

(y)	“Existing Accounts” shall mean those accounts originated by the Existing Bank in connection with the Fingerhut Program prior to the Program Start Date, which accounts shall include any and all applications, documents, records, notes, and statements of any kind that are related to such accounts.

(z)	“Existing Bank” shall have the meaning set forth in the Recitals hereof.

(aa)	“FDIC” means the Federal Deposit Insurance Corporation.

(bb)	“Fingerhut Brand” means the Company’s internet shopping channel, products and services having the name, logo, design, registered trademarks, or service marks of or associated with “Fingerhut.”

(cc)	“Fingerhut Credit Policy” means the minimum requirements of income, residency, employment history, credit history, and/or other such considerations that Bank uses to approve or deny an Application, establish an Account, and to authorize or decline an Account Advance or modify any terms of an Account (e.g. a credit line adjustment), as amended, modified, or otherwise changed from time to time as provided herein.

(dd)	“Fingerhut Program” means the closed-end loan and open-end revolving loan program pursuant to which Bank will (i) establish Accounts; (ii) accept Existing Accounts; and (iii) make Account Advances to Borrowers pursuant to the terms of this Agreement, initially as described in Exhibit A attached hereto.

(ee)	“Fingerhut Program Compliance Manual” means the policies and procedures for the implementation of the Fingerhut Program by Company, including the policies and procedures for the solicitation and receipt of Applications, the underwriting of Accounts and processing of Applications, and the servicing of Accounts and Existing Accounts.

(ff)	“Fingerhut Receivable” shall have the meaning assigned to such term in Schedule 1 of the Back-Up Originator RSA.

(gg)	“Force Majeure Event” shall have the meaning set forth in Section 30 hereof.

(hh)	“Fourth Quarter” shall mean the months of November, December, and January.

(ii)	“Indemnifiable Claim” shall have the meaning set forth in Section 12(c) hereof.
Bluestem Brands, Inc. — WebBank - Back-Up Originator Revolving Loan Product Program Agreement — Final

(jj)	“Insolvent” means the failure to pay debts in the ordinary course of business, the inability to pay its debts as they come due or the condition whereby the sum of an entity’s debts is greater than the sum of its assets.

(kk)	“Licensee” shall have the meaning set forth in Section 15(a) hereof.

(ll)	“Licensing Party” shall have the meaning set forth in Section 15(a) hereof.

(mm)	“Losses” shall have the meaning set forth in Section 12(a) hereof.

(nn)	“Material Agreement” means any agreement: (i) by and between Company and Corecard Software, Inc. (with respect to its card processing platform); (ii) Company and Equifax Information Services, LLC (with respect to its application approval system Interconnect); and (iii) the agreements between the Existing Bank and the Company relating to the origination and/or servicing of the Existing Accounts and/or the sale of receivables thereunder.

(oo)	“Measuring Period” means (i) the period from and including the Program Start Date to but not including the date occurring 12 months thereafter and (ii) each twelve month period thereafter beginning on an anniversary of the first day of the calendar month immediately succeeding the Program Start Date.

(pp)	“Merchandise” shall have the meaning set forth in the Recitals hereof.

(qq)	“Origination Fee” shall have the meaning set forth in Section 4(b) hereof.

(rr)	“Party” means either Company or Bank and “Parties” means Company and Bank.

(ss)	“Person” means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity, or other entity of similar nature.

(tt)	“Program Documents” means this Agreement and the Back-Up Originator RSA.

(uu)	“Program Start Date” means that specific date stated in the Activation Notice on which the Bank will become the originator for the Fingerhut Program.

(vv)	“Proprietary Material” shall have the meaning set forth in subsection 15(a) hereof.

(ww)	“Regulatory Authority” means any federal, state or local regulatory agency or other governmental agency or authority having jurisdiction over a Party and, in the case of Bank, shall include, but not be limited to, the Utah Department of Financial Institutions and the FDIC.

(xx)	“Restricted Party” shall have the meaning set forth in Section 14(a) hereof.

Bluestem Brands, Inc. — WebBank- Back-Up Originator Revolving Loan Product Program Agreement — Final

(yy)	“Settlement Account” means the banking account designated by the Company to be used for receipt of the applicable Settlement Amount, as initially identified on Exhibit G attached hereto.

(zz)	“Settlement Amount” means the aggregate amount of all Account Advance proceeds to be disbursed by Bank to Company, as listed on the applicable Daily Funding Statement.

(aaa)	“Term Sheet” means that certain term sheet dated August 4, 2010, by and between the Bank and the Company.
II.	Construction. As used in this Agreement:

(a)	All references to the masculine gender shall include the feminine gender (and vice versa);

(b)	All references to “include,”“includes,” or “including” shall be deemed to be followed by the words “without limitation”;

(c)	References to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation;

(d)	References to “dollars” or “$” shall be to United States dollars unless otherwise specified herein; and

(e)	Unless otherwise specified, all references to days, months, or years shall be deemed to be proceeded by the word “calendar”.

Bluestem Brands, Inc. — WebBank- Back-Up Originator Revolving Loan Product Program Agreement — Final

EXHIBIT A
GENERAL DESCRIPTION OF PROGRAM
1.	The following is an overview of the Program to be offered by Bank to Bluestem’s customers pursuant to the terms of the Program Agreement to which this Exhibit A is attached (the “Agreement”). Capitalized terms used in this Exhibit A without definition shall have the meanings provided in the Agreement.

2.	Bluestem is a direct marketing retailer of general merchandise and services offered to consumers through catalog mailings, the internet and the telephone. Based on creditworthiness, Applicants may be offered an Open-End Account or Installment Loan with Bank which may be used by Applicant for personal purposes to purchase such products and services. All Accounts established by Bank under this Agreement shall have a non-variable annual percentage rate (“APR”) of 24.90%. Consumers who successfully pay off an Installment Loan will be eligible for an Open-End Account. Open-End Accounts shall be considered and treated as consumer credit card accounts for purposes of compliance with the Truth in Lending Act, Regulation AA, Regulation Z, the Credit CARD Act of 2009, and other Applicable Law pertaining to consumer credit card accounts. Bluestem may contemplate other credit programs from time to time, subject to approval by Bank.

3.	A copy of the form of Account Agreement currently used in the Open-End Program is attached as Exhibit D to the Agreement. A copy of the form of Account Agreement currently used in the Closed-End Program is attached as Exhibit D-1 to the Agreement. Customers wishing to apply for an Account via the internet or mail will complete an Application, which is attached as Exhibit C to the Agreement. The Application will be located on web pages at www.fingerhut.com. Applicants applying for an Account via phone will provide Bluestem’s sales representatives with oral answers to the application questions set forth on the Application. Once the Applicant’s Application is completed, a FICO score, or other such credit score(s) utilized by Bank at such time, will be obtained, and a credit determination will be made in accordance with Bank’s then applicable Credit Policy, the current version of which is attached as Exhibit B to the Agreement.

EXHIBIT B
[*] Eight pages omitted
          [*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

1

EXHIBIT C
Forms of Application
Fingerhut Credit Account
1) Mail Order Application
2) Phone Order Application
3) Website Application
See subsequent pages

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EXHIBIT C—WEB APPLICATION (1)

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Apply Today. Buy Today!

Application for a Fingerhut Credit Account, Issued by MetaBank

All Fields Highlighted in Yellow are Required

First Name:

Middle Name:

Last Name:

Suffix: -Select-

Street Address:

City:

State: -Select-

Zip Code:

Home Phone*:

Alternate Phone*:

Email Address:

☐ YES! Please send me email notifications of special offers and events.

Social Security Number:

Date of Birth: 01 / 01 / -Select-

Annual Gross Household Income: -Select-

(Wages, Salaries, Social Security, Alimony, Investments, Other)

* **Consent to Use of Telephone Numbers:** You expressly consent to receiving calls and messages, including autodialed and prerecorded message calls, from MetaBank, Fingerhut, their affiliates, marketing partners, agents, and others calling at their request or on their behalf, at any telephone numbers that you have provided or may provide in the future (including any cellular telephone numbers).

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☐ **Yes!** *Enroll my Fingerhut Credit Account, issued by MetaBank, in Safeline Plus.*

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EXHIBIT C-WEB APPLICATION (2) (FCRA Notification pop-up) FiNCERHUT lJt: I I’1M’l-t;.;:J .. \’” Apply To!lny. Buy TOt/LJ’/! H~”. Ph~n’l’: A1t~m;rt” Phon9”, L~=tN~n1’3~ 1’n,\1R:’~ -J.o:’: 01;<‘,’ h\ \·Alr.’-J v’ hi 1’;”\ h#El1l’l"~I;ml#Ei. Sufflx: i-~~=’::~_=—=-~’~ I.,~ Ijl\1ri’N~ !j.,,’Wi)r.l1 ,w l’tIlhl#E.’~”,’-n\! (\"~d~U!’\ ~~ 1~1#E~(l,:lt (~1’\!o;;11~ tlri! :’I,plr. M\ ~f:~i. t{<i~l}.’ Citr~ St?t~: ~~-;l~;:—=-#E—~ Zip riJ”,”~: ~ c...,o:=: ... :,t lu U,,~d’ Teh~;lor.“i!! ‘:c’mb~rs: ‘<~u ::r.t’r:,,~h- ‘:’;<1’=9I1t t: r:ecSi ;tlo; c:=lh ~C\.:S 1T.;:s~::;<Il.!, (nd“Cin; :;’:“r.~l!k(; “nd pr,:,r~.;r:::::: mi::.i#E~~!i<:: ,:;:II~. fr~m - M=t=e~r.k,#E;:{rI~~\;\i~, d:aLr ;::ff,ri:;:t’U. ;-:I.”,ck:tiJ’lS; ~:!I”[R~ :;:~:;nC!, ::no;; CdT~S c::IJj~:;; ;lttha,’ r~1’u~>:t Jr;:m dI!::lr b.JJ.;;lf. z;c %rfY t;::l~h~’I1-= IJurn-b”,r; df~t .. e:.t hl IrE. ~ro#E,d,;; ~ o:;r m!>y p-:.-“t= li’1 th~ future. :irl:::ll.I:’::!;tg ~~., c~lL1lu 1:’(I~bc“E. n’JFr.b\"<l’5;, Account Options SAfELINE T • ACCOUNTPROTECTlON PLUS PI~n. Pr-=pare. Prot’2’.:,:t. Protec1 Your A~ount ‘~’iit13~fa!flG ,’:.ccc.uni Pr.;tsdlcn FI~IS-. “>ioS-ll frs.;-:-s ‘i~ur Ci~.;l!t ao:clJnl DYes! E”;ro,’! -r.y .:::,”:gerr.;.r.Cr;::cM ,~C;:N”‘j~~ ~nl.;c,:J t( up to t:;’ I~; lTlonlt!!: f-ofOl3n; O(II’=’S lIlifv{~SEell ~”.’~nt$, )’c.u ma,. a’,En ,··!-:’;:!e,:;k, ,’.1 S,fJr-!’u,-:~ F,r ... ~. ts eligit:le to hJ,,-e ;“Jl.tr f’lllirl2 lJ;ll~nC:E i”.;::i~’(iioj. s,,~ mcrp. t:!.:13i1S, S::Jtl IJ:J :md jJ:J’i !mli $ L 19 rcr {;IJ;;I’” S1GO all 7’;>U[ o:“Jtstan,:!iIl9 r;(ti’cil

EXHIBiT C-WEB APPLICATION (3) SafeUne Solicitation and T&C5 in scroll box ~~;,t:’> .. !~: 1>lp;;!/fflmJrq.OOt.~~~~mta fI’ 6:t \,,,,, f .. _ 1001< tl$ r— ~i <X’ l~~-Qo;I: — .’. f I SAFELINETII ACCOUNT PROTECTION PLUS Plan. Prepare. Protect. Protect Your Account ~ViL’I ~#E:;.feUn~ h;;r:{)oJ:lt P,clecJ~n Plus. Vie 11 freez.a ‘/cur :riG]1 a,:co:Jnl ‘ieu o Yes! Enroll {’Ii’! ,r:ir.gerfll..:t (rcc!t.1.r:COLi,7~! i55:o’2d by up 10 tw€:\”,e ITIcnlhs ior mani Qflifs’s IJn~<:resetf1 e;{sn1s. maj ~’6n /I~~tse:”;!r:. In 5a .!Une P{,..:s. be e\i~itl’~ t ·: 11’:.6 ;’)lJr Gilti:€ b~11n,:~ ‘1’:~i.61. :.;; m’“ie d~\=iI3. Sign uD and P1i I:rtl~; S1.1J ;,:r ::o:r: ~ 1}) Gfl ;’(1Jr cllt:t3.Miog ‘:I;d,t I ud:,:.t.ard that Ellmlif71:rt t;;: ,;,pt’c 2i. 3>, ch;c’:!O:91j-: calan’:e.lf’ iu~1 a f,~\~’ ‘:;l1t; 8. oj.:) r0r!cts or P~3,:.;.::f min.j Y-:-5’ b ·;z ate. e. ‘(,;IJ a’~’e,= tJ ti—:; .~.:f-=Ung Plus TerlllS P, C(nd!!i,)ns. ,~GO Gre“n R“ceive Electronic Statem.nl5 Our free e~st:;t m~ilt ser;“i,:e rBpla%s I~s ?3pSr sht;l11€tiis mailed to I’cur Bach month. “GO v.il1 r&~t~#E;! 3:16mail nclita v:hen your stalement i; , .. ~il.atJ.Ie. iJ:1 fin~ef1lutcGm. Si\it ·:fl t ·) an e.asIH. p:;p£rless ehaice By dls6jng1I-Js ‘Yas b#E}~ aOG’.’e. reu agres 1<) r8c;.r:e stat:;m.Efl~S ;lad glJ 9ie6n. €Iedronicall), 2nd 2grae t ·] tfla 3a3\Sil~t-ntTfmls ~. CoMitiQ’,s. .”‘. ;.—:—

EXHIBIT C-WEB APPLICATION (4)-Acceptance ofT&Cs and Submission (application cannot be submitted until terms are accepted) _~i:-~~ T ~~~~~,.,..”..—~ fr. ~ v~ f~To-::Jk ~ -.- ~==-’==—=-=—=:”:::”‘::’=-:::’;I-:”‘—:-:—"- — - ‘.::t <i~ ~~-Credt : Plan. Pr~p2f~. Prot~ct. ProtHt Your t.CCOUnt “‘ilh :;:’:If,,,Un;:: 1"':’:CI![1’ Fr’JI,::tj,(n Pius, ‘:.,;11 rrcc’~ i(lU[ u,=dll.3O:-::’J\I;U o Yes! ~’’-;.’I ,:~/ F,;,,;;-=;-’”.,-,#E~ .:.-’!’:c~ . .::.,:.:.; ;~t, :.”:; .:e1 :-{ up 1 ·) 1,’,EI.;:: m<:r\~ls r’:r m“o:. ‘J[l,f€.“s t~r.ru\:”::;::EIl ~’#Ei~III~. ‘IOU 1113/ :: .~n iI-::’:;:~,1!:. ;., ‘;:,/,;;:”,,-<!. ;:r ... ~, t~ I:’~I;:I.;. t#E~ 1-,;:·; ;’~lJi ;Il~r.;; baL)11:2 ‘;,.;1:,:·1. :3’:i! m.:re c2t::il~. ~I~r; L’I)!;M 03:, ‘:111,’ ‘;1 1#E~ ior a’.:?r: ‘:,1-)’) ·:fi 1#E,~IJr “‘J:.3t,=,1:#Eln~ :’-’:-’:’11 ! u,d:rjtJrd tfat ;.r-::rm~r” Ij ,:~’j~~~L :” d-e’:\.;:rg It-,,, ta!:m’:~ its 1!.l::1 a r~’:: ‘:-:!il:; J ‘:1; f ·:r 10:13 ::;~P’;1’::: ·;.fmm:j ~Y-=!i” te ·; ,~~,:,~! ‘;’CW ~’~—=~ ~,:, ~I-.; :;2-f-:Lin”, PII]: T-:(rTI3 ,1 (,~n,jlb7nS, ~~’ ~’J 1:_ F ‘: -, ~ I ~Go Green Receive Electronio StatE-l11E’nts I curfr~e e ·stati::ll1H11 s~i’.ice r~plac:es Ih-= pap€f =Iatem;nt~ tn~i!-=(J Ie I ;’3,.fr e::,ch mCflll’1. You w:1I [e:~i;.~ an em;]:! r.otf,:e ‘l:llen-"'jlJr s’:.I~m>:nt ! is. ava1.:bt-s en TIliQ’3Ii1IJt.O}ITI, Sw:tGh to 3il ii~si=r. pap€nsss cn.,!#E~e Bj’ ch~d~ing th~ ‘Yes” Mx at,O’:e. jOIJ ajJf.;:e to rec=i~:E =tat~m=(lt; andgo !lr~~r1, e:1:;clicr.ica!l, al,)d ;,;gr6-’; te 1M ~~I.:.I’:ITi=ntT;:rms ~ Cc.r.’~iij.:.n3:. \ Terms &. COl1di:~i{)ns “ “ ~ — . “ . \..1 , \..Ir"'” !nleTf:::l Ninimmn Intere.st cflarge fr..r O’-edit C;::.rd HJ:r’:= I~ Ie:;;”, r;1Cii’:’ ~bt;!Llt fiJct~r:; tc ccr:sid”, ,’,!-,.;n ::!1=#E~Jyir9 for;;;- u;:;:ng a ,:redit c~rd, froll’ lIle Fe::Jet’al ~-I’:IL I}.,e >”,,,,c:;it.,. of l:i\€. rsd€.,;;1 ~=!;:!”,’~ 3G ..rd at Reserve Hoard h;::p :/:\-, \’, ‘,’; .fr: d-::r!tl ~~$-=-ri,;:, g; ‘:>‘1/ c-;:dito:a ,:I_ Penally f’~e$ late Pityonent Up t.rJ :!,30.00 “... 1:..;..& O~:.c..~__ ~#E_ “‘j .. ~, ~ .. :::.~~,’ . “ , I I ‘”

EXHIBIT C-1
Forms of Application
Fingerhut FreshStart Credit Account
1) Mail Order Application
2) Phone Order Application
See subsequent pages

EXHIBIT (-1 (1) MAll APPLlCAfiON FiNGERHUT FRESrlSTNH ,• c:—. — — —1 f’!e~se check yom lall!)u<lge 11mf$1enCI!: [1 English OSll:>nls:1 , , ;lfll"(~i~ir.J!\Ullllil!I’!i: I r~) I\ddrcss corr~c~:;(C;;~-#E.’Jh~n P.O~ e—.1lt is’;~nt} , , I , , , ,I I I I •, :.~ ,0 fI -, t. ‘ ‘l- In 1.j;” It · ,r ,,,,0 ,(\ ,0 :~ ‘,,\ ‘0 2 eoS!, !I’O},S 10 open your /lOW Fingerhut F,d,S
IlI/\” CriJdi/ ilrW(fn!: — (01/ /./WO ·UiI ·2SQr, Nl!!wrs 12 d,, ;~ ) APPlV 7u’a\~a w~{j,k , fHl t.vt jh~ wlu {GIRl (aI felt) iHid will ttl th~ fJrtJ.ic Jg~.paM NWllt)p~ f1;!l1t’1~11 Tho fi!i\lCfhut flesliSlmt’” Cm,M N ;cQtlni [~ ~!f\llr(1 hi , US [eS~!~frtit!~ ~1 Mttti~!1afl:kf . a f m!cm!l; (:lliY!l~!;l S”\I~I\)~ U5Mia\!,;n ,;;,tl Hlv.: memtmf tu~:i tf1d in SI0tf:( Fulls, SO. wh\) !!~t~mlinu~ eli!liiiil:Ij’ lim! ‘lm~il i#’r;ilijHS !Qr tr,’J Ihlm:l 01 c;“i.\~. “h.m::5; {lIi.(!.,.!{H’:Jtl.h I..J Llt,-H ~~~;~1,ttl:;~;#E1’1~~~tl~~~1:;’tttt~;~:~}~r;~~ ul ~\}’I: ~n~t;,/,~ oa”.!.1,.1 n:~1i <:’:rt II f.’H.’;i’i:I.~~1 n’:~\’;.;.t~htl~~1..

EXHIBIT C-1 (2) FINGERHUT FRESHSTART PHONE ORDER APPLICATION
Order line intro script for customer that received FS catalog

FOP	OL Scripting Tool
Greeting:

“Thank you for calling Fingerhut, this is (name). Are you calling to place an order from a Fingerhut FreshStart catalog today?”

Response 1:

“That’s great! I would be happy to help you with that.”

Response 2:

“May I have your customer number? It is located on the back of your catalog highlighted in yellow above your name and address,”

EXHIBIT C-1 (2) FINGERHUT FRESHSTART PHONE ORDER APPLICATION

FOP	OL Scripting Tool
Verification: Refer to FOP scripting. Verify the caller’s information — ensure name and address are spelled correctly.

EXHIBIT C-l (2) FINGERHUT FRESHSTART PHONE ORDER APPLICATION

FOP	OL Scripting Tool
Response 3:

“I see that you have received our Fingerhut FreshStart catalog offer! Do you have any questions about the Fingerhut FreshStart Credit Account issued by MetaBank?”

YES — Proceed to Response 4 NO — Go to Response 5

Response 4:

“The Fingerhut FreshStart Credit Account issued by MetaBank is a new way of shopping that helps you make the purchases you want today and may help build your credit over time. Shop, order, pay it off - that’s how it works. Spend at least $50 up to your pre-approved credit limit. Place your order and make a down payment of just $30. You’ll pay off the remaining balance in 6 on-time, low monthly payments. Upon completion of the program with no late payments you will be rewarded with a revolving Fingerhut Credit Account issued by MetaBank with a credit limit of $200!”

Response 5:

“I can complete an application right now. If you are approved, you can place an order immediately. Would you like to apply?”

YES — continue with application. NO — Offer other MOP.

EXHIBIT C-1 (2) FINGERHUT FRESHSTART PHONE ORDER APPLICATION

FOP	OL Scripting Tool
FreshStart Credit Application: Refer to FOP scripting.

EXHIBIT C-l (2) FINGERHUT FRESHSTART PHONE ORDER APPLICATION
Order line congratulations script for customers that are approved

FOP	OL Scripting Tool
Response 1:

“Congratulations, your Fingerhut FreshStart Credit Account issued by MetaBank application has been approved. Your maximum purchase amount is $      . This is a one-time use amount and your purchase must be at least $50. With this order, you will need to make a down payment of $30 using your Visa or MasterCard debit card, checking/savings electronic draft or payment by mail. We recommend making the down payment with your debit or credit card - this method of payment will allow us to process your order more quickly. Do you have one of these methods available today?”

YES — Continue with order and refer to FOP scripting
NO — Go to Response 2

Response 2:

“OK, how would you like to make your down payment?”

EXHIBIT C-1 (2) FINGERHUT FRESHSTART PHONE ORDER APPLICATION

FOP	OL Scripting Tool
If customer advises mailing in a check or money order:

Response 3:

“Please note that your payment must be received and applied within 10 days so we can process your order. You can mail a check or money order for your $30 down payment using the postage-paid envelope in your catalog. If you do not have the pre-paid envelope send your payment to P. O. Box 270, St. Cloud, MN 56372-xxxx . Please keep in mind if you choose to mail your payment, we must allow time for the payment to clear, which means your order could be delayed for up to three (3) weeks.”

EXHIBIT C-l (2) FINGERHUT FRESHSTART PHONE ORDER APPLICATION
Order line script for advising timeframe on Down Payment methods of payment on in stock item

FOP	OL Scripting Tool

Debit:

“We allow 2 — 3 business days for your payment to be approved and applied to your order. Your order will be processed once your payment has cleared the bank.”

Checking/Savings:

“We allow 12 business days for your payment to be approved and applied to your order. Your order will be processed once your payment has cleared the bank.”

Mail Money Order:

“We allow 5 business days for your payment to be approved and applied to your order. Your order will be processed once your payment has cleared the bank. Please mail your payment to PO Box 270, St. Cloud, MN 56395 and include your 10 digit customer ID number on your payment.”

Paper Check:

“We allow 5 business days for your payment to be approved and applied to your order. Your order will be processed once your payment has cleared the bank. Please mail your payment to PO Box 270, St. Cloud, MN 56395 and include your 10 digit customer ID number on your payment.”

EXHIBIT D
Fingerhut Credit Account
Terms and Conditions
Account Summary Disclosures
Privacy Policies
Fingerhut Credit Account Billing Statement
See Subsequent Pages

we investigate whether or not there has been an error:
annot try to collect the amount in question, or report you as delinquent.
charge in question may remain on your statement, and we may continue to charge interest on that amount.
: you do not have to pay the amount in question, you are responsible for the inder of your balance.
an apply any unpaid amount against your credit limit.

e finish our investigation, one of two things will happen:
made a mistake: You will not have to pay the amount in question or any interest or fees related to that amount.
do not believe there was a mistake: You will have to pay the amount in question, with applicable interest and fees. We will send you a statement of the amount you and the date payment is due. We may then report you as delinquent if you do not he amount we think you owe.

receive our explanation but still believe your bill is wrong, you must write to us 10 days telling us that you still refuse to pay. If you do so, we cannot report you equent without also reporting that you are questioning your bill. We must tell you me of anyone to whom we reported you as delinquent, and we must let those zations know when the matter has been settled between us.

o not follow all of the rules above, you do not have to pay the first $50 of the amount stion even if your bill is correct.

RIGHTS IF YOU ARE DISSATISFIED WITH YOUR CREDIT PURCHASES If you use ed to make a purchase and you are dissatisfied with the goods or services that you , you may have the right not to pay the remaining amount due on the purchase.
this right, all of the following must be true:
purchase must have been made in your home state or within 100 miles of your ent mailing address, and the purchase price must have been more than $50. (Note: er of these are necessary if your purchase was based on an advertisement we ed to you, or if we own the company that sold you the goods or services.)
must have used your Card for the purchase.
must have not yet fully paid for the purchase.

the criteria above are met and you are still dissatisfied with the purchase, contact us ng at: Fingerhut Credit Account Services, P.O. Box 1250, St. Cloud, MN 56395-1250.

we investigate, the same rules apply to the disputed amount as discussed above. e finish our investigation, we will tell you our decision. At that point, if we think you amount and you do not pay we may report you as delinquent.

' BUREAU DISPUTES If you believe we inaccurately reported credit history ation about you or your Account to a credit reporting agency, call us at 734-0342 or write to us at: Credit Bureau Reporting Services, 6250 Ridgewood Road, ud, MN 56303. Please provide the Fingerhut Credit Account number along with a f your credit bureau report reflecting the information that you believe is inaccurate.

tion By requesting an Account from us and accepting this Agreement, you agree a dispute of any kind arises out of this Agreement, either you or we, at our sole ion, can choose to have that dispute resolved by binding arbitration. If arbitration is by any party, neither you nor we will have the right to litigate that claim in court ave a jury trial on that claim, or to engage in pre-arbitration discovery, except as d for in the arbitration rules. In addition, you will not have the right to participate presentative or member of any class of claimants pertaining to any claim subject to tion. The arbitrator's decision will generally be final and binding. Other rights that uld have if you went to court may also not be available in arbitration. It is important o read the entire Arbitration provision carefully before accepting the terms of this ent. Notwithstanding any language of this Agreement to the contrary, should any of this Arbitration provision be held invalid or unenforceable by a court or other body etent jurisdiction, this entire Arbitration provision shall be automatically terminated, other provisions of this Agreement shall remain in full force and effect. Any claim, or controversy (whether in contract, regulatory, tort or otherwise, whether pre-, present or future and including constitutional, statutory, common law, intentional equitable claims) arising from or relating to the credit offered or provided to you; the actions of yourself, us, or third parties; or the validity of this Arbitration provision (individually and collectively, a "Claim"), must, after an election by you or us, be resolved by binding arbitration in accordance with the Arbitration provision and the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect when the Claim is filed. There shall be no authority for any Claims to be arbitrated on a class action basis. An arbitration can only decide your or our Claim and may not consolidate or join the claims of other persons who may have similar claims. You may obtain rules and forms by calling the AAA at 1-800-778-7879. Any arbitration hearing that you attend will take place in the Federal judicial district where you reside. At your request, we will advance the first $250.00 of the filing and hearing fees for any Claim you may file against us; the arbitrator will decide whether you or we will ultimately pay those fees. Unless inconsistent with applicable law, each party shall bear the expense of their respective attorneys, experts, and witness fees, regardless of which party prevails in the arbitration. The arbitrator shall apply applicable substantive law consistent with the Federal Arbitration Act and applicable statutes of limitations, and shall honor claims of privilege recognized at law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. This Arbitration provision shall survive repayment of your extension of credit and termination of your Account. This Arbitration provision shall be governed by the Federal Arbitration Act, 9 USC Sections 1 through 16.

Ohio Residents: The Ohio laws against discrimination require that all creditors make credit equally available to all creditworthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio Civil Rights Commission administers compliance with this law.

Married Wisconsin Residents: No provision of any marital property agreement, unilateral agreement, or court decree under Wisconsin's Marital Property Act will adversely affect a creditor's interest unless prior to the time credit is granted, the creditor is furnished a copy of that agreement or decree or is given complete information about the agreement or decree.

All accounts, including New York/Rhode Island/Vermont Residents: You agree to give MetaBank permission to access your credit report in connection with any transaction, or extension of credit, and on an ongoing basis, for the purpose of reviewing your Account, adjusting the credit line on your Account, taking collection action on your Account, or for any other legitimate purposes associated with your Account. Upon your request, you will be informed of whether or not a consumer credit report was ordered, and if it was, you will be given the name and address of the consumer reporting agency that furnished the report. New York residents can contact the New York State Banking Department: 1-800-518-8866.

California and Utah Residents: As required by law, you are hereby notified that a negative credit report reflecting on your credit record may be submitted to a credit reporting agency if you fail to fulfill the terms of your credit obligations.

Texas Residents: To contact us about your account call 1-800-208-2500. This contract is subject in whole or in part to Texas law which is enforced by the Consumer Credit Commissioner, 2601 North Lamar Boulevard, Austin, Texas 78705-4207. Phone 1-800-538-1579; www.occc.state.tx.us. Contact the Commissioner relative to any inquires or complaints.

© Fingerhut 5-058652-000 8/10

Effective 8/10

MetaBank Fingerhut Credit Account Agreement

- AGREEMENT TO TERMS
- USE OF YOUR ACCOUNT
- DEFINITION OF PARTIES

Arbitration notice: This Agreement provides that all disputes arising from or related to your Account may be resolved by arbitration. See "Arbitration" below.

This is the Agreement which covers your credit account (called your "Account") with MetaBank ("MetaBank") for purchases you make with Fingerhut. You can use your Account to purchase goods and services from any Fingerhut authorized merchant and to pay for goods and services offered in connection with your Account. You and MetaBank will be bound by this Agreement from the first time you use the Account.

In this Agreement, and in your monthly billing statements ("Statement"), the words "you" and "your" refer to all persons named on the credit account we issue to you or who have signed application or acceptance forms, and the words "we", "us" and "our" refer to MetaBank. If your Account is a joint Account, you and your joint Account holder each promise to pay and are jointly and individually responsible for all amounts due under this Agreement.

Governing Law/Enforceability This Agreement will be governed by Federal law, and to the extent State law applies, by the law of South Dakota, whether or not you live in South Dakota and whether or not this Account is used outside of South Dakota. If any provision of this Agreement is determined to be void or unenforceable under any applicable law, rule, or regulation, all other provisions of this Agreement will remain valid and enforceable. Our failure to exercise any of our rights under this Agreement will not be deemed to waive our rights to exercise such rights in the future. This Agreement is a final expression of the agreement between you and us and this Agreement may not be contradicted by evidence of any alleged oral agreement.

Promise to Pay You promise to pay for (a) credit extended by MetaBank to you or to anyone you allow to use your Account; (b) interest charges, late fees, and other charges (e.g. returned check charges) provided in this Agreement; and (c) collection costs and attorneys' fees as permitted by applicable law if your Account should go into default.

Available Credit We anticipate that we will extend credit to you from time to time, but will be under no obligation to do so, and we may not approve subsequent authorizations for purchases until we have received a payment on your first order. We may also reduce your credit line or terminate your Account at any time with or without cause subject to applicable law.

Statements We will send you a Statement covering each billing cycle in which you have a balance (including a deferred balance) in excess of $1. The Statement will reflect: (a) the total amount you owed on the first day of the billing cycle (called the "previous balance"), which will include any deferred balance (see Deferral Periods); (b) payments, credits, purchases and interest charges, and all other charges made to your Account during the billing cycle; (c) the total amount you owed at the end of the billing cycle (called the "new balance"); (d) the minimum payment you must make (called the "minimum payment"); and (e) the date by which the minimum payment must be paid in order to avoid late charges (called the "payment due date").

nt. The minimum payment is based on your account balance as outlined in the nt Chart below. The minimum payment is due when you receive your Statement onth. We will not impose any late charges if you pay at least the minimum payment ed in your Statement by the payment due date specified, which will always be at 4 days from the Statement date. If you wish, you may pay more than the minimum nt and at any time you may pay the entire new balance, without penalty. All payments must be made by check or money order. You agree that any payment you make may rned to you without applying it to your Account and without presentment or protest, sons including, but not limited to, that the check or money order: (1) is not drawn on i. Post Office or a financial institution located in the United States; (2) is missing a ne; (3) is drawn with different numeric and written amounts; (4) contains a restrictive ement; (5) is post-dated; (6) is not payable as directed on your statement; (7) is not in U.S. dollars; or (8) is not paid upon presentment. You agree to pay any bank on fees we incur for any check payments made in U.S. dollars drawn on a financial ion not located in the United States. We can accept late or partial payments, or checks ey orders marked "Payment in Full" or otherwise restrictively endorsed, without losing our rights under this Agreement. All payments under the Agreement must be received ddress specified on your billing Statement.

PAYMENT CHART

Account Balance		Minimum PMT $
From	To	
–	$5.98	100%
$5.99	$44.99	$5.99
$45.00	$69.99	$6.99
$70.00	$99.99	$7.99
$100.00	$124.99	$9.99
$125.00	$199.99	$13.99
$200.00	$249.99	$16.99
$250.00	$299.99	$19.99
$300.00	$349.99	$22.99
$350.00	$449.99	$28.99
$450.00	$549.99	$33.99
$550.00	$799.99	$46.99
$800.00	$1,099.99	$59.99
$1,100.00	$1,399.99	$69.99
$1,400.00		5%

'e Figure Interest Charges To calculate the interest charge payable each month, we y the average daily balance times the monthly periodic rate and, if applicable, add ferred interest charge (see Deferral Periods). Your Account is subject to a minimum t charge of $1.00.

e Daily Balance We figure the interest charge on your Account by applying the y periodic rate to the "average daily balance" of your Account, including current tions. To get the "average daily balance" we take the beginning balance of your t each day, add any new purchases, charges and other fees, and subtract any nts or credits. Purchases subject to Deferral Periods described below are excluded r calculation of the "average daily balance" until the day following the expiration of ferral Period. This gives us the daily balance. Then, we add up all the daily balances billing cycle and divide the total by the number of days in the billing cycle. This gives "average daily balance."

riable APR Your Annual Percentage Rate is 24.90%, which corresponds to a monthly c rate of 2.075%. This is a non-variable rate.

nterest Charges Begin to Accrue Interest charges begin to accrue on each purchase date of the purchase. However, if you paid the new balance on your previous ent by the payment due date shown on your previous Statement, then: (1) if you pay the new balance on your current Statement by the payment due date shown, we impose no interest charges on purchases during the current billing cycle, and (2) if you make a payment by the payment due date shown on your current Statement that is less than the new balance reflected on your current Statement, we will credit that payment as of the first day in your current billing cycle. In addition, if your previous Statement reflected a new balance and you did not pay that new balance in full by the payment date on that previous Statement, then we will not impose interest charges on any purchases during the current billing cycle if you pay the balance shown on your current Statement by the payment due date reflected on your current Statement.

Deferral Periods See the deferral terms in the specific offer you are ordering from for special rules which apply during the deferral periods. If you are unable to locate the terms of your deferred offer, please contact Customer Service at 1-800-208-2500.

Late Fees Late fees will be equal to your minimum payment due with a maximum amount of up to $25.00 for the first time offense and will increase to a maximum amount of $30.00 if you have not made your payment by the due date in each of your next 6 billing cycles. The late fee will never be greater than your minimum payment due to which the late fee relates.

Returned Payment Fee Returned payment fees will be equal to your minimum payment with a maximum amount of up to $25.00 for the first time offense and will increase to a maximum amount of $30.00 if you have any returned payments in your next 6 billing cycles. The returned payment fee will never be greater than your most recent minimum payment due.

Application of Payments Each payment you send to us will be applied to your Account in a manner consistent with the applicable law. Generally, we will apply your payment first to satisfy your minimum payment due. Any remaining payment in excess of the minimum payment due will be applied to the highest APR balances first. Exception to this will be deferred balances with expiration dates within the next two billing cycle periods.

Change of Terms (including Interest Charges) SUBJECT TO APPLICABLE LAW, WE MAY CHANGE OR TERMINATE ANY TERM OF THIS AGREEMENT OR ADD NEW TERMS AT ANY TIME, INCLUDING, WITHOUT LIMITATION, ADDING OR INCREASING FEES, INCREASING YOUR MINIMUM PAYMENT AND INCREASING THE RATE OR AMOUNT OF INTEREST CHARGES OR CHANGING THE METHOD OF COMPUTING THE BALANCE UPON WHICH INTEREST CHARGES ARE ASSESSED. PRIOR WRITTEN NOTICE WILL BE PROVIDED TO YOU WHEN REQUIRED BY APPLICABLE LAW. CHANGES MAY APPLY TO BOTH NEW AND OUTSTANDING BALANCES.

Default You will be in default under this Agreement upon: (a) your failure to make at least the minimum payment by the payment due date specified in your Statement; (b) your violation of any other provision of this Agreement; (c) your death; (d) your becoming the subject of bankruptcy or insolvency proceedings; (e) your becoming the object of attachment, foreclosure, repossession, lien, judgment, or garnishment proceedings; (f) your failure to supply us with any information we reasonably deem necessary; (g) your supplying us with misleading, false, incomplete or incorrect information; (h) our receipt of information that you are unable to perform the terms and conditions of this Agreement; or (i) your moving out of the U.S. Upon default, we have the right to require you to pay your entire Account balance (including all deferred purchases and all accrued but unpaid charges) immediately, and to sue you for what you owe. You will pay our court costs, reasonable attorneys' fees and other collection costs related to the default to the extent permitted by applicable law. Following any default, any balances outstanding under the Agreement will continue to accrue interest charges until paid in full and will be subject to all the terms and conditions of this Agreement, except that we will apply your payments first to attorneys' fees and other court costs, and then in the order set forth in the Application of Payments section.

Closing Your Account You can cancel or close your Account by writing to us at Fingerhut Credit Account Services, P.O. Box 1250, St. Cloud, MN 56395-1250. If you do not pay us in full when you cancel, your outstanding balances will continue to accrue interest and other charges and be subject to the terms and conditions of this Agreement.

Cancellation or Termination of Agreement If you cancel or close your Account, or if we choose to terminate your charging privileges for any reason, whether or not your Account is in default, you may not try to make any purchases with your Account card(s) ("Card") and upon request, you must return to us your Card(s) cut in half. Following any cancellation, closing or termination, any balances outstanding under this Agreement will continue to accrue interest charges until paid in full and will be subject to all the terms and conditions of this Agreement.

Liability for Unauthorized Use When you receive your Statement, you should verify that the charges are true and the amounts unaltered. You may be liable for the unauthorized use of your Card. You will not be liable for unauthorized use that occurs after you notify us of the loss, theft, or possible unauthorized use. Notification must be given by you immediately upon learning of the loss, theft or possible unauthorized use by calling us at 1-800-208-2500 or writing us at Fingerhut Credit Account Services, P.O. Box 1250, St. Cloud, MN 56395-1250. In any case, your liability for unauthorized use of your Card will not exceed $50. However, unauthorized use does not include use by a person whom you have given the Card or authority to use the Account, and you will be liable for all use by such a user. To terminate this authority, you must retrieve the Card from the previously authorized user and return it to us at the above address along with a letter explaining why you are doing so. We have found that most of our customers prefer to allow their spouses to place orders on their Account. To better serve you, if your spouse places an order on your Account we will process that request, unless you instruct us otherwise.

Lost or Stolen Credit Card(s) You agree to notify us immediately if your Card(s) are lost or stolen. You may notify us by calling 1-800-208-2500 or writing us at Fingerhut Credit Account Services, P.O. Box 1250, St. Cloud, MN 56395-1250.

Change of Name, Address, Telephone Number or Employment You agree to give us prompt notice of any change in your name, mailing address, telephone number or place of employment. Send changes to: Fingerhut Credit Account Services, P.O. Box 1250, St. Cloud, MN 56395-1250.

Consent to Use of Telephone Numbers You expressly consent to receiving calls and messages, including autodialed and prerecorded message calls, from MetaBank/Fingerhut, their affiliates, marketing partners, agents and others calling at their request or on their behalf, at any telephone numbers that you have provided or may provide in the future (including any cellular telephone numbers).

Assignment of Account We may sell, assign or transfer your Account or any portion thereof without notice to you. You may not sell, assign or transfer your Account.

Reporting and Monitoring If you fail to fulfill the terms of your credit obligation, a negative report reflecting on your credit record can be submitted to one or more credit reporting agencies. You agree that any government agency may release your residence address to us, should it become necessary to locate you. You agree that our supervisory personnel may listen to telephone calls between you and our representatives in order to evaluate the quality of our service to you and to other cardholders.

Updated Financial and other Information Upon request, you agree to promptly give us accurate financial and other information about yourself.

Severability If any provision of this Agreement is finally determined to be void or unenforceable under any law, rule, or regulation, all other provisions of this Agreement will remain valid and enforceable.

YOUR BILLING RIGHTS: KEEP THIS DOCUMENT FOR FUTURE USE This notice tells you about your rights and our responsibilities under the Fair Credit Billing Act.

WHAT TO DO IF YOU THINK YOU FIND A MISTAKE ON YOUR STATEMENT If you think there is an error on your statement, write us at: Fingerhut Credit Account Services, P.O. Box 1250, St. Cloud, MN 56395-1250. In your letter, give us the following information:

- *Account information:* Your name and Fingerhut Credit Account number
- *Dollar Amount:* The dollar amount of the suspected error
- *Description of Problem:* If you think there is an error on your bill, describe what you believe is wrong and why you believe it is a mistake.

You must contact us within 60 days after the error appeared on your statement. You must notify us of any potential errors in writing. You may call us, but if you do we are not required to investigate any potential errors and you may have to pay the amount in question.

WHAT WILL HAPPEN AFTER WE RECEIVE YOUR LETTER When we receive your letter, we must do two things:

1. Within 30 days of receiving your letter, we must tell you that we received your letter. We will also tell you if we have already corrected the error.
2. Within 90 days of receiving your letter, we must either correct the error or explain why we believe the statement was correct.

EXHIBIT D (2) ACCOUNT S UMMARY DISCLOURE PRIICIU1EIIIII D ~~lIOIICE: 1IiI’.- . ufll f lot f m«lttll“MlWImIdQft:1R !ll!rlll’l!llll!l~”)tII_w.ablXflldl. Cld1!llY1IIM.-triJ,JftII’ !’1111MINIIf,KIl iIt= ... Ih.IiIfII*1ar~«fllr. I!JIIII:IiIIII«WIMIMfCIIGflf W’fllldlMlWllIIlIltIiN tIfItI clNff!flllll1l .. tk_”,CIlIIbIIIIIIIIII’~"'2t1..u.m-DtIT,I, 1. ..2 1:107211.H. .’t -uH1IIII1 .1 Wllt’WItt: .—‘1.D.1=1+l122, AIHII, GA ~1~ TIIIIIIIiIIaII 0!It OIl’” M, IIICIl5, WatflJII, p/’1~ lI*ItC . DIlIIdiII ... ~CftH~lQi filMl1!II,lrtWIW,lfY IC8lI. . ~SUKIU.m’.alSCl.OSllfltS Inlcrest Pales and Inter:5! Ch.1r1c5 AAIIII!I PCnlen!lgi! Rt!e (APRjlar Purcbtltl 24.90% HIIW to Avotd paying yOU! Ibl data Is at I6a£t 24 ~Il’f! alt!r the dose !n!tresl of aach tAlIna Gj’C/5, We wM oo! charge yoo any ilt!rest on plJ’ci1B!1IS H rm pay \\XN’ m hail!J1CC. by 100 doo date eac month, MInkm kltelUt r yoo am charg&.1 lnlel85l, Ih! d1MgB wil be fl[ Chlrgt 1M11i1an $1.00, For !;Mdll Card 1/(!f To m IlWB m factor. bl COIltIOOrwll!i1 . f1’om the Fedatl ~ lar or \1111g ! mt card, visit lI1e Rel«l’e Baarti ~ of the FedemiReserie Board zt bl!ili/Wt¥W,1tdIrl~eHM.aovlClSJtwd, Fc~s Ptn lllY Fec, I Lale Payment • Up \o$~l.IIO • RalurnGd P!¥I\llJ1t .Up 10 $:1(1,00 — How WI ‘1M CalcUfte YIIIII’ !IIIact: W! till D ~ ~tl ‘fM!Je ~ btIar1l1 oncW:1Q n!W pI.ICIq!IJ.’ SeI ilIbiIlo! 1IIOI1d!i;k, Rllllla RJoIIlI: i1ftfmIIm on \I1!K ilih/.! j,] ~ ~ ~d h!w lD 1Y.!!ti1 ~ ni/l!lllPraMldll!ffll, SwrInaIy 1lI1cloxur .. lWr. 11’/s ~t OO’IIU In\l~t If~llr!! !bait 11!1 ~~ Cledit AtcDIW, bIIt k It not)OO’ . CreDt Im’m. i¥l!fflMrt. YOll’ Clildit ~nI />q8lm1ilt \\till! 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FINGERHUT.COM
Online Privacy Policy
Effective Date: November 1, 2009
Welcome to Fingerhut.com (this “Site”).
Fingerhut (“we,” “us,” “our,” and “Fingerhut”) cares about your privacy. We value your trust and will work hard to earn and keep it.
As part of our commitment to your privacy, Fingerhut adheres to the guidelines and practices of the Direct Marketing Association’s “Privacy Promise to American Consumers.” We have agreed to
•	provide you with notice of how to opt out of having your personal information shared with other direct marketers,

•	honor your requests not to share your personal information with other direct marketers, and

•	honor your requests not to receive mail, telephone, email or other solicitations from Fingerhut or our marketing partners.
Scope of This Privacy Policy
This Online Privacy Policy (this “Privacy Policy”) covers all of the “personal information” we collect through this Site, except the information you provide when you apply for a MetaBank/Fingerhut Credit Account. The personal information you provide when you apply for a MetaBank/Fingerhut Credit Account is collected on behalf of MetaBank and is covered by MetaBank’s privacy policy. For more information, click here.
What is Personal Information?
“Personal Information” is information that identifies you personally, either alone or in combination with other information available to us. Examples of personal information include your name, address, email address, credit card information, and the information you provide when you make a purchase.
Your Consent
PLEASE TAKE A FEW MINUTES TO REVIEW THIS PRIVACY POLICY. BY ACCESSING OR USING THIS SITE YOU ARE CONSENTING TO THE COLLECTION, USE AND DISCLOSURE OF YOUR PERSONAL INFORMATION AS SET FORTH IN THIS PRIVACY POLICY.
If you do not consent to the collection, use and disclosure of your personal information as set forth in this privacy policy, please do not use this site.
This Privacy Policy is Part of Our Terms of Use
This Privacy Policy is incorporated by reference and is part of the Fingerhut Terms of Use (“Terms of Use”) governing your use of this Site. Our Terms of Use contain the terms on which you may purchase products and services through this Site. Please take a few minutes to review our Terms of Use, if you have not already done so. You may access the current version of the Terms of Use at any time by clicking on the link marked “Terms of Use” at the bottom of each page of this Site.
This Privacy Policy May Change
We reserve the right to update or modify this Privacy Policy, at any time and without prior notice, by posting the revised version of this Privacy Policy on this Site. These changes will only apply to personal information we collect after we have posted the revised Privacy Policy. Your use of this Site following any such change constitutes your agreement that all personal information collected from or about you through this Site after the revised Privacy Policy is posted will be subject to the terms of the revised Privacy Policy. For this reason, it is important to review this Privacy Policy regularly. If we modify this Privacy Policy, we will provide a notice at the top of this Privacy Policy for at least 30 days after the new effective date.
You may access the current version of this Privacy Policy at any time by clicking on the link marked “Privacy and Security” at the bottom of each page of this Site. For your convenience, we post the effective date of this Privacy Policy at the top of this page, so that you can see at a glance whether this Privacy Policy has changed since your last visit.

Privacy Notices
This Privacy Policy may be supplemented or amended from time to time by “privacy notices” posted on this Site. Generally, privacy notices provide details about the personal information we collect on particular pages or particular areas of this site, why we need that information, and choices you may have about the ways we use that information. Our privacy notices are part of this Privacy Policy.
Agreements Governing Specific Features and Password-Protected Areas of This Site
This Privacy Policy may be supplemented or amended by special terms and conditions governing specific features or password-protected areas of this Site. When you sign up to use a special feature or password-protected area. you may be asked to agree to special terms governing your use of the special feature or password-protected area, In such cases, you will be asked to expressly consent to the special terms, for example, by checking a box or clicking on a button marked “I agree.” This type of agreement is known as a “click-through” agreement. If any of the terms of the click-through agreement are different than the terms of this Privacy Policy, the terms of the click-through agreement will supplement or amend this Privacy Policy, but only with respect to the matters governed by the “click-through agreement,”
Separate Privacy Policies Governing MetaBank/Fingerhut Credit Accounts
All Account Holders. Please be aware that the personal information you provide when you apply for a MetaBank/Fingerhut Credit Account is collected for MetaBank, the initial creditor, and is not covered by this Privacy Policy. If you apply and are approved for a MetaBank/Fingerhut Credit Account, we will provide you with a separate copy of the MetaBank privacy notice describing how MetaBank collects, uses, shares and protects the personal information collected in connection with your MetaBank/Fingerhut Credit Account. To review MetaBank’s current privacy notice, click here.
If your MetaBank/Fingerhut Credit Account is approved, Fingerhut will acquire and service your account. We will provide you with a separate notice (our “MetaBank/Fingerhut Credit Account Privacy Policy”) describing how we collect, use, share and protect the personal information we collect in connection with your MetaBank/Fingerhut Credit Account (your “Credit Account Information”). Your Credit Account Information may include your name and contact information, information about your credit history and credit scores; and information about your account balances and payment history. Our MetaBank/Fingerhut Credit Account Privacy Policy also describes the choices you have about the ways we use and share the personal information we collect in connection with your MetaBank/Fingerhut Credit Account. If any of the terms of the MetaBank/Fingerhut Credit Account Privacy Policy are different than the terms of this Privacy Policy, the terms of the MetaBank/Fingerhut Credit Account Privacy Policy will supplement or amend this Privacy Policy, but only with respect to the personal information we collect in connection with your Credit Account Information. To review our current MetaBank/Fingerhut Credit Account Privacy Policy, please click here.
California Residents. If you are a California resident, we will send you a California Privacy Statement when you open a MetaBank/Fingerhut Credit Account. Our California Privacy Statement describes some of the choices you have about the ways we share your personal information. If any of the terms of our California Privacy Statement are different than the terms of this Privacy Policy or the MetaBank/Fingerhut Credit Account Privacy Policy, the California Privacy Statement will govern. To view our current California Privacy Statement, please click here.
Vermont Residents. If you are a Vermont resident, we will send you a Vermont Privacy Statement when you open a MetaBank/Fingerhut Credit Account. Our Vermont Privacy Statement describes some of the choices you have about the ways we share your personal information. If any of the terms of our Vermont Privacy Statement are different than the terms of this Privacy Policy or the MetaBank/Fingerhut Credit Account Privacy Policy, the Vermont Privacy Statement will govern. To view our current Vermont Privacy Statement, please click here.
What Personal Information Does Fingerhut Collect Through This Site?
Information You Volunteer. We collect the personal information that you knowingly and voluntarily provide when you use this Site, for example, the information you provide when you request information about products or services, request a catalog, purchase a product or service, contact us regarding a purchase, or enter a contest or promotion. This information may include your name, shipping/billing address, email address, phone number, credit card information, Social Security number, birth date, gender, occupation, personal interests, and information used to verify your identity or for fraud prevention purposes. Whether to provide such information is completely your own choice, But if you choose not to provide the information we request, you may be unable to purchase products, or access certain services, offers and content on this Site.
Supplemental Information. To serve you better, we may combine information you give us through our catalogs with the information we collect through this Site. We may also supplement the information we collect through this Site with information that is publicly available (such as information based on your zip code) and information we receive from or cross-reference with our Marketing Partners. We may also collect information regarding payment on your MetaBank/Fingerhut Credit Account. When you apply for credit on this Site, personal information may be obtained about you from credit bureaus. To learn more about the ways we protect your privacy in association with your MetaBank/Fingerhut Credit Account, click here.
Information Sent to Us by Your Web Browser. We collect information that is sent to us automatically by your Web browser. This information typically includes the IP address of your Internet service provider, the name and version of your operating system, the name and version of your browser, the date and time of your visit, and the pages you visit. Please check your browser if you want to learn what information your browser sends or how to change your settings.
This information does not identify you personally. If, however, you have created a user identity on one of your visits to this Site (for example, by making a purchase), we may link the information provided by your browser to information that identifies you personally and use it for the purposes described below. In addition, we may review our server logs for security purposes, such as detecting intrusions into our network. If we suspect criminal activity, we may share portions of our server logs — which contain visitors’ IP addresses — with the appropriate investigative and/or law enforcement authorities who may use that information to trace and identify individuals.
Information Collected Using Cookies and Similar Technologies. We use “cookies” and similar technologies, such as Web beacons (also referred to as “GIF files,” “pixels,” or “action tags”), to collect information and support certain features of this Site. For example, we may use these technologies to
•	collect information about the ways you use this Site — which pages you visit, which links you use, and how long you stay on each page;

•	support the features and functionality of this Site — for example, to track the items you add to your shopping cart or to track your order;

•	save you the trouble of reentering information already in our database or to prompt the settings you established on previous visits to this Site;

•	personalize your shopping experience;

•	manage and determine the effectiveness of our advertising campaigns; and

•	provide Web site security.
Generally, the information we collect using these Web technologies does not identify you personally. If, however, you have created a user identity, for example, by applying for credit, we may link the information we collect using Web technologies to other information that identifies you personally.
If you do not wish to receive cookies, you may set your browser to reject cookies or to alert you when a cookie is placed on your computer. You may also delete our cookies as soon as you leave a site. Although you are not required to accept our cookies when you visit this Site, if you set your browser to reject cookies, you will not be able to use all of the features and functionality of this Site.
Our marketing and advertising consultants also use cookies and other Web technologies to collect information about visitors to this Site. To learn more, click here.
How Does Fingerhut Use Your Personal Information?
Generally. We use the personal information we collect through this Site
•	to provide the products, information and services you request;

•	for security, credit or fraud prevention purposes;

•	to provide you with effective customer service;

•	to provide you with a personalized experience when you use this Site;

•	to display personalized advertising when you visit this Site;

•	to contact you with special offers and other information we believe will be of interest to you (but only with your permission);

•	to contact you with information and notices related to your use of this Site;

•	to invite you to participate in surveys and provide feedback to us;

•	to better understand your needs and interests;

•	to improve the content, functionality and usability of this Site;

•	to improve our products and services;

•	to improve our marketing and promotional efforts; and

•	for any other purpose identified in an applicable privacy notice or other agreement between Fingerhut and you.
To learn more about the choices you have about the ways we use your personal information, please click here.
How Does Fingerhut Share My Personal Information?
Service Providers. We share personal information with companies and organizations that perform services on our behalf, for example, companies that provide support services to us (such as credit card processing services, data storage services, and web hosting services) or that help us market our products and services (such as third-party email marketing companies). These third parties are required by contract to use the personal information we share with them only to perform services on our behalf and to take commercially reasonable measures to protect the confidentiality and security of your personal information.
With Our Marketing Partners. From time to time we may establish a business relationship with other third parties whom we believe trustworthy. These are known as our “Marketing Partners.” In such cases, we may share and cross-reference information, including some personal information about you, so that our Marketing Partners can contact you regarding products and services that may be of interest to you. If you do not want us to share your personal information with our Marketing Partners, you may “opt-out” at any time using one of the methods described below.
With Our Affiliates. We may share the personal information we collect through this Site with our affiliates so that they can contact you regarding products and services that may be of interest to you. If you do not want us to share your personal information with our affiliates, you may “opt-out” at any time using one of the methods described below.
Business Transfers. Your personal information may be transferred to a company that has acquired the stock or assets of Fingerhut or one of our businesses, for example, as the result of a sale, merger, reorganization or liquidation. If such a transfer occurs, the acquiring company’s use of your personal information will still be subject to this Privacy Policy and the privacy preferences you have expressed to us.
Compliance With Laws and Protection of Our Rights and the Rights of Others. We may disclose personal information when we, in good faith, believe disclosure is appropriate to comply with the law, a court order or a subpoena. We may also disclose personal information to prevent or investigate a possible crime, such as fraud or identity theft; to enforce or apply our online terms of use or other agreements; or to protect our own rights or property or the rights, property or safety of our users or others.
As Described in a Privacy Notice. We reserve the right to disclose your personal information as described in any privacy notice posted on the Web page (or area) where you provide that information. By providing your personal information on that Web page you will be consenting to the disclosure of your personal information as described in that privacy notice.
As Described in Any Other Agreement Between You and Fingerhut. We reserve the right to disclose your personal information as described in any click-through agreement or any other agreement between you and Fingerhut.
Your Choices
In General. We respect your right to make choices about the ways we collect, use and disclose your personal information. In most cases, we will ask you to indicate your choices at the time we collect your personal information. We will also include an “opt-out” link in newsletters or promotional emails we send you so that you can inform us that you do not wish to receive such communications from us in the future. If you have created an account or a personal profile on this Site, you may be able to update some or all of your privacy choices by changing the settings on your account settings or profile page.
Direct Marketing. We want to communicate with you only if you want to hear from us. You have the choice to be excluded from our offers and promotions and to be excluded from sharing personal information with our affiliates or Marketing Partners. If you choose not to receive information from us or do not want us to share your personal information with our affiliates or Marketing Partners, please let us know by calling us at

1-800-208-2500 or by sending us an email at customerservice@fingerhut.com. Please be sure to include your email address, full name, and specifically what information you do not want to receive, such as “no phone offers”, “no mail offers”, “no email offers”, or “no sharing of information with Marketing Partners.” DO NOT include your Social Security number or account number in the email, but DO provide us with your 10 digit customer number. We will respond to reasonable requests within a reasonable time and, in any event, within the time period required by law.
Even if you ask us not to share or use your personal information for direct marketing purposes, we may still use your personal information in connection with the proper administration and management of your MetaBank/Fingerhut Credit Account. In addition, when you purchase from us online or through our catalogs, we may need to contact you via phone, email or mail to address questions specific to your order, even if you have opted to not receive marketing communications.
How Can You Update or Correct Your Personal Information?
If you wish to update or correct your personal information, please let us know by calling us at 1-800-208-2500 or by sending us an email at customerservice@fingerhut.com. Please be sure to include your email address, full name, and specifically what information you would like to update or correct. If you contact us by email, DO NOT include your Social Security number or account number, but DO provide us with your 10 digit customer number.
Use of Cookies, Web Beacons and Similar Technologies by Third Parties
Marketing Consultants. Our marketing consultants may use Web beacons, cookies and other Web technologies to collect information about visitors to this Site. For example, our consultants may count how many visitors access this Site, what links they use, and what pages they view. They may also track which Web sites and advertisements refer traffic to this Site and the URLs of the sites to which this Site refers traffic (that is, the Web sites on which our visitors land when they leave this Site). Our consultants use this information to compile statistics and prepare reports that provide the feedback and analysis we need to understand the needs and interests of our visitors, improve the content, functionality and usability of this Site, and improve the effectiveness of our advertising and marketing efforts. The information our consultants collect does not identify you personally.
Advertising Companies. We use third-party advertising companies to manage our online advertising campaigns. These advertising companies use cookies and other Web technologies to target and measure the effectiveness of the advertisements. For example, these advertising companies place Web beacons on their clients’ Web sites, including this Site, When you visit these Web sites, the Web beacon “tags” your computer with a “cookie”. The information stored on the cookie does not identify you personally and is not combined with any information that identifies you personally, but it does permit our advertising companies to recognize your computer when you access one of their clients’ sites. These advertising companies use the information they collect about your use of their clients’ Web sites to customize the advertisements you see when you visit their clients’ sites. Our advertising companies’ use of cookies and other web technologies is covered by their privacy policies, not by this Online Privacy Statement. If you do not wish to receive our advertising companies’ cookies, you may “opt-out” by using the following link and clicking the “SELECT ALL” button on the opening page: http://www.networkadvertisinq.org/managing/opt out. asp
Protecting Children
Our website is not focused on marketing or attracting minors and we do not knowingly collect personal information about anyone under the age of 18. Anyone under the age of 18 should not use this Site unless supervised by an adult. Our goal is to comply with applicable laws and regulations relating to collection and use of information from children, including the federal Children’s Online Privacy Protection Act. If you believe that we have received information from a child, please notify us immediately by calling us at 1-800-208-2500 or by sending us an email at customerservice@fingerhut.com , and we will take reasonable steps to remove that information from our database.
Children under the age of 13 should always ask their parents or guardians for permission before providing any personal information to anyone online.
Security and Confidentiality
In General. We take commercially reasonable administrative, physical and technological security measures to protect your personal information from unauthorized access, unauthorized use, and unauthorized or accidental destruction, modification or disclosure. Although we take commercially reasonable precautions to provide a level of security appropriate to the sensitivity of the personal information we collect, we cannot guarantee the security of information provided over the Internet or stored in our databases.

Password Protected Areas of This Site. For your protection, certain areas of this Site are password protected. You are responsible for maintaining the confidentiality of your passwords. We have the right to assume that anyone accessing this Site using a password assigned to you has the right to do so. You will be solely responsible for the activities of anyone accessing this Site using a password assigned to you, even if the individual is not, in fact authorized by you. If you have reason to believe that your password has been compromised or used without authorization, you must promptly change it using the functionality provided on this Site.
Do Not Use Emails to Communicate Sensitive Personal Information. Never provide sensitive personal information (for example, your Social Security number, driver’s license number or credit card information) to us via email. Use the appropriate areas of this Site to communicate this information or contact us by telephone with your 10 digit customer number.
Links to Other Fingerhut Web Sites
Fingerhut operates other Web sites, each with its own content, features, and functionality. Each Fingerhut site serves a different purpose. For this reason, not all of our sites are governed by this Privacy Policy. When you use a link on this Site to access another Fingerhut Web site, please take a minute to review the privacy policy posted on that site.
Links to Third Party Sites
This site may contain links to Web sites operated by other companies, including websites operated by our third-party service providers, our Marketing Partners, and other third parties. This Privacy Policy does not apply to personal information collected on any of these third-party sites. When you access third-party sites through a link on this Site, please take a few minutes to review the privacy policy posted on that site.
Governing Law
This Privacy Policy is governed under the laws of the State of Minnesota without regard to its conflicts of law provisions.
Interpretation
As used in this Privacy Policy, the word “including” means “including, without limitation.”
Contact Us
If you have questions about this policy or our privacy practices, please email us at customerservice@fingerhut.com and write “Privacy” in the subject line or write us at:
Fingerhut
6250 Ridgewood Road
St. Cloud, MN 56303
Attention: Privacy and Security

rev. 11/09

FACTS	WHAT DOES FINGERHUT DO
WITH YOUR PERSONAL INFORMATION?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:

• Social Security number and income

• account balances and payment history

• credit history and credit scores

When you close your account, we continue to share information about you according to our policies.

How?	All financial companies need to share customers’ personal information to run their everyday business—to process transactions, maintain customer accounts, and report to credit bureaus. In the section below, we list the reasons financial companies can share their customers’ personal information, the reasons Fingerhut chooses to share, and whether you can limit this sharing.

Reasons we can share your personal information	Does Fingerhut share?	Can you limit this sharing?
For our everyday business purposes—	Yes	No
to process your transactions, maintain your account, and report to credit bureaus

For our marketing purposes —	Yes	Yes (Check your choices, p. 3)
to offer our products and services to you

For joint marketing with other financial companies	Yes	Yes (Check your choices, p. 3)

For our affiliates’ everyday business purposes—	Yes	No
information about your transactions and experiences

For our affiliates’ everyday business purposes—	No	We don’t share
information about your creditworthiness

For our affiliates to market to you	Yes	Yes (Check your choices, p. 3)

For nonaffiliates to market to you	Yes	Yes (Check your choices, p. 3)

To limit our sharing	• Visit us online: www.fingerhut.com/privacy
• Mail in the form below
Please note:

If you are a new customer, we can begin sharing your information 30 days from the date we sent this notice. When you are no longer our customer, we continue to share your information as described in this notice.

However, you can contact us at any time to limit our sharing.

Questions?	Email us at customerservice@fingerhut.com
Mail-in Form
Mark any/all you want to limit:
☐ Do not use my personal information to market Fingerhut products to me.

☐ Do not allow your affiliates to use my personal information to market to me.

☐ Do not share my personal information with nonaffiliates to market their products and services to me.

☐ Do not share my personal information with other financial institutions to jointly market to me.*

Name	Mail to:
Address	Fingerhut
6250 Ridgewood Road
City, State, Zip	St. Cloud, MN 56303
Customer #	Attn: Privacy and Security

rev.11/09

Who we are

Who is providing this notice?	Fingerhut

What we do

How does Fingerhut protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does Fingerhut collect my personal information?	We collect your personal information, for example, when you
• open an account

• pay your bills

• use your debit or credit card

• give us your contact information

• pay us by check

We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?	Federal law gives you the right to limit only:

• sharing for affiliates’ everyday business purposes-information about your creditworthiness

• affiliates from using your information to market to you

• sharing to nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

What happens when I limit	Your choices will apply to everyone on your account.
sharing for an account I hold
jointly with someone else?

Definitions

Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies.

• Our affiliates include nonfinancial companies, such as order fulfillment companies.

Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies.

• Nonaffiliates we share with can include direct marketing companies.

Joint Marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you.

• Our joint marketing partners can include insurance companies.
Other important information
None.

CALIFORNIA PRIVACY STATEMENT
IMPORTANT PRIVACY CHOICES FOR CONSUMERS
You have the right to control whether we share some of your personal information.
Please read the following information carefully before you make your choices below.
Your Rights
You have the following rights to restrict the sharing of personal and financial information with our affiliates (companies we own or control) and outside companies that we do business with. Nothing in this form prohibits the sharing of information necessary for us to follow the law, as permitted by law, or to give you the best service on your accounts with us. This includes sending you information about some other products or services.
Your Choices
Restrict Information Sharing With Other Companies Fingerhut Owns or Controls (Affiliates): Unless you say “NO ”, we may share personal and financial information about you with our affiliated companies.
☐	NO, please do not share personal and financial information about me with your affiliated companies.
Restrict Information Sharing With Other Companies Fingerhut Does Business With To Provide Financial Products And Services: Unless you say “NO”, we may share personal and financial information about you with outside companies we contract with to provide financial products and services to you.
☐	NO, please do not share personal and financial information about me with outside companies you contract with to provide financial products and services.
Time Sensitive Reply
You may make your privacy choice(s) at any time. Your choice(s) marked here will remain unless you state otherwise. However, if we do not hear from you, we may share some of your information with affiliated companies and other companies with whom we have contracts to provide financial products and services.
Name:____________________________

Address:

	Street Address	City	State	Zip Code
10 Digit Fingerhut Customer Number: ______________________________
Last Four Digits of Social Security Number: _________
Signature: ______________________________________
Date: ___________________
To exercise your choices, do one of the following:
(1)	Contact us at customerservice@fingerhut.com. Please include your email address, full name, address and Fingerhut customer number, as well as the request to opt-out of information sharing as described above.
(2)	Fill out, sign and send this form back to us using the envelope provided (you may want to make a copy for your records). Mail your request to:
Fingerhut
6250 Ridgewood Road
St. Cloud, MN 56303
Attn: Privacy and Security

PRIVACY NOTICE DISCLOSURE
SPECIAL NOTICE FOR VERMONT RESIDENTS
Financial companies choose how they share your personal information. In addition to the protections provided by federal law, Vermont law gives you the right to decide whether we may share nonpublic personal information about you with certain third parties. Vermont law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
Information We Collect About You
We collect nonpublic personal information about you from the following sources:
•	information received from you on applications and other forms;

•	information about your transactions with us, our affiliates or others; and

•	information we receive from a consumer reporting agency.
Information We Share About You
We may disclose all of the nonpublic personal information which we collect, as described above.
Parties with Whom We Share Information
We may disclose the nonpublic personal information about you to the following types of third parties:
•	financial service providers (such as insurance agents);

•	non-financial companies (such as retailers, direct marketing companies and order fulfillment companies); and

•	others (including joint marketing companies).
We may also disclose the information described in this notice to other affiliated or nonaffiliated third parties, as applicable, as required or permitted by law.
Information We Share to Parties that Provide Services to Us
In order for us to conduct out business and to best serve you, we may disclose all of the information we collect, as described above, to nonaffiliated third parties (including service providers that perform marketing on our behalf, such as direct marketing companies) or financial institutions with whom we have joint agreements for marketing.
Information We Share About Former Customers
When you close your account, we continue to share the nonpublic personal information about you described above according to our policies.
How We Protect Your Information
We restrict access to nonpublic personal information about you to [our employees who need to know this information to provide products or services to you]. We maintain physical, electronic and procedural safeguards that comply with state and federal regulations to guard your nonpublic personal information.
Your Right to Opt In
We will not disclose nonpublic personal financial information about you to nonaffiliated third parties (other than as permitted by law) unless you authorize us to make that disclosure. Your authorization must be in writing or, if you agree, in electronic form. If you wish to authorize us to disclose your nonpublic personal financial information to third parties, you may check the box below or complete and sign the form included and mail it to us.

Products or Services to Which Your Opt In Right Applies
You have the right to elect that we may share your nonpublic personal information to our business partners so that those business partners may market financial products or services which may be of interest to you, such as insurance.
Revoking Your Opt In Direction
You may, at any time, revoke your election to permit us to share your nonpublic personal information. To do so, please contact us at customerservice@fingerhut.com or at the address provided below.
Contact Us
If you have any questions, please contact us by email at customerservice@fingerhut.com or by mail at:
Fingerhut
6250 Ridgewood Road
St. Cloud, MN 56303
Attn: Privacy and Security
☐	I authorize Fingerhut to share my nonpublic personal information as provided in the notice provided to me.
Revocation of Opt In
By mailing this form to you, I (the undersigned) hereby exercise my right to revoke my election to permit you to share my nonpublic personal information.
Name: ________________________________
Address: ___________________________________________________________________________
                  Street Address                        City                         State                          Zip Code
10 Digit Fingerhut Customer Number: __________________
Last Four Digits of Social Security Number: ____________
Signature: _________________
Date: _____________

FACTS	WHAT DOES WEBBANK DO WITH YOUR PERSONAL INFORMATION ?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:

• Social Security number and transaction history

• Account balances and payment history

• Credit history and credit scores

When you are no longer our customer, we continue to share your information as described in this notice.

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons WebBank chooses to share; and whether you can limit this sharing.

Reasons we can share your personal	Does WebBank	Can you limit this
information	share?	sharing?
For our everyday business purposes -
such as to process your transactions, maintain your account(s),respond to court orders and legal investigations, or report to credit bureaus	YES	NO

For our marketing purposes -
to offer our products and services to you	YES	NO

For joint marketing with other financial companies	NO	We don’t share

For our affiliates’ everyday business purposes - information about your transactions and experiences	NO	We don’t share

For our affiliates’ everyday business purposes -
information about your creditworthiness	NO	We don’t share

For our affiliates to market to you	NO	We don’t share

For nonaffiliates to market to you	NO	We don’t share

Questions? Call (866) 754-4094

What we do
How does WebBank protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does WebBank collect my personal information?	We collect your personal information, for example, when you
• Open an account or pay us by check
• Provide account information or give us your contact information
• Show your driver’s license
We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?	Federal law gives you the right to limit only
• Sharing for affiliates’ everyday business purposes—information about your creditworthiness
• Affiliates from using your information to market to you
• Sharing for non-affiliates companies to market to you
State laws and individual companies may give you additional rights to limit sharing.
What happens when I limit sharing for an account I hold jointly with someone else?	WebBank does not offer joint LendingClub accounts.

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies.
• WebBank does not share with our affiliates
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies.
• WebBank does not share with nonaffiliates so they can market to you

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you.
• WebBank doesn’t jointly market

C62024—252 35 FINGERHUT. Page 1 of 1 70 Your account is past due. To keep your account in good standing, please mail $13.98 today. 10 01 11 00 Account Summary 14.99 0.00 9.99 8.99 Previous Balance Payments & Credits 0.00 Purchases & Debits Fees Charged Interest Charged New Balance — 33.97 Credit Limit 350.00 Available Credit 316.03 Billing Date 01/06/11 Days in Cycle 31 Past Due Amount 7.99 Total Amount Due 13.98 Interest C harge Calculal tion Type of Annual Percentage Balance Subject Interest Balance Rate (APR) to Interest Rate Charge Nondeferred 24.90% 25.11 0.00 Payment Information New Balance 33.97 Minimum Payment Due 13.98 Mail Payment By 01/26/11 Payment Due Date 02/02/11 Late Payment Warning: If we do not receive your minimum payment by the date listed above, you may have to pay a late fee of up to $30.00, Minimum Payment Warning: If you make only the minimum payment each period, you will pay more in interest and it will take you longer to pay off your balance. For example: If you make no You will pay off the And you will end up additional charges balance shown on this paying an estimated using this card and statement in about: total of: each month you pay: Only the minimum 7 months 40 payment If you would like information about credit counseling services call 1-888-364-2268 To avoid additional interest charges, pay the New Balance by the Payment Due Date. Date Order Number Description Amount Transactions 12/09/10 000017923351 JUSTFORME16765798DEC 877-397-440 9.99 Fees 01/03/11 Late Fee 7.99 01/06/11 Minimum Interest Fee 1.00 TOTAL FEES FOR THIS PERIOD 8.99 TOTAL INTEREST THIS PERIOD 0.00 TOTAL FEES YTD 2010 8.99 TOTAL INTEREST YTD 2010 0.00 Inquiries Regarding Your Fingerhut Credit Account issued by MetaBank: English: 1 -800-208-2500 En Espanol: 1 -800-556-3208 FINGERHUT Make payments online at fingerhut.com/MyAccount J Or tear off and return with your payment by mail. Make your check payable to Fingerhut. Account Number MAIL PAYMENT BY MINIMUM DUE New Balance Amount Enclosed XXXX-XXXX-XXXX-3046 Customer Number 01/26/11 $13.98 $33.97 — REPRINT #BWNHJFS 1001 Make your check payable to Fingerhut and mail to: lll.,,lml,,,llll.,,,,.lll PO Box 166 l.ll..ll.,..ll.,..l.ll<.l,.ll...l.lml.l. Newark, NJ 07101-0166 EX-10.26 — 2011 0 1 19 -SJ

IMPORTANT NOTICE
Your payment will be credited to your account on the same day we receive it if the bottom portion of this statement and your check are received by us on a processing day by 5:00 pm in the enclosed envelope at our processing center. Payments received after 5:00 pm will be credited on the next processing day. Please allow at least seven (7) days for postal delivery. Payments received at any other location in another form or with other documents may not be credited the same day we receive the payment. Our processing days are Monday through Sunday, excluding holidays for payments received by mail. Payments received on holidays will be credited as of the previous processing day. When you send us a check as a payment, you authorize us to use information from your check to make a one-time electronic fund transfer from your deposit account, or to process the payment as a check transaction. When we use information from your check to make an electronic fund transfer, funds may be withdrawn from your deposit account as soon as the same day we receive payment, and you will not receive your check back from your financial institution. If your check is returned to us due to non-sufficient funds we may also re-deposit it through a one-time electronic fund transfer. You may also make a payment at anytime on your Fingerhut Account at fingerhut.com/MyAccount or via an automated phone payment at 1-800-208-2500. Online and automated phone payments will be posted as of the same day if made before 11:00 pm.
PAYMENTS
Make checks payable to Fingerhut and mail to:
     Fingerhut Credit Account Services, P.O. Box 166, Newark, NJ 07101-0166
Please write your Fingerhut account number on your check. Do not send correspondence to this address. Mail your payment in the enclosed envelope with the payment coupon at the bottom of your statement.
WHAT TO DO IF YOU THINK YOU FIND A MISTAKE ON YOUR STATEMENT
If you think there is an error on your statement, write us at:
     Fingerhut Credit Account Services, P.O. Box 1250, St. Cloud, MN 56395-1250.
In your letter, give us the following information:
•	Account Information: Your name and Fingerhut Credit Account number.

•	Dollar Amount: The dollar amount of the suspected error.

•	Description of Problem: If you think there is an error on your bill, describe what you believe is wrong and why you believe it is a mistake.
You must contact us within 60 days after the error appeared on your statement. You must notify us of any potential errors in writing. You may call us, but if you do we are not required to investigate any potential errors and you may have to pay the amount in question.
While we investigate whether or not there has been an error, the following are true:
•	We cannot try to collect the amount in question, or report you as delinquent.

•	The charge in question may remain on your statement, and we may continue to charge you interest on that amount. But, if we determine that we made a mistake, you will not have to pay the amount in question or any interest or other fees related to that amount.

•	While you do not have to pay the amount in question, you are responsible for the remainder of your balance.

•	We can apply any unpaid amount against your credit limit.
YOUR RIGHTS IF YOU ARE DISSATISFIED WITH YOUR CREDIT PURCHASES
If you use your card to make a purchase and you are dissatisfied with the goods or services that you receive, you may have the right not to pay the remaining amount due on the purchase.
To use this right, all of the following must be true:
1. The purchase must have been made in your home State or within 100 miles of your current mailing address, and the purchase price must have been more than $50. (Note: Neither of these are necessary if your purchase was based on an advertisement we mailed to you, or if we own the company that sold you the goods or services.)
2. You must have used your card for the purchase.
3. You must have not yet fully paid for the purchase.
If all of the criteria above are met and you are still dissatisfied with the purchase, contact us in writing at: Fingerhut Credit Account Services, P.O. Box 1250, St. Cloud, MN 56395-1250.
While we investigate, the same rules apply to the disputed amount as discussed above. After we finish our investigation, we will tell you our decision. At that point, if we think you owe an amount and you do not pay we may report you as delinquent.
CREDIT BUREAU DISPUTES
If you believe we inaccurately reported credit history information about you or your Account to a credit reporting agency, call us at 1-866-734-0342 or write to us at: Credit Bureau Reporting Services, 6250 Ridgewood Road, St. Cloud, MN 56303. Please provide the Fingerhut Credit Account number along with a copy of your credit bureau report reflecting the information that you believe is inaccurate.
HOW WE CALCULATE INTEREST CHARGES
To calculate the interest charge payable each month, we multiply the average daily balance times the monthly periodic rate and, if applicable, add any deferred interest charge (see DEFERRAL PERIODS). Your Account is subject to a minimum interest charge of $1.00. Average Daily Balance: We figure the interest charge on your Account by applying the monthly periodic rate to the “average daily balance” of your Account, including current transactions, To get the “average daily balance” we take the beginning balance of your Account, each day, add any new purchases, charges and other fees, and subtract any payments or credits. Purchases subject to Deferral Periods described below are excluded from our calculation of the “average daily balance” until the day following the expiration of the Deferral Period. This gives us the daily balance. Then, we add up all the daily balances for that billing cycle and divide the total by the number of days in the billing cycle. This gives us the “average daily balance”.
Interest charges begin to accrue on each purchase on the date of the purchase. However, if you paid the new balance on your previous Statement by the payment due date shown on the statement, then: (1) if you pay the new balance on your current billing statement by the payment due date shown, we impose no interest charges on purchases during the current billing cycle, and (2) if you make a payment by the payment due date shown on your current billing statement that is less than the new balance, we will credit that payment as of the first day in your current billing cycle. In addition, if your Statement reflected a new balance and you did not pay that new balance in full by the payment date on that previous statement, then we will not impose interest charges on any purchases during the current billing cycle if you pay the balance shown on your current Statement by the payment due date reflected on that current statement.
DEFERRAL PERIODS
MetaBank may offer Accounts promotional credit offers. These offers include, but are not limited to, deferred interest offers or reduced payments with deferred interest offers. Special rules apply to these promotional credit offers, which are described at the time of the offer.
•	The date, amount and description of each purchase are identified on your periodic statement for the period when you make the purchase.

•	Each periodic statement contains a summary of all active deferred offers, including unpaid principal balances, any accrued interest charges and the date which the principal balance (New Balance) of each plan must be paid in full to avoid interest charges in connection with your purchase.

•	For offers with deferred interest, if you pay the deferred portion on or before the last day of the applicable deferred period you pay no interest charges in connection with your purchase. Otherwise, we add a deferred interest charge to your Account on the expiration date.

•	We figure accrued interest charges each month by multiplying the average daily balance of each deferred balance by the monthly periodic rate.

•	We do consider all deferred purchases for purposes of determining your available credit.
QUESTIONS ABOUT YOUR STATEMENT
E-mail us at customerservice@fingerhut.com
or call 1-800-208-2500 (English) 1-800-556-3208 (En Espaňol)
©Fingerhut 5-060505-000
IMPORTANT! Has your address, phone number, or e-mail address changed? If so, please fill in any NEW information in the Spaces below and we will Update your account.

Account	Phone

Name

Address

City	State	Zip

E-Mail Address
Please provide your e-mail address for business transactions.
(We will not send promotional material without your permission.)
☐ Check here if you’d like to receive e-mails about Fingerhut special deals and events.

EXHIBIT D-1
Fingerhut FreshStart Credit Account
Terms and Conditions
Account Summary Disclosures
Privacy Policies (see Exhibit D)
Fingerhut Credit Account Billing Statement
See Subsequent Pages

EXHIBIT D-1 (1) FINGERHUT FRESHSTART INSTALLMENT LOAN TERMS
CREDIT ACCOUNT ISSUED BY METABANK
TRUTH-IN-LENDING DISCLOSURE

Creditor: MetaBank, Sioux Falls, South Dakota
Borrower Name and Address:	<Firstname Lastname>
<Address Line 1>
<Address Line 2>
<Address Line 3>

ANNUAL PERCENTAGE RATE	FINANCE CHARGE	Amount Financed	Total of Payments
The cost of your credit as a yearly rate	The dollar amount the credit will cost you	The amount of credit provided to you or on your behalf	The amount you will have paid after you have made all scheduled payments

24.90%	<$XXX.XX> (e)	<$XXX.XXX>	<$XXX.XXX> (e)

Your payment schedule will be:

Number of Payments	Amount of Payments	When Payments Are Due

<X> (e)	<$XXX.XX> (e)	Monthly, starting <firstpaymentduedate>
Late Charge: If a payment is late, you will be charged:
$4.90 if your balance Is greater than $15 but less than or equal to $50
$14.90 if your balance is greater than $50
Prepayment: If you pay off early, you will not have to pay a penalty.
See your contract document for any additional information about nonpayment, default, any required repayment in full before the scheduled date, and prepayment refunds and penalties.
(e) means an estimate
Itemization of Amount Financed:
<$XXX.XX>      Amount Financed — paid by MetaBank to Fingerhut (Principal Amount of your Loan)
In some cases, goods and services you order may be shipped at different times, and will be added to your Loan when shipped. As a result, your Payment Schedule, your Finance Charge, and your Total of Payments are estimated.
©Fingerhut 5-060624-000

E X HIBIT D-1 (2) FINGERHUT F RESH START ACCOUNT SUMM A RY D ISCLOSURES PRESI:nEEll AlID OPT-oUTJlOllC8 111, ‘prescruened’ offer of crudlt I, based on Inlormation In your amort TOporlindic:rting II1atynu ment“rLlin anteri;. Cmillt may not bo onended if, nflJlr you respimd, It Is determined lITat you do not meot the “lien, used for ,c”,enlng or ony ollTer ‘pprrc:rble crlinn, beming on crodilwortliiMSS. II you do nol w’nt In recei~e ple!cruened ollern 01 credit from !his Dr oUrer CIlmpnnilS, c:rll~, eollSllmer ICporUng agencies at 1-BaB-51JPT ·Our, 1-II1ili-21J.7lfiO, 1-115&-591 ·:1464 and1-!£IH!J(J.1920 orwrita: Equilax op~o” P.o. Box 7~012J, Manlll, GA 30314-0123; TransUnlon Opt out Re<iues\ P.O. Box 505, Woorlly”, PA 1!IIJ!JHI505; AIlian! ClIDporalive OaLl Sri/utions, AIIn: Cnlmd, 301 Relds llllll, DreVisler, Iii !0509. Your initial purchase of more than $50 may be financed by an Installment Loan Agreement between you and MetaB,ml<. This Is not your complete Installment Loan Agreemen~ It Is only a summary of certain important disclosures. Your Installmont Loan Agreement will be sent to you. Please read It carelully and keep It for your records. MetaBanl< may sell, assign or transfer your Installment Loan Agreement or any portion thereof. Obtaining a Loan: To holp the government fight Ule lunding of terrorism and money laundering activities, Federal law requires all tTnancial institutions to obtain, verify, and record information lIlat Identifies each person who opens an account When you obtaIn an Installment Loan, we will ask for your name. address. date of birth. and other information that will allow us to Identify you. We may also ask for your driver’s license number or other identifying informalion. Representative Tenus 01 Gradi!: The Installment Loan Agreement lets you maim your initial purchase by making a $30 down payment to Fingerhut and 6 law monthly payments on your Loan. The Annual Percentage Rate is 24.9%. For purchases of $50 and $100. Ihe lollowing credit terms apply; Cash price $50 $100 Down payment $30 $30 Terms of repayment 6 mantl1ty payments 6 montilly payments of $3.33 01 $11.66 Lale payment fee: $4.90 if your balance is greater than $15 but less than or equal to $50; $14.90 il your balance Is greater than ,~50. Returned payment fee: $25. Advertised Prico per Month: The advertised price per month Is the estimated Initial monUlly minimum payment required for a single item order. Your actual minimum payment will be calculated at the time of your purchase and will be disclosed to you with your Installment Loan Agreement. Credit Card Account You request lIlat we consider you for a revolving Fingerhut Credit Account Issued by MetaBank that you can use for future purposes, and lIlat we send you a credit card or account number if you am approved. If you pay off your initial purchase within 6 payments or earlier with no instance 01 late payments, we may Issue a MetaSank! Fingerhut Credit Account to you. However. il you elect to pay your entire batance due at the same time as your down payment, then this will cancel your Loan and you may not be eligible to be considered for a MetaSanl<lFingerhut Credit AccoulTl. You may not be eligible to be considered for a MetaBanklRngerhut Credit Account if you die, file for bankruptcy, enter a conSUmor credit counseling service program. make any past due payments, or have any payments rerumed unpaid, or If you enter any other negative credit status. We wi!! send you your account agreement and imporrnnt disclosures about Ihe MellJSanl<lFingerhut Credit Account when approved. Below Is a summary of the key credit terms of the Rngerhul Credit Account. METABANKIFlNGERHUT REVOLVlNGCREOrT ACCOUNT SUMMARY DISCLOSURES .Interest Rates and Interest Charges ‘ .. Annual Percentage Rate 24;90% (APR) for Purchases How to Avoid Paying Your due date is at least 24 d:rys after Ihe clost Inlerest of each billing cycle. We will nol chafge you any interest on purchases if you pay your entire balance by the due date each month. Minimum Inlerost If you are charged interest the charge will be nr Charge less than $1. 00. For Credn Card Tips To ~am more about (aclnrs 10 consider when from Ihe Federal app~ing for or using a credit card, visit tlle Reserve Board website of the Federal ReselVe Board at htlg:flwww.fecteralreserve.govfcreditcarrl. .. Penalty Fees , Late Payment • Up to $30.00 • Returned Payment ‘ Up to $30.00 Returned Merchandise: Your abnlly to relurn any merchandise purchased Is governed by Fingerhut’s relurn policy. When you refum merchandise. we subtract the return amount ~om your initial purchase amoun~ your payment amount will then remain the same, but you will payoff your Loan earlier. However. if a retum (or returns) results in a purchase amount of less than S50, you will no longer be eligible lor consideration for a Angerhut Credit Account issued by MellJBank. II a return (or retums) results in a credit balance, we will also refund your credit balance. Arbitration: Your Installment Loan Agreemont will contain a binding arbitration provision. In the event oJ any dispute relaling to your Agreement, Ihe dispute will be resolved by binding arblt:mlion pursuant to the rules of the American Arbitration Association. Both you and we 3grae to waive the right to go to court or to nave the dispute heard by a jury. You and we will be waiving any right to a jury trial and you will not have the right to partIcipate as part of a class of claimants relating to any dispute wltl1 us. other rights available to you in court may also be unavailabte in arbitration. When you receive your Installment Loan AgreemelTl, you should read the arbitration provision In tile Agreement carefully. Updated Ananeial and otller Information: Upon request, you agree to promptly give us accurate financial and other inriormation about yourself. CREDIT BUREAU DISPUTES: II you believe we inaccurately reported credn hIstory information about you or your Loan to a credit reporting agency, call us at 1-B66-734-0342 or write to us at: Credit Bureau Reporting Services, 6250 Ridgewood Road, St. ClOUd, MN 56303. Please provide the Loan number along with a copy of your credit bureau report reflecling the Inlormation that you believe is inaccurate. Consent to Use of Telephono /lumbers: Vou expressly consent to rmessage calls, from MetaBanl<lFingerhut, thelr affiliates, marketing partners, agents and oUws calling at tllBir request or on their bellalf, at any telephone numbers Ihat you have provided or may provide In Ihe fulure (Including any cellular telephone numbers). All borrowers, including New YortC/Rhode IslandlVermont Res!dents: You give MetaBanl< (as welt as its agents, successors, and assigns) permission to access your credit report In connection willl any transaction, Dr exlension of credit, and on an ongoing basis, for the purpose of reviewing your Loan. taking collection action on your Loan, or for any other legitimate purposes associated with your Loan. Upon your request. you will be Informed of whether or not a consumer credit report was ordered, and if It was, you will be given the name and address of the consumer reporting agency that fumlshed the report New York residents may contact the New York state banking department to obtain a comparative listing of credit card rates, fees and grece periods, at 1-300-513-8866. Ohio Resldants: The Ohio laws against discrimination require that all creditors make credIt equally available to all credItworthy cwrtomers, and that credit reporting agencies maintain separate credit hislDries on each indIvidual upon request Tile Ohio Civil Rights CommissIon administers compliance with this law. Marrled Wisconstn Resldenls: No proVision of any marital property agreemen~ unilateral agreement. or court decree under Wisconsin’s Marital Property Act will adversely affect a creditor’ s Interest unless prior to the time credit is granted, the creditor Is furnished a copy of tilat agreement or decree or is given complete inriormation about the agreement or decree. California and Utah Residents: k; requIred by law, you are hereby notified that a negative credit report reflecting on your credit record may be submitted to a credit rsporting agency if you fail to fulftll the terms of your credit obligations. receiving calls and messages, Including auto dialed and prerecorded

FiNGERHUT. 3tatemen t Date ! \ccount Number Justomer N umber Payment Info r mati o n : : >ast Due Payment Amount ~urrent Payment Due Payment Due Date Mail Payment By Total Amount Due Account Information Monthly Payments Made Out~.~. ,..ling Balance* 09/09/10 $0.00 $11.33 10105/10 09/28/10 $11.33 o $63.69 *Outstanding Balance is your payoff amount if paid on or before your due date FiNGERHUT IliUU10itM • . , Congratulations on your new Fingerhut FreshStart~” Credit Account! This is your first step toward building your credit with us and an opportunity for a better credit outlook in general. Monthly Highlights You can elect to receive your statements electronically by visiting My Account at Fingerhut. com For automatic online payments: visit fingerhut.com/MyAccount For Customer Service: call1-BOO-20B-2500 for account information, Monday-Friday, 8AM-8PM CT. Or email atfingerhutfreshstart@fingerhut.com Account Activity Date 8/25/2010 9/112010 Description Down Payment -Thank You! Purchase Presto TilVDrain Big Griddle Free Gift- Surprise Gift FiNGERHUT IliUU10itM • . , Congratulations on your new Fingerhut FreshStart~” Credit Account! This is your first step toward building your credit with us and an opportunity for a better credit outlook in general. Monthly Highlights You can elect to receive your statements electronically by visiting My Account at Fingerhut. com For automatic online payments: visit fingerhut.com/MyAccount For Customer Service: call1-BOO-20B-2500 for account information, Monday-Friday, 8AM-8PM CT. Or email atfingerhutfreshstart@fingerhut.com Amount $-30.00 $92.96 Your HngelTIut FreshSiart Credit Account is issued by MetaBank. - — - — FiNGERHUT: Make payments online at fingerhut.com/MyAccount Or tear off and return with your payment by mail. Make your check payable to Fingerhut. Account “lumbEr MAIL PAYMENT BY MINIMUM DUE New Balance Amount Enclosed XXXX -xx,“O: -xxx,,< -00 16 Customer Number 09/28/10 1 <—I _$11.33—,11’ —_$63.69—‘1 [$ t Make your check payable to Rngerl1ut and mail to: 1111111111111111111111111111111111111111111 h 111111111 II 11111111 11111111111111111111’111’ pi ‘1 11111 pili .111111111111 11111 h 1111 PO Box 166 Newark, NJ 07101-0166 S32S 090910DOD1133DDD3D004

Payment Informati o n Your payment wil l be c red i ted to your account on the same day we receive it, if the bottom portion of this statement and your check are received by our processing facility by 5:00 pm ET, in tile enclosed envelope at our processing center. Payments I“8ceived after 5:00 pm ET will be cl“8dited on the next processing day. Please aI/ow up to seven (7) days for postal delivery. Payments received at any other location, in another form or with other documents may not be credited tile same day we receive the payment. Our processing days are Monday through Sunday, excluding holidays for payments received by mail. Payments received on holidays will be credited as of the previous processing day. Wilen you send us a check as a payment, you authorize us to use information from your check to make a one-time electl“Onic fund transfer fl’om your deposit account, or to pl“Ocess the payment as a check tmnsaction. When Fingerhut uses information from your check to make an electronic fund transfer, funds may be withdrawn from your deposit account as soon as the same day Fingerhut receives payment, and you will not receive your check back from your financial institution. If your checl< is returned to Fingerhut due to non-sufficient funds, Fingerhut may also redeposit it thl“Ough a one-time electronic funds transfer. You may also make a payment at any time on your Fingerhut FreshStart Credit Account issued by MetaBank at fingerhut.com/MyAccount or via an automated phone payment at 1-800-208-2500. Online and automated phone payments will be posted as of the same day if I’nade before 11 :00 pill CT. Payment Mailing Address Make checks payable to Fingerhut and mail to: Fingerhut Credit AccoLint Services P.O. Box 166 Newark, NJ 07101-0166 Please wl“ite your account number on your check. Do not send corl“8spondence to this address. Mail your payment in the enclosed envelope with the payment coupon at the bottom of your statement. Late Charges A late fee will be assessed if a payment is received after its clue date, as permitteci and described in your credit agreement. Account Information Get 24-hour automated account information by visiting our webs’lte at fingen1ut.com/MyAccount or by calling our toll-free number: 1-800-208-2500. Credit Bureau Disputes If you believe we inaccurately reported credit history information about you or your Loan to a credit reporting agency, callus at 1-866-734-0342 or write to us at: Credit Bureau Reporting Services, 6250 Ridgewood Road, 8t. Cloud, MN 56303. Please provide tile Loan number along with a copy of your credit bureau repolt reflecting the information that you believe is inaccurate. Billing Inquiries If you have a specific question about your bill, please provide a detailed description of your inquiry concerning your account, copies of all relevant documentation, your name anci account number to: Fingerhut Credit Account Services, P.O. Box 1250, St. Cloud, MN 56395-1250. ©Fingerhut 5 ·060535-000 IMPORTANT! Has your address, phone number, or e-mail address changed? If so, please fill in any NEW information in the spaces below and we will update your account. Account PllOne I I L .. I I— I ···-[-1 Name Address City E-Mail Address I I Please provide your e-mail address for business transactions. 0Ne will not send promotional material without your permission.) I State I I J Zip ·-1 I I’ I 1 [ ··-1 ·· I i I II ··I-J — ,-"-"—.—... , .. “ [] Check here if you’d like to receive e-mails about Fingerhut special deals and events.

EXHIBIT E
Bluestem Brands, Inc
Credit Compliance Policy
Section 13.1
Customer Identification Program
Policy Statement
It is the policy of Bluestem Brands, Inc (“Bluestem”) to insure proper adherence Section 326 of the USA Patriot Act regarding the requirement to implement reasonable procedures to verify the identity of any person seeking to open a credit account, maintain records of the information used to verify the person’s identity, including name, address and other identifying information, and determine whether the person appears on any lists of known or suspected terrorists or terrorist organizations provided by a government agency and to Bluestem by its partner banks.
The provisions and intent of the USA Patriot Act require Bluestem and its partner banks to implement and maintain identification, documentation, verification, and recordkeeping procedures to ensure:
i.	compliance with state and federal laws and regulations;

ii.	adherence to safe and sound banking practices;

iii.	decrease risk that Bluestem and/or its partner banks will become victim to illegal activities; and

iv.	protect the reputation and strategic position of Bluestem and its partner banks.
Risk Management
Bluestem, as part of its overall risk management program, reviews each area where risks may present themselves to regulatory customer identification requirements.
Customer Due Diligence
The USA Patriot Act establishes minimum standards regarding the identity of any customer who applies to open a new credit account. Specifically, financial institutions must:
1.	identify and verify all persons seeking to open a new credit account;

2.	maintain accurate records of such; and

3.	compare presented customer identification with government lists.
Bluestem’s procedures for verifying the true identity of a person are based on Bluestem and its partner banks’ risk assessment presented by the type of account, the various methods of opening an account, and the type of identifying information available. In any instance, though, employees must ensure that a reasonable belief of the true identity of Bluestem customers is obtained.

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Identification information required before opening a new credit account includes all of the following:
1.	name;

2.	date of birth;

3.	physical/street address, includes:
a.	army post office (APO) or fleet post office (FPO) box number; or

b.	physical/street address where they can be reached and mail sent to;
4.	Social Security number.
Procedures for Verification of Identity
For a customer submitting an application in person an unexpired identification which provides evidence of a customer’s nationality or residence and bears a photograph or similar safeguard, such as a driver’s license or passport.
For customers submitting applications over the phone, through direct mail or over the internet, the applicants’ identification must be validated by comparing the information provided with information received from a credit reporting agency, public database or other source. In the event that the information cannot be verified through a credit reporting agency, before opening a new credit account, a person’s identity must be verified through one or more of the following documentary and non-documentary methods:
1.	unexpired government issued identification;

2.	verification through a public database;

3.	utility bill with the person’s name and address
The specific step by step verification procedures for handing the verification of a person’s information when it cannot be verified through a credit reporting agency are outlined and maintained on the Consumer Credit Compliance Program intranet site. Management of the department with responsibility for account opening is responsible for ensuring their employees are properly trained and adhere to these procedures.
Procedures for Lack of Identity Verification
It is against policy to open or maintain a credit account for a person if the person cannot be properly validated and a reasonable belief is not formed of the true identity of the person. If a person’s identity cannot be verified within specific timeframes provided for in operational procedures, the person is to be notified in writing and the person’s credit application declined.
NOTE: On a case by case basis, in the event of a suspicious situation where a person’s identity cannot be properly verified, a SAR may need to be filed. If this is the case, the Compliance Manager should be contacted for guidance and assistance. The Compliance Manager will subsequently notify the partner bank to report the suspicious activity so the partner bank can determine whether the filing of a SAR is necessary.
Additional Account Opening Procedures
In addition to those listed in this policy, it may be necessary to conduct additional information verification procedures to re-verify the true identity of a customer or the true purpose of a credit

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account. In this instance, the Compliance Manager should be contacted for guidance and assistance.
Procedures for Comparing with Government Lists
It is Bluestem’s practice, during the customer identification verification process, to determine whether a person appears on any list of known or suspected terrorists or terrorist organizations or any known or suspected drug traffickers or drug trafficking organizations provided by a government agency or by our partner banks. These lists include, but are not limited to, the OFAC and 314(a) lists.
Please also see the Bluestem Brands, Inc Credit Compliance Policy Section 11—OFAC Policy and the Bluestem Brands, Inc Credit Compliance Policy Section 12—FinCEN 314(a) List Policy.
Customer Notice Procedures
It is Bluestem’s policy to provide consumers with adequate notice that a partner bank is requesting information to verify their identity. Such notice will be provided to consumers in applicable account disclosures on all direct mail solicitations or electronically via a website. The notices state:
“IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT: To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means to you: When you open an account, we will ask you for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.”
Recordkeeping
It is Bluestem’s policy to retain the following documentation related to the identity verification of customers for a period of 60 months from the date a credit account is closed or become dormant:
1.	All identifying information provided by a customer after the date the account is closed or becomes dormant;

2.	A description of any document that was relied upon pursuant to this policy that clearly evidences the type of document and identification number it may contain;

3.	A description of the methods and results of any measures undertaken to verify the identity of a customer pursuant to this policy; and

4.	A description of the resolution of any substantive discrepancy discovered when verifying the identifying information obtained.

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VIII. STAFF TRAINING
General
It is the responsibility of the appropriate department to ensure that employees receive appropriate training on the Customer Identification Program and the directives of this policy.
All managers are responsible for the complete comprehension of this policy and for verifying their employees understand their responsibilities. The Compliance Manager and/or other designated member of management will periodically attend educational programs related to BSA and CIP.
5.	If, at any time, an employee is uncertain about the proper handling of a situation or transaction, he or she should refer the issue to their immediate supervisor or contact the Compliance Manager for further guidance.

*	*	*	*	*	*
Procedures: Operational procedures governed or impacted by this regulation can be found on the “Procedures Index by Regulation” spreadsheet housed on the Consumer Credit Compliance Program SharePoint site.
History:
Drafted 07.08.09
Version 13.1 Drafted 05.04.10
Version 13.1 approved by Credit Compliance Program Steering Committee 05.06.2010

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EXHIBIT F
WEBBANK
GETTINGTON RECEIVABLES DAILY SETTLEMENT STATEMENT

		WebBank				Debt Walver
	Customer	Origination	Receivable	Origination Fee	Debt Waiver	Receivable	Additional Debt Waiver	Gettington	# Days of	Dally Interest	Total Purchase.	Due From	Due to
Date	Transaction Date	Date	Sales Amt	as of	Fees	Origination Fee	Origination Fee	Purchase Date	Interest	Rate	Amt	WebBank	WebBank

Exhibit G
[*]
[*] indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

EXHIBIT H
[*]
[*] indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

EXHIBIT I
MetaBank/Bluestem Brands, Inc.
Program Compliance Manual
Compliance Program Overview
Bluestem Brands, Inc. (“Bluestem”), its subsidiaries and affiliates (for purposes of this Exhibit E, “Fingerhut”) will act as an agent for MetaBank during underwriting, origination, and servicing phases of the MetaBank/Fingerhut credit program (“Credit Program”).
The Consumer Credit Compliance Program (“Compliance Program”) was developed and implemented by Fingerhut in cooperation with MetaBank to further compliance with laws applicable to the Credit Program.
The Compliance Program is designed to further compliance with the law or regulations named in the applicable policy, specifically:
•	Regulation Z/Truth in Lending (12 CFR 226)

•	Regulation B/Equal Credit Opportunity Act (12 CFR 202)

•	Fair Credit Reporting Act/FACTA (12 CFR 222 and 15 USC 1681 seq.)

•	Bank Secrecy Act/USA PATRIOT Act (31 CFR 103 and HR 3162)

•	Right to Financial Privacy (12 USC 3501)

•	Office of Foreign Assets Control (OFAC)

•	Servicemembers’ Civil Relief Act

•	Fair Debt Collection Practices Act

•	Regulation P/Gramm-Leach-Bliley Privacy Act (12 CFR 332)

•	Regulation AA/FTC Unfair and Deceptive Practices Act (16 CFR 444)

•	Identity Theft/Red Flags

•	CAN SPAM/Telephone Consumer Protection Act (TCPA)/Do Not Call (DNC)
The Compliance Program encompasses the lending activities of MetaBank for which Fingerhut acts as agent. Monitors are in place across all functional areas of Fingerhut that include a credit component, be it prescreening, underwriting, servicing or collections.
Bluestem’s Legal Services Department monitors changes in applicable laws and regulations, engaging nationally recognized financial services counsel as partners in this effort, and ensures that such changes are reflected in the applicable policies and procedures, subject to Bank’s review and approval.

Consumer Credit Compliance Program
Bluestem’s Consumer Credit Compliance Program Steering Committee has been authorized by Bluestem’s Executive Team to provide oversight of the development and administration of the Compliance Program. Operating teams from the four main functional areas that include credit components (Customer Service, Credit Operations, Credit Risk and Collections) have day-to-day responsibility for maintaining compliance with internal procedures and monitoring of same.
Bluestem’s Compliance Program is maintained in a written format and is housed on Bluestem’s internal SharePoint system. Access to policies and procedures is available to MetaBank and to all Bluestem employees who require it in order to fulfill their responsibilities under the program.
Monitoring of compliance procedures is incorporated in the normal business activities of each affected area and reported upon monthly. Goals for the monitoring process include the detection of procedural or training deficiencies and the application of corrective action plans where appropriate.
Training
Understanding of the laws which guide the various procedures across Bluestem is an integral part of Bluestem’s “new hire” training. In addition, specialized training is provided to staff who perform functions that are guided by consumer compliance laws, such as Billing Disputes or Collections.
Compliance Procedure Overview
Bluestem Brands, Inc has adopted policies and procedures as an integral part of its Consumer Credit Compliance Program. This section is intended to be illustrative in a summary fashion of certain procedures also constituting part of the Consumer Credit Compliance Program. It is only representative of certain of Bluestem’s procedures and therefore is not a comprehensive index of procedures nor the procedures themselves.
Collections
Collections Support Settlement Procedure
A customer may be offered a settlement if his or her account is two cycles or more past due (66 days or greater excluding charged-off accounts) and the account falls into certain pre-determined behavior score ranges. The first payment must be received within 10 business days of the original offer. The last payment must be received within 60 days of the first payment. The offer is null and void if payments are not received or are returned by a financial institution as unpaid. The account will not be moved to a “Settlement Status” until 30 days after the last payment is received.

Cease and Desist Requests
When a written request is received via mail from the customer, an attorney representing the customer, or any third party who provides a Power of Attorney signed by the customer, communications from Fingerhut regarding the collection of an account will cease within 48 hours.
Reduced Payment Plans
Fingerhut offers reduced payment plans to customers who experience financial hardships. A qualifying payment amount is a minimum of 2.5% of the account balance. Late fees are not applied while the customer is on the program and the finance charges are reduced.
Reage of Accounts
Customers who have had an account open for a minimum of nine months, are at least 66 days past due and have no open to buy are eligible for Fingerhut’s Re-age Program. Customers are offered a re-age program when they are unable to bring their accounts current through any other means. When on a reage program, the customer must make three qualifying payments, or one single payment equal to the amount of three qualifying payments, in order for the account to reage. An account may be reaged only once in a 12-month period and no more than twice in a five-year period.
Bankruptcy and Deceased Early Charge-Off
Accounts marked as Bankruptcy or Deceased will be charged off 60 days after notification, provided there is a balance and the account is six or more days delinquent.
Consumer Credit Counseling Services (CCCS)
From time to time, customers who are facing financial difficulties will contract with a Consumer Credit Counseling Service (“CCCS”) in an effort to pay their debt. CCCS companies contact Fingerhut with a written proposal for repayment. The payment amount proposed must be at least 3% of the outstanding balance or $15.00, whichever is greater, in order to be accepted. If the account is less than 90 days delinquent, the APR is set at 14.90% and the account is set to “CCCS Retention”. If the account is greater than 90 days delinquent, the APR is set at 9.90% and the account is set to “CCCS Closed”.
Credit Operations
FinCEN Reporting
The Financial Crimes Enforcement Network (“FinCEN”) provides biweekly files containing names and addresses (when available) of individuals and business appearing on Specially Designated Terrorist Lists. Bluestem matches the names of individuals against the lists of current credit customers; in the event a name is a match or a potential match, further investigation is completed and the results of the investigation is forwarded to the appropriate banking partner. When a match occurs, the results are grouped based on three main matching criteria: a one-to-one match on SSN, a one-to-one match by alias first name/last name, city and ZIP code or a calculated match by address and city. MetaBank performs this task for the Credit Program.
Manual Review Override Authorization (Applicable to Open-End Program Only)
From time to time, requests are made for credit line increases that are outside the normal parameters for the Manual Review Area. In such cases, the request is forwarded to a Supervisor or Manager. Manual Review Supervisors have authority up to $200.00 to approve an account or increase of a credit limit. Manual Review Managers have authority up to $500.00 to approve an account or increase of a credit limit. The Director/Vice President of NCA has authority up to $2000.00 to approve an account or increase of a credit limit. Requests for amounts greater than $2000.00 are referred to the head of Risk Management.
Credit Risk
Modeling Variable Restrictions
The following attributes are not to be included in the development or usage of any credit statistical models: age, gender, religion, language preference, nationality, state of residence, the fact that all or part of the applicant’s income derives from a public assistance program, the fact that the applicant has in good faith exercised any right under the Consumer Credit Protection Act (or any other fields that could directly or indirectly cause redlining), marital status or medical condition. All credit statistical models will be reviewed by the Model Review Committee.
GLB Annual Notifications
On an annual basis (defined as within a 12-month period), Privacy Notices are provided to all account holders required to receive such notices. Account holders exempt from notification include all zero balance closed accounts, charged off/closed, bankrupt and deceased accounts. Account holders are provided the right and the ability to opt out of information sharing as per the Fingerhut Privacy Policy, and are provided a form and mailing address on the privacy notification.
Credit Bureau Reporting
On behalf of MetaBank, Fingerhut reports information on credit accounts on a monthly basis to both Equifax and TransUnion. The extract file developed for reporting purposes conforms to the standard Metro 2 credit reporting format. Customer Service and Collections Support have separate operational procedures in order to comply with reporting requirements and any subsequent customer inquiries. Collections Support is responsible for handling all credit bureau disputes.

Portfolio Reviews
On a quarterly basis, Fingerhut, on behalf of MetaBank, obtains an updated read on the credit bureau attributes of selected accounts. A representative of the Credit Risk team runs a SAS program to determine which customers satisfy the criteria in place to generate a review. This group of customers is then compared to a file constructed by IT using the same criteria, and if the comparison is acceptable, the file is sent to the credit bureau. Upon receipt of the updated information for the reviewed customers, Credit Risk verifies that the customers returned are the same as those sent out and that the attributes returned are reasonable.
Real Time Authorizations (Applicable to Open-End Program only)
This fully automated process provides guidelines and logic for making purchase authorization decisions at the point of sale. It includes decisioning for Overlimit Authorizations and High Risk declines. At each purchase attempt, accounts satisfying all other criteria to approve the purchase except sufficient available credit are subject to “OTB logic”, which uses preset parameters to make an authorization decision. If the purchase passes the OTB Logic, the authorization is approved. No overlimit fees are assessed. If the purchase does not pass the OTB Logic, the authorization is declined. In addition, at each purchase attempt, accounts satisfying all other criteria that would approve the purchase are analyzed in real time to assess the risk of the purchase. If the purchase meets the high-end threshold in terms of defining the risk the account will become seriously delinquent within the next 12 months, the purchase authorization is declined and the credit limit is reduced to balance. The customer is sent an adverse action letter which provides the reasons for the declination.
Credit Line Increase Program (Applicable to Open-End Program only)
On a monthly basis, Fingerhut, on behalf of MetaBank, executes an automated credit limit increase program for accounts with demonstrated payment capacity and low risk. The credit limit increase is not run in January or July so as not to interfere with the Portfolio Review process. The credit limit increase process utilizes three unique sets of logic to determine which accounts qualify. Two types of increases are given to customers: permanent and temporary. Temporary line increases generally have an expiration date of 90 days. However, if a customer utilizes all or part of the temporary line increase, their limit will remain increased by the amount of utilization even after the expiration date.
Credit Line Decrease Due to Delinquency (Applicable to Open-End Program only)
At the end of each billing cycle, accounts meeting pre-set conditions are systematically reviewed for a decrease in the credit limit. With the conditions met, actions are taken based upon the number of days delinquent. Limits on accounts with a 60-89 day delinquency status are reduced to balance and rounded up to the nearest whole dollar. The credit limit will not be reduced below $100.00. Limits on accounts with a 90+ day delinquency status are reduced to zero. No action is taken for purposes of this procedure on accounts that are less than 60 days delinquent.
Customer Service
Billing Disputes (Applicable to Open-End Program only)
In the event a customer has a dispute as defined in the Truth-in-Lending Act and notifies Fingerhut no later than 60 days after the first billing statement on which the disputed information appears, Fingerhut will investigate and resolve the dispute within the timeframes as specified in the Truth-in-Lending Act. During the period in which the dispute is being investigated, the amount in dispute will be suspended from the accrual of finance charges, billing and, in some cases, collection. All notification to the customer regarding the receipt, investigation and resolution of the dispute will be sent within the timeframes as specified in the Truth-in-Lending Act.
Servicemembers’ Civil Relief Act
Upon the request of a customer who is enlisted in the Armed Services (as defined by the SCRA), and when accompanied by copies of the customer’s active duty orders, FDM will reduce the interest rate to 6% on that portion of the account balance incurred prior to the customer’s call to active duty. Within 30-60 days prior to the release of the customer from active duty, Fingerhut will send notification to the customer that their protection under SCRA is due to expire and request further documentation in the event the customer’s active duty has been extended. Protection under the SCRA will terminate within 30 to 90 days after the customer’s discharge from active duty. As a courtesy to customers on active duty, and upon appropriate verification, Fingerhut will accept requests for protection and information regarding deployment from a servicemembers’ spouse.

Exhibit J
Third-Party Service Contractors
In accordance with and subject to Section 40 of the Agreement, Company’s Tier 1 and Tier 2 subcontractors are as follows:
Tier 1:	The Tier 1 subcontractors include CoreCard Software, Inc. and Experian Marketing Solutions, which entities provide Company with its card processing platform and application approval system, respectively.

Tier 2:	The Tier 2 subcontractors include, without limitation, AllianceOne, Inc. and NCO Financial Services, Inc., which entities provide first-party collection support to Company, and vCustomer Corporation and 24-7 Customer, Inc., which entities provide customer servicing support to Company, including account application and servicing.

EXHIBIT K
Bluestem Brands, Inc
Credit Compliance Policy
Section 4.2
Bank Secrecy Act
I. PURPOSE
The Bank Secrecy Act (BSA) and related laws and regulations require financial institutions and their servicers to take reasonable steps to verify the identity of their customers, monitor and report certain currency, suspicious and foreign transactions, and maintain specific records. These steps require financial institutions to keep records that provide documentation that law enforcement can utilize and provide penalties for individuals and entities attempting to avoid these requirements.
II. POLICY DESCRIPTION, AUTHORITY AND SCOPE
Description and Authority
This policy is a general statement of Bluestem Brands, Inc’s (“Bluestem”) objectives, direction and expectations regarding the BSA. As such, it is the authority, basis and platform for the development, communication, implementation, interpretation and enforcement of appropriate and applicable operating procedures.
It is the policy of Bluestem to comply with all provisions of the BSA. All employees must comply with this policy and all steps necessary are taken to ensure that proper adherence to the laws and regulations can be met.
Enforcement
Changes to this policy require approval by the Consumer Credit Compliance Steering Committee. Changes in operating procedures, standards, guidelines, and technologies, provided they are consistent with this policy, may be authorized by the Consumer Credit Compliance Operating Team for the affected department and its representative on the Consumer Credit Compliance Steering Committee and the Compliance Manager.
The Consumer Credit Compliance Steering Committee will approve this policy annually. It is responsible for ensuring the directives are implemented and administered in compliance with the approved policy. The primary responsibility for enforcement of this policy and its operating procedures rests with Bluestem employees.

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No part of this policy or its supporting operating procedures should be interpreted as contravening or superseding any other legal and regulatory requirements. Protective measures should not impede other legally mandated processes such as records retention or subpoenas. Any conflicts should immediately be submitted to the Compliance Manager for further evaluation and/or subsequent submission to the Consumer Credit Compliance Steering Committee.
Exceptions to Policy
There are no exceptions to the Bluestem BSA Policy. If unique circumstances exist that may require special handling, requests for this special handling must be very specific and apply only to specific terms or items, rather than entire sections of the policy. Employees with special handling requests are to communicate their requests by submitting them in writing to the Compliance Manager for consideration by the Consumer Credit Compliance Steering Committee and/or senior management.
III. RISK MANAGEMENT
General
Bluestem realizes that the potential for risk exists in an ever changing environment, and in response, has developed and implemented this comprehensive risk-based BSA, anti-money laundering (“AML”) program. This program is designed to mitigate risks associated with Bluestem’s partner banks and the geographies, customers, products, services, and the nature of Bluestem’s operations. This program provides for policies and procedures, and the assignment of designated employees responsible for monitoring day to day compliance.
The nature of the business conducted by Bluestem does not generally provide exposure to a high risk of BSA or AML issues and past history demonstrates that Bluestem has a low risk of BSA or AML violations. Nevertheless, Bluestem has committed to establishing strong internal controls, processes, policies, and procedures to maintain compliance in all areas.
IV. CURRENCY TRANSACTION REPORTING
General
Federal law and regulation requires financial institutions to report every cash transaction by a customer (unless the customer is specifically exempted) in excess of $10,000 to the Internal Revenue Service on a Currency Transaction Report within 15 days of the transaction. However, since it is the policy of Bluestem to not accept any cash payments, this requirement is not relevant to Bluestem’s business.
If at any time Bluestem receives an unsolicited cash payment, the payment is to be reported to the Payment Processing Manager, who is then required to report the cash payment to the Compliance Manager.
V. REPORT OF CRIMES AND SUSPECTED CRIMES
General
The FDIC’s rules and regulations require insured banks to make prompt and systematic reports of crimes and attempted crimes to law enforcement authorities. This responsibility covers any known, attempted, or suspected crimes involving or affecting the assets or affairs of insured banks. As a servicer on behalf of Bluestem’s partner banks, it is the policy of Bluestem to

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comply with rules and regulations of the applicable regulator as required by Bluestem’s partner banks.
Suspicious activity and crimes can be identified in a wide variety of forms that may indicate money laundering or other illegal activity. However, as activity may appear suspicious, it may only require enhanced scrutiny. Examples of activity that may require enhanced scrutiny include, but are not limited to:
1.	activity inconsistent with a customer’s prior history;

2.	unusual characteristics of a customer;

3.	unusual or inconsistent payment activity

4.	unusual or inconsistent account purchase activity; or

5.	a consumer provides inconsistent, incomplete, insufficient or suspicious information when requested to comply with the information requirements of Bluestem’ s Customer Identification Program. (see Credit Compliance Policy Section 13, “Customer Identification Program”)
Examples of suspicious activity that must be reported include, but are not limited to:
1.	any BSA violation (ex. structuring or money laundering);

2.	bribery or gratuity;

3.	check fraud;

4.	computer intrusion;

5.	loan fraud;

6.	counterfeit credit card;

7.	counterfeit payment instrument;

8.	credit card fraud;

9.	employee defalcation or embezzlement;

10.	identity theft;

11.	misuse of position or self dealing;

12.	mysterious disappearance;

13.	terrorist financing;

14.	wire transfer fraud.
Suspicious Activity Reports
The Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”), along with bank regulatory agencies, has adopted the Suspicious Activity Report (“SAR”). All banks are required to file a SAR for any matter that they have basis to believe is a known or suspected violation of federal criminal law. As a servicer on behalf of its partner banks, it is the policy of Bluestem to comply with FinCEN rules as required by its partner banks.
Examples of incidents that require a bank to file a SAR include but are not limited to:
1.	Known or suspected violations of federal criminal law by one of Bluestem’s directors, officers, employees, agents or other affiliated parties that may have committed or aided in the commission of the violation;

2.	Known or suspected violations of federal criminal law involving or aggregating $5000 or more and there is substantial basis for identifying a possible suspect or group of suspects;

3

3.	Known or suspected violation of federal criminal law involving or aggregating $25,000 or more and there is no substantial basis for indentifying a possible suspect or group of suspects;

4.	Transactions involving or aggregating $5000 or more that involve potential money laundering or violations of the BSA.
NOTE: Bluestem will notify its partner bank in the event of a robbery or burglary, but no SAR is required to be filed if the robbery or burglary is reported to the appropriate law enforcement authorities.
In the event Bluestem identifies a known or suspected violation of federal criminal law as described above, Bluestem will immediately notify its affected partner bank so that the bank may file a SAR. A SAR must be filed within 30 calendar days after the date of initial detection of the facts that constitute the basis for filing a SAR. If no suspect was identified on the date of detection of the incident requiring filing, the bank may delay filing the SAR for an additional 30 calendar days to identify a suspect. In no case shall reporting be delayed more than 60 calendar days after the date of initial detection of a reportable incident.
To the best of its ability, Bluestem will provide its partner bank the following information so that the bank may file a SAR:
1.	who conducted the transaction;

2.	what instrument or instruments facilitated the suspicious activity;

3.	when the suspicious activity occurred;

4.	where the suspicious activity took place;

5.	why Bluestem believes the activity is suspicious;

6.	how the suspicious activity occurred; and

7.	any documentation that supports the filing of the SAR.
A SAR is confidential. If Bluestem is subpoenaed or otherwise requested to disclose any information regarding a SAR or the information contained in a SAR, Bluestem will decline to provide any information that would disclose that a SAR has been filed. Any such requests should be immediately forwarded to the Compliance Manager for handling. Bluestem will also notify its partner bank so that they may notify the appropriate regulatory agency of the request.
Employee Reporting of Suspicious Activity
Any Bluestem employee detecting a violation of federal criminal law or who has a suspicion that a violation of federal criminal law has as occurred is to report their suspicions. Employees may report suspicious currency transactions or other activities to the Compliance Manager.
The identity of the employee reporting the incident may remain anonymous.
VI. ANTI-MONEY LAUNDERING
Policy Statement

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It is the policy of Bluestem to ensure proper adherence to the provisions and intent of the USA Patriot Act regarding the requirement to implement reasonable procedures to deter money laundering activities and actively search for suspicious activity.
This policy is a general statement of Bluestem’s objectives, direction and expectations regarding Bluestem’s anti-money laundering (“AML”) programs. As such, it is the authority, basis and platform for the development, communication, implementation, interpretation and enforcement of appropriate and applicable operating procedures.
Changes to this policy require approval by the Consumer Credit Compliance Steering Committee. Changes in operating procedures, standards, guidelines and technologies, provided they are consistent with this policy, may be authorized by the Consumer Credit Compliance Operating Team for the affected department and its representative on the Consumer Credit Compliance Steering Committee and the Compliance Manager. The Consumer Credit Compliance Steering Committee is responsible for ensuring the directives are implemented and administered in compliance with the policy. The primary responsibility for enforcement of this policy and its operating procedures lies with the Consumer Credit Compliance Steering Committee and Bluestem employees.
General
Money laundering means any activity criminalized by 18 USC 1956 or 1957. Money is ‘laundered’ to conceal all types of criminal activity. It is driven by the need to conceal the true source of funds, and becomes necessary when the amount of money is so large that the criminal or criminal organization cannot reasonably absorb it into their lifestyle or business.
Money laundering, through often a complex process, generally consists of three independent steps that often occur at once:
1.	Placement. This involves illegal money in bank, in a non-bank financial institution, in the general domestic economy, or in a foreign economy. Some examples of placing money are listed below.
A.	Structuring/Smurfing. This involves the structuring of cash, monetary instruments, or exchanges of small bills for larger denominations to avoid currency transaction report reporting requirements.

B.	Bank Complicity. This occurs when bank staff, from front line operational employees to executives, are bribed by criminals or when entire institutions are controlled by criminals.

C.	Misuse of BSA Exemption Lists. This occurs when banks or non-bank financial institutions do not follow BSA rules for reviewing accounts and maintaining an active “Know Your Customer” policy and grant exceptions from BSA reviews.

D.	Creation of False BSA Trails. This occurs when documents are falsified to disguise the true source, ownership, location or controls over illegal money.
2.	Layering. This means separating the illegal money from the source through layers of complex financial transactions. If the placement of money is undetected, the money laundering activities are even more difficult to uncover. The confusing complicated ways in which layer after layer of activities and transactions are piled on

5

top of one another are intended to make tracing of funds impossible to law enforcement.
3.	Integration. This provides an apparently legitimate explanation for the illegal money. This is the final stage in the process of money laundering where the “cleansed” money is integrated into the economy providing the appearance that the funds were legally obtained.
Risk Analysis. Detection and Monitoring
Due to the nature of the business of Bluestem and the programs serviced on behalf of its partner banks, Bluestem’s customer base is considered low risk for money laundering activities. It is considered low risk because Bluestem offers and services only low credit line credit card’s to individual consumers, not businesses, and provide no high risk banking functions or transactions such as private banking, trust, offshore internal activity, deposit taking facilities, international correspondent banking, cash management functions, trade financing, or transactions involving large amounts of traveler’s checks, official bank checks, money orders and stored value cards. However, Bluestem has implemented reasonable procedures to deter money laundering activities and actively search for suspicious activity. Bluestem has determined the appropriate due diligence procedures to be applied to consumers when initiating a relationship or continuing a relationship. For these risk analysis strategies, refer to the Report of Crimes and Suspected Crimes section and the Customer Identification Program Policy.
If any employee of Bluestem suspects or identifies money laundering activities, they are to report it to the Compliance Manager.
Penalties
Individuals, including employees of financial institutions, convicted of money laundering may face up to 20 years in prison for each money laundering transaction. Any money or any property traceable to proceeds from criminal activity, including loan collateral, personal property, bank accounts (even if a portion of the funds in the accounts is legitimate) may be subject to forfeiture. In addition, banks risk losing their charter and their employees risk being removed and barred from future employment in the financial sector.
VII. KNOW YOUR CUSTOMER
General
It is the intent of Bluestem to have a clear and concise understanding of customer practices in order to avoid criminal exposure by any customer who would use its resources or its partner bank’s resources for illegal purposes. The objective of this policy is to ensure the immediate detection and identification of suspicious activity. Accordingly, it is the policy of Bluestem to incorporate the following into our business practices:
1.	Bluestem will make a reasonable effort to determine the true identity of all customers;

2.	Bluestem will make a reasonable effort to identify the true ownership of all accounts;

3.	Employees of Bluestem will make a reasonable effort to be aware of any unusual transaction activity.
As a general rule, Bluestem will not establish a business relationship until the identity of a potential customer is satisfactorily established. If a potential customer refuses to produce any requested verification documentation, the relationship will not be established. The Customer

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Identification Program Policy provides an overview of general principles to follow in establishing customer relationships.
Consumer Credit Accounts
No consumer credit account will be opened without capturing the following information and conducting the following procedures, including, but not limited to:
1.	Valid Social Security number

2.	Physical Address

3.	Date of Birth

4.	Confirmation of a credit bureau match
Commercial Credit Accounts
Bluestem does not offer or service commercial accounts.
VIII. STAFF TRAINING
General
It is the responsibility of the appropriate department to ensure that employees receive appropriate training on the Customer Identification Program and the directives of this policy.
All managers are responsible for the complete comprehension of this policy and for verifying their employees understand their responsibilities. The Compliance Manager and/or other designated member of management will periodically attend educational programs related to BSA and CIP.
If, at any time, an employee is uncertain about the proper handling of a situation or transaction, he or she should refer the issue to their immediate supervisor or contact the Compliance Manager for further guidance.
IX. RETENTION OF RECORDS
It is the policy to retain the following items for a period of at least five years:
1.	Currency Transaction Reports (it is policy to not accept cash payments)

2.	Customer Identification Records

3.	Documents related to a Suspicious Activity Report

4.	Evidence of 314(s) Searches

5.	Evidence of OFAC Searches

6.	Account Statements Showing Individual Transaction Activity

7.	Records containing the name, address and SSN of customer
*          *          *          *          *          *

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Procedures: Operational procedures governed or impacted by this regulation can be found on the “Procedures Index by Regulation” spreadsheet housed on the Consumer Credit Compliance Program SharePoint site.
History:
Drafted 10.08.07
Approved by Credit Compliance Program Steering Committee 10.23.07
Approved by FDM Executive Management 07.21.08
Revision 4.1 drafted 07.08.09
Revision 4.2 drafted 05.04.10
Revision 4.2 approved by Credit Compliance Program Steering Committee 05.06.2010

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EXHIBIT L
SafeLine Account Protection (includes both Debt Suppression and Debt Waiver)
Debt Suppression
Benefits Description:
Fingerhut suppresses Credit Account for up to six months in the event of the Borrower’s unemployment or disability provided conditions below are met.
a)	Credit Account will be suppressed for the shortest of: 1) number of months enrolled in SafeLine, 2) the length of unemployment, 3) the length of disability occurrence or 4) six months.

b)	Suppressed is defined as not imposing minimum payment due, late fees, or SafeLine fees for the period in which benefits are provided. Negative reports will not be sent to any reporting agency during a billing period in which the Credit Account is suppressed.

c)	Credit Account will be suppressed and unable to be used while benefits are active. Interest will continue to accrue at contract rate.
Conditions for Unemployment Benefit Activation under Debt Suppression
1.	Borrower must be out of work for 30 or more consecutive days prior to making a request.

2.	Borrower’s previously held job must have required 30 or more hours per week.

3.	Borrower is not eligible if self-employed, retired or permanently disabled.

4.	Borrower’s unemployment must be involuntary.

5.	Borrower must be enrolled in SafeLine for 3 months prior to making unemployment claim.

6.	Borrower must not be seriously delinquent more than 60 days at time of Benefits Activation Application.
Conditions for Disability Benefits Activation under Debt Suppression
1.	Borrower must be enrolled for one month prior to requesting benefit activation due to disability.

2.	Borrower must be unable to work.

3.	Borrower must be out of work for 30 or more consecutive days prior to making a request.

4.	Borrower’s previously held job must have required 30 or more hours per week.

5.	Borrower is not eligible if self-employed, retired or permanently disabled.

6.	Pre-existing conditions not covered until Borrower is enrolled in SafeLine six or more months.

7.	Disability does not include: 1) childbirth, 2) normal pregnancy, or 3) intentionally self-inflicted injuries.

Debt Waiver
Benefits Description:
In the event of Borrower’s death, SafeLine will waive the entire outstanding balance as of the date of death.
Conditions for Death Benefit
1.	Borrower must be enrolled in SafeLine for three or more months prior to date of death to be eligible for the death benefit.

2.	Death certificate must be provided to Fingerhut by Borrower’s estate or a third party.

3.	Borrower must not be seriously delinquent more than 60 days at time of Benefits Activation Application.
Pricing — Price listed below is as of date of signing of contract.
1.	$0.94 per $100 of total balance of Credit Account.
Marketing Channels — Marketing Channels listed below are as of date of signing of contract:
1.	Print including billing statement message, insert, bangtail and solo direct mail

2.	Inbound and outbound telemarketing

3.	Internet and email marketing

4.	Customer Service cross-sell and order add-on
SAFELINE ACCOUNT PROTECTION PLUS
(includes both Debt Suppression and Debt Waiver)
General Requirements for Benefit Activation
•	Customer will not qualify for benefits if account is seriously delinquent (more than sixty (60) days past due) when we review Benefit Activation Application.

•	Customer must complete a Benefit Activation Application and submit it, along with the supporting documentation, to Fingerhut Account Services at the address shown on the application.

•	Fingerhut Account Services will verify the information given and evaluate request for benefit activation.

•	If benefit activation is approved, benefits will be activated immediately. If benefits are not approved, customer will be notified of such action and the reason benefits were not activated.

•	For Payment Suspension Benefits, except when activated for Life Events, customer will be required to provide proof of continued qualification for benefit activation, as described below.

Death Benefit: Balance Cancellation Benefit Description
For the first ninety (90) days after enrollment in the Plan, customer may be eligible for the Balance Cancellation Benefit, but only in the event of Accidental Death. “Accidental Death” means death that (a) is directly due to an accidental injury that occurs after the enrollment date; (b) is independent of all other causes, except accidental injury; and (c) is unintended, unexpected, and unforeseen.
If death occurs more than ninety (90) days after enrollment in the Plan, customer may be eligible for the Balance Cancellation Benefit regardless of the cause of death; however, death from war, act of war (declared or not), or act of terrorism invalidates eligibility for the Balance Cancellation Benefit, unless such invalidation is prohibited by applicable law.
Conditions for Death Benefit Activation
•	Death certificate must be provided.
Involuntary Unemployment Benefit: Payment Suspension Benefit and Balance Cancellation Benefit
Customer may be eligible for a Payment Suspension Benefit if customer becomes Involuntarily Unemployed.
“Involuntary Unemployment” or “Involuntarily Unemployed” means customer has suffered an entire loss of employment income due to one of the following reasons: (a) layoff, (b) general strike, or (c) involuntary termination by the employer.
Benefits will not be activated for termination due to willful or criminal misconduct, unionized labor dispute, or lockout. The following are examples of occurrences that do not qualify as Involuntary Unemployment: (a) voluntary forfeiture of employment salary, wages or employment income; (b) resignation; (c) retirement; (d) scheduled termination of an employment contract; (e) termination of employment (except for involuntary termination by the employer); or (f) loss of income caused by illness, disease, accident, injury or pregnancy (although these occurrences may qualify for a Disability Payment Suspension Benefit, as described below).
A customer is not eligible for Involuntary Unemployment benefit activation if customer is self-employed or retired.
The Maximum Benefit Period for Involuntary Unemployment is twelve (12) months.
If a customer is continuously involuntarily unemployed for twelve (12) consecutive months, customer may be eligible for a Balance Cancellation Benefit at that time.

Conditions for Involuntary Unemployment Benefit Activation
•	Customer must be out of work for thirty (30) or more consecutive days to qualify for benefit activation due to Involuntary Unemployment.

•	Customer must be enrolled in the Plan for three (3) months prior to requesting benefit activation.

•	Customer must have been working in a job for thirty (30) or more hours per week for the three (3) months immediately preceding date of Involuntary Unemployment in order to qualify for benefit activation.

•	Customer will be required to submit a copy of state unemployment registration form provided by the state in which customer collects Involuntary Unemployment benefits.

•	Upon approval of Benefit Activation Application, benefits will be activated retroactive to the later of (a) customer’s first day of Involuntary Unemployment, in which case any delinquency relating to the Involuntary Unemployment condition will be cleared (if present); or (b) three (3) months after enrollment date in the program, in which case any negative status or reporting will be cleared only if it arose at least three (3) months after enrollment date in the program and was a result of the Involuntary Unemployment condition for which customer received Payment Suspension Benefits.

•	Each month customer may be required to give proof of continued receipt of state unemployment benefits.
Disability Benefit: Payment Suspension Benefit and Balance Cancellation Benefit
Customer may be eligible for a Payment Suspension Benefit if a customer becomes Disabled.
If customer is a working person, “Disability” or “Disabled” means that, as a result of an injury or illness, the customer is unable to perform the material and substantial duties of customer’s occupation and is under the continuous treatment of a physician.
If customer is a non-working person, “Disability” or “Disabled” means that, as a result of an injury or illness, the customer is unable to perform all the normal activities of daily living of a person of like age or sex as certified by a physician and is under the continuous treatment of a physician.
A customer does not qualify for benefit activation if Disability is due to (a) childbirth, (b) normal pregnancy, or (c) intentionally self-inflicted injuries. Disability must begin more than thirty (30) days after customer enrolls in the Plan. If Disability is caused by a pre-existing condition, customer does not qualify for benefit activation until customer has been enrolled in the Plan for six months. A pre-existing condition is an illness or an injury arising from an accident that caused customer to consult with a physician or seek medical treatment within six (6) months prior to enrollment date.
The Maximum Benefit Period for Disability is twelve (12) months.
If customer is continuously disabled for twelve (12) consecutive months, customer may be eligible for a Balance Cancellation Benefit at that time.

Conditions for Disability Benefit Activation for Working Persons
•	Customer must be out of work fur thirty (30) or more consecutive days to qualify for benefit activation.

•	Customer must have been working in a job for thirty (30) or more hours per week for the three (3) months immediately preceding date of Disability to qualify for benefit activation.

•	Customer may be asked to provide a statement from physician stating the cause of the Disability, the initial onset of the Disability, the expected duration of the Disability, and a statement that customer is unable to perform the customer’s regular job. Each month the customer may be required to give proof that Disability has continued.
Conditions for Disability Benefit Activation for Non-Working Persons
•	Customer must have been unable to perform at least one (1) of the activities of daily living for thirty (30) or more consecutive days to qualify for benefit activation.

•	Customer may be asked to provide a statement from physician stating the cause of the Disability, the initial onset of the Disability, the expected duration of the Disability, and a statement that customer is unable to perform at least one (1) of the activities of daily living. Each month customer may be required to give proof that Disability has continued.
Hospitalization Benefit: Payment Suspension Benefit and Balance Cancellation Benefit
Customer may be eligible for a Payment Suspension Benefit if customer becomes Hospitalized”.
“Hospitalization” or “Hospitalized” means that customer is admitted to a Hospital and remains in the Hospital for more than forty-eight (48) hours. The term “Hospital” means a (a) licensed medical facility; (b) chiropractic hospital; (c) acute care facility; (d) nursing home; (e) residential drug facility; (f) psychiatric facility; (g) hospice facility; or (h) rehabilitation facility.
Customer does not qualify for benefit activation if Hospitalization is due to (a) childbirth, (b) normal pregnancy, or (c) intentionally self-inflicted injuries.
The Maximum Benefit Period for Hospitalization is three (3) months.
If customer is continuously hospitalized for three (3) consecutive months, customer may be eligible for a Balance Cancellation Benefit at that time.
Conditions for Hospitalization Benefit Activation
•	Hospitalization must begin more than thirty (30) days after enrollment in the Plan.

•	Customer may be asked to provide proof of Hospital stay and the duration of the stay.

Unpaid Leave of Absence Benefit: Payment Suspension Benefit
Customer may be eligible for a Payment Suspension Benefit if customer takes an Unpaid Leave of Absence (“Leave”).
“Leave” means an employer-approved temporary absence without pay from permanent, nonseasonal, full-time employment.
The following are examples of occurrences that do not qualify as a Leave: (a) resignation; (b) retirement; (c ) scheduled termination of employment contract; (d) termination of employment; and (e) absence from work due to illness, disease, accident, or injury (although these occurrences may qualify for a Disability Payment Suspension Benefit as described above).
Customer is not eligible for Leave benefit activation if customer is self-employed or is an independent contractor.
The Maximum Benefit Period for Leave is three (3) months.
Conditions for Leave Benefit Activation
•	Leave must begin more than thirty (30) days after enrollment in the Plan.

•	Customer must have been working in a job for thirty (30) or more hours per week for the three (3) months immediately preceding date of Leave.

•	Customer may be asked to provide proof from employer, stating that customer has been granted a Leave from work, the reason for the Leave, and the duration of the Leave.
Life Event: Payment Suspension Benefit
Customer may be eligible for a Payment Suspension Benefit if customer experiences a Life Event.
“Life Event” means (a) marriage or entrance into a domestic partnership; (b) the birth of a child or adoption of a child; (c) divorce; (d) retirement; (e) change of primary residence; (f) the death of Spouse or Domestic Partner; or (g) experiencing of a natural disaster.
The Maximum Benefit Period for a Life Event is three (3) months, except for ”(e) change of primary residence,” in which case the benefit period is one (1) month.
Conditions for Life Event Benefit Activation
•	Customer must be enrolled in the Plan for thirty (30) days prior to requesting benefit activation due to a Life Event.

•	Customer must notify Fingerhut Account Services within one (1) year of the date the Life Event initially occurred.

•	Customer will be required to provide satisfactory evidence, such as a copy of (a) a marriage certificate; (b) a birth certificate or adoption papers; (c) the divorce decree or court order of divorce; (d) a letter from the employer indicating retirement; (e) an address change documentation, such as a signed lease, real estate purchase agreement, or deed of trust; (f) a death certificate; or (g) documentation indicating that as a result of a natural disaster customer experienced at least five hundred dollars ($500) in damages to residence or proof that residence is uninhabitable, or other proof that customer has been directly impacted by a federally declared natural disaster.
Pricing — Price listed below is as of date of signing of contract.
     1. $1.19 per $100 of total balance of Fingerhut credit account.
Marketing Channels — Marketing Channels listed below are as of date of signing of contract.
     1. Print including Statement message, catalog, insert, bangtail and solo direct mail
     2. Inbound and outbound telemarketing
     3. Internet and email marketing
     4. Customer Service cross-sell and order add-on

Permissible States and Territories for Safeline Marketing
As of the Effective Date, the permissible states and territories are:

States
1.	Alabama
2.	Arizona
3.	Arkansas
4.	California
5.	Colorado
6.	Connecticut
7.	Delaware
8.	Georgia
9.	Hawaii
10.	Idaho
11.	Illinois
12.	Indiana
13.	Iowa
14.	Kansas
15.	Kentucky
16.	Louisiana
17.	Maine
18.	Maryland
19	Michigan
20.	Minnesota
21.	Mississippi
22.	Missouri
23.	Nebraska
24.	Nevada
25.	New Hampshire
26.	New Jersey
27.	New Mexico
28.	New York
29.	North Carolina
30.	North Dakota
31.	Ohio
32.	Oklahoma
33.	Oregon
34.	Pennsylvania
35.	Rhode Island
36.	South Carolina
37.	South Dakota
38.	Tennessee
39.	Texas
40.	Utah
41.	Vermont
42.	Virginia

43.	Washington
44.	West Virginia
45.	Wisconsin
46.	Wyoming

Territories
1.	District of Columbia
2.	Puerto Rico
For	greater clarity, the states and territories that are not to be marketed to as of the date of this contract are:

Territories
1.	American Samoa
2.	Federated States of Micronesia
3.	Guam
4.	Marshall Islands
5.	Northern Mariana Islands
6.	Palau
7.	Virgin Islands

EXHIBIT M
Debt Waiver Product Terms and Conditions
See Subsequent Pages

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SafeLine® Account Protection Plan Summary

This is a summary of benefits and conditions of the optional SafeLine Account Protection Program in which you have elected to be enrolled in connection with your MetaBank/Fingerhut Credit Account.

In this benefits and conditions guide, the words "you" and "your" refer to the person enrolled in the SafeLine Account Protection Program, and the words "we", "us" and "our" refer to MetaBank.

Enrollment
Your purchase of SafeLine Account Protection is an optional benefit for Fingerhut Credit customers. Whether or not you purchase this product will not affect your application for credit or the other terms of any existing credit agreement you have with MetaBank.

The monthly fee for SafeLine Account Protection is 94 cents per $100 of your total balance of your MetaBank/Fingerhut Credit Account at the end of each monthly billing cycle. For example, if your balance is $195 you will be assessed a fee of $1.83 ($195/100 x .94). If your balance is less than $100, this fee will be prorated. For example, if your balance is $65, you will be assessed a fee of 61 cents ($65/100 x .94).

You have the right to cancel SafeLine Account Protection at any time. If you cancel within 30 days of your enrollment date, we will refund your SafeLine Account Protection fee. We may cancel SafeLine Account Protection at any time. We will not reduce any claimed benefits you are already receiving at the time of our cancellation notice. Fingerhut reserves the right to adjust benefits and pricing with 30 days prior written notification to you of the change.

Benefits Description
SafeLine Account Protection freezes your MetaBank/Fingerhut Credit Account for up to six months in the event that you become unemployed or disabled, provided all conditions are met. (See "Conditions for Unemployment Benefit Activation" and "Conditions for Disability Benefit Activation" below.) In the event of your death, SafeLine Account Protection will waive your entire balance as of the date of your death (up to your assigned credit limit) provided all conditions are met, and your MetaBank/Fingerhut Credit Account will be closed. (See "Conditions for Death Benefit" below.)

The term "freeze" means that we will not impose a minimum payment due, late fees, or SafeLine Account Protection fees in any billing period in which benefits are provided. Your account status with MetaBank will be frozen upon benefit activation during those billing periods, and no reports reflecting a deteriorating credit status with MetaBank will be sent to any credit reporting agency during those billing periods. For example, if your account is 30 days delinquent when you activate benefits, the status will remain unchanged while your account is frozen. Please note that you will be unable to use your MetaBank/Fingerhut Credit Account and interest will continue to accrue on your outstanding balance while SafeLine Account Protection is activated and your account is frozen.

If all conditions are met, your MetaBank/Fingerhut Credit Account will be frozen for the shortest of: 1) the number of months you have been enrolled in SafeLine, 2) the length of your unemployment, 3) the length of your disability occurrence, or 4) six months. Once benefits have expired, your account will be reactivated and you will be responsible for making monthly payments again, as outlined in your MetaBank/Fingerhut Credit Account agreement. In the event of your death, the account balance as of the date of your death (up to your assigned credit limit) will be waived (provided all conditions are met) and your MetaBank/Fingerhut Credit Account will be closed.

Conditions for Unemployment Benefit Activation

- You must be out of work for 30 or more consecutive days prior to making a request for benefits.
- You must have been working in a job which entailed 30 or more hours per week in order to submit an unemployment benefit activation request.
- You are not eligible for the unemployment benefit if you are self-employed. Retired and permanently disabled account holders cannot request benefit activation due to unemployment.
- Your unemployment must be involuntary.
- You must be enrolled in SafeLine Account Protection for three months prior to requesting benefit activation due to unemployment.
- You cannot submit a benefit activation request due to an unemployment condition that we have already honored for the full six-month benefit period.
- You will be required to submit a completed Benefit Activation Application form and a copy of your State unemployment registration form provided to you by the State in which you collect unemployment benefits.
- Fingerhut Account Services will verify the information given and activate your request for benefit activation.
- Upon approval of your Benefit Activation Application, your benefits will be retroactive to the later of your first day of unemployment, in which case any delinquency relating to the unemployment condition will be cleared (if present), or three months after your enrollment date in the program. Also, any negative status or reporting will be cleared if it was a result of the unemployment condition that arose three months after your enrollment date in the program.
- Each month you will be required to give proof that you will continue to receive unemployment benefits. Acceptable verification includes a copy of electronic documentation of receipt of unemployment payment or other similar verification.
- You will not qualify for benefits if your account is seriously delinquent (more than 60 days past due) when we review your application for benefits.

Conditions for Disability Benefit Activation

- You must be enrolled in SafeLine Account Protection for 30 days prior to requesting benefit activation due to disability.
- You must be unable to work due to the disability.
- You must be out of work for 30 or more consecutive days prior to making a benefit activation request.
- No disability or illness benefit activation request can be submitted for pre-existing conditions until you have been enrolled in SafeLine Account Protection for six months.
- You must have been working in a job which entailed 30 or more hours per week in order to submit a benefit activation request for a disability. You are not eligible for the disability benefit if you are retired, permanently disabled, or self-employed.
- You cannot qualify for disability benefits due to a) childbirth, b) normal pregnancy, or c) intentionally self-inflicted injuries.
- You cannot re-submit a benefit activation request due to a disability condition that we have already honored for the full six-month benefit period.
- Fingerhut Account Services will verify the information given and activate your request for benefit activation.
- You will not qualify for benefits if your account is seriously delinquent (more than 60 days past due) when we review your application for benefits.

Conditions for Death Benefit

- You must be enrolled in SafeLine Account Protection for three months prior to date of death to be eligible for the death benefit.
- A death certificate must be provided. Upon receipt of death certificate, your account balance will be waived up to your credit limit and your account will be closed.
- You will not qualify for benefits if your account is seriously delinquent (more than 60 days past due) when we review your application for benefits.

Thank you for enrolling in

SafeLine

Account Protection

For your security, please fill out the form on the other side of this panel and mail promptly to acknowledge receipt of your enrollment information.

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Exhibit N
Services Provided by Company
General Program Management
•	Dedicated manager of the Program and liaison to WebBank

•	Management of the origination function
•	Credit bureau reporting

•	Inventory management

•	Product development and hard-coding
•	Management of payment processing

•	Record maintenance, storage, retention and retrieval
Marketing
•	Development of products, marketing plans, collateral materials, educational inserts, surveys and support materials

•	Print production of collateral

•	Application fulfillment

•	Market research

•	Notification to Borrowers of any change in terms
Credit Approval (based on WebBank credit policies)
•	Customized programming to establish credit and fraud controls, meet servicing requirements and adhere to WebBank criteria

•	Control Account creation, review and regular audit

•	Review application for completeness and fraud

•	Application processing

•	Use of credit review system to approve, decline or hold accounts, including credit bureau analysis

•	Adverse action notification

•	Application retention, storage and retrieval
Credit Control
•	Account management strategy recommendations and implementation (upon approval by WebBank)
•	Credit line management

•	Authorizations

•	Reissue
•	Behavior and credit scoring
Customer Service
•	Customer education

•	Customer website for account status information and online payment options

•	Voice response unit, 7 days, 24 hours

•	800 number for inbound customer service calls

•	800 number for application by phone

•	800 number for Account activation

•	800 number for lost/stolen calls taken by live representative 7 days, 24 hours

•	Account retention

•	“Day-of” payment processing (Western Union, “walk-in service”, MoneyGram, check-by-phone payment vehicles)

•	Dispute handling

•	Charge-back processing

•	Financial and non-financial adjustments to Accounts

•	Customer information updates (name, address)

•	Quality assurance monitoring

•	On-going product, compliance and procedural training for representatives
Collection/Fraud
•	Issuing monthly billing statements

•	Processing payments on Accounts from Borrowers

•	Inbound and auto-dialer driven outbound calls on delinquent accounts according to documented phone and mail collection strategies

•	800 number for collection call backs

•	Skip tracing

•	Bankruptcy, deceased processing

•	Charge-off processing

•	Re-age processing (according to bank policy)

•	Quality assurance monitoring
Risk Management
•	Tracking and analysis of products and portfolios

•	Reporting
Settlement and Reconciliation
•	Daily settlement with WebBank

•	Daily balancing
Legal/Regulatory/Compliance
•	Review of all collateral (solicitation pieces, customer education pieces, customer service and collection communication pieces, etc.) for adherence to regulations

•	Proactive research on laws and regulations affecting Program

•	Compliance and internal audit programs, with reports documenting findings

•	Research, documentation and drafting of regulatory inquiry responses

Exhibit O
Service Level Standards
Customer Servicing and Collections Functions

Service to be Provided	Standard
Customer Servicing and Collections Functions
Company will utilize reasonably industry accepted standards and practices to affect customer service, collections, correspondence and payment processing consistent with the composition of the customer base being serviced. Company will comply in all material respects with Applicable Laws and regulations governing the business as well as the Account Documentation. Examples of this level of service include:

a. Call Center Functions:

• Company will answer 70% of incoming customer service calls within 60 seconds, determined on a monthly average.

• Abandon rates will not exceed 6% determined on a monthly average.

b.    Collection Functions — applies to good phone delinquent Accounts where the Account balance is $50 or greater and the Account holder is not charged off, bankrupt, deceased, protected by a cease and desist order, institutionalized, or actively enrolled in a consumer credit counseling program: Company will attempt to contact 2 + cycle delinquent Accounts for which no successful contact was made or payment agreement reached no fewer than 5 times per month and Company will have a monthly average attempt penetration rate on 1+ cycle delinquent Accounts of greater than 80%

c.    Correspondence Functions — Company will acknowledge written disputes in all material respects in accordance with the Billing Rights Notice and Applicable Laws and regulations including, but not limited to, Regulation of the Truth in Lending Act.

d. Payment Processing Functions — Company will process customer payments in accordance with Account Documentation and in material compliance with Applicable Laws and regulations.

Data Entry (received by 1:00PM PST)
Non-monetary changes	100% within 5 business days
File maintenance changes made to an Account	100% within 5 business days
New account application entry	100% within 5 business days

Monetary Entries (received by 12:00PM EST)
Payments (identified)	100% same or next day
Payments (unidentified)	Research within 5 business days
Adjustments	100% within 5 business days

Statements
A periodic summary of Account activity will be mailed to the Borrower	Each cycle, in accordance with regulation

Monthly Statement Storage
Information set forth on the Account statement will be stored electronically	100% for 3 months

Balance/Status Inquiry
Information provided to Borrower regarding their account	100% same day if telephonic; otherwise, 5 business days

Transaction Inquiry
Information provided to Borrower regarding specific	100% same day if telephonic,
transaction within last 3 months	otherwise, 5 business days

Computer letters and Notices
Computer generated letters and notices to Borrower	Mailed according to strategy

Credit Bureau Reporting
Account holder files will be sent to those credit bureau	Monthly
reporting agencies to whom the Company/Bank reports
using the required format

MIS Report
Hard or soft copies of daily, weekly and monthly reports	100% within 5 business days

Collections
Blocking of bankrupt and deceased Accounts	100% same or next business day
Outbound calls on delinquent Accounts	According to strategy
Automated charge-off processing	100% within 1 business day of
charge-off cycle